J.P. MORGAN ACCEPTANCE CORPORATION I

Depositor

J.P. MORGAN MORTGAGE ACQUISITION CORP.

Seller

WELLS FARGO BANK, N.A.
Master Servicer and Securities Administrator

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

_________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2006

_________________________________________

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2006-CW2

ASSET BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-CW2

Table of Contents

Page

ARTICLE I DEFINITIONS

SECTION 1.01.

Defined Terms.

8

SECTION 1.02.

Allocation of Certain Interest Shortfalls.

61

SECTION 1.03.

Designation of Interests in REMIC.

61

SECTION 1.04.

Rights of the NIMS Insurer.

72

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.

Conveyance of Mortgage Loans.

72

SECTION 2.02.

Acceptance of REMIC I by the Trustee.

75

SECTION 2.03.

Repurchase or Substitution of Mortgage Loans by the Originator, the

Seller or the Depositor; Payment of Prepayment Penalties in the Event

of Breach.

77

SECTION 2.04.

Representations and Warranties of the Depositor.

81

SECTION 2.05.

[Reserved].

83

SECTION 2.06.

Representations and Warranties as to the Mortgage Loans.

83

SECTION 2.07.

Issuance of the R-I Residual Interest.

83

SECTION 2.08.

Conveyance of Uncertificated REMIC Regular Interests; Acceptance

by the Trustee.

84

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.

Servicing of the Mortgage Loans

84

SECTION 3.02.

REMIC-Related Covenants.

84

SECTION 3.03.

[Reserved].

85

SECTION 3.04.

[Reserved].

85

SECTION 3.05.

[Reserved].

85

SECTION 3.06.

[Reserved].

85

SECTION 3.07.

[Reserved].

85

SECTION 3.08.

[Reserved].

85

SECTION 3.09.

[Reserved].

85

SECTION 3.10.

Collection Account and Distribution Account.

85

SECTION 3.11.

Withdrawals from the Collection Account and Distribution Account.

86

SECTION 3.12.

Investment of Funds in the Collection Account, the REO Account and

the Distribution Account.

87

SECTION 3.13.

[Reserved].

87

SECTION 3.14.

[Reserved].

87

SECTION 3.15.

[Reserved].

87

SECTION 3.16.

[Reserved].

87

SECTION 3.17.

Trustee and the Custodian to Cooperate; Release of Mortgage Files.

87

SECTION 3.18.

[Reserved].

89

SECTION 3.19.

[Reserved].

89

SECTION 3.20.

[Reserved].

89

SECTION 3.21.

[Reserved].

89

SECTION 3.22.

[Reserved].

89

SECTION 3.23.

[Reserved].

89

SECTION 3.24.

Credit Comeback Excess Account.

89

SECTION 3.25.

Pool 1 Net WAC Reserve Fund.

89

SECTION 3.26.

Pool 2 Net WAC Reserve Fund.

90

SECTION 3.27.

Swap Agreement.

91

SECTION 3.28.

The Final Maturity Reserve Trust.

91

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.

Distributions.

93

SECTION 4.02.

Statements to Certificateholders.

110

SECTION 4.03.

[Reserved].

114

SECTION 4.04.

Allocation of Realized Losses.

114

SECTION 4.05.

Compliance with Withholding Requirements.

116

SECTION 4.06.

Tax Returns; Commission Reporting.

116

SECTION 4.07.

Supplemental Interest Trust.

117

SECTION 4.08.

Rights of Swap Provider.

118

SECTION 4.09.

Replacement of Swap Provider.

118

SECTION 4.10.

Distribution of Net Swap Payments.

119

SECTION 4.11.

Advances by Master Servicer.

122

SECTION 4.12.

Compensating Interest Payments.

123

SECTION 4.13.

The Class AF-1 Cap Agreement.

123

ARTICLE V THE CERTIFICATES

SECTION 5.01.

The Certificates.

124

SECTION 5.02.

Registration of Transfer and Exchange of Certificates.

127

SECTION 5.03.

Mutilated, Destroyed, Lost or Stolen Certificates.

133

SECTION 5.04.

Persons Deemed Owners.

133

SECTION 5.05.

Certain Available Information.

134

ARTICLE VI THE DEPOSITOR, THE SELLER AND THE MASTER SERVICER

SECTION 6.01.

Liability of the Depositor, the Seller and the Master Servicer.

134

SECTION 6.02.

Merger or Consolidation of the Depositor, the Seller or the Servicer.

134

SECTION 6.03.

Limitation on Liability of the Depositor, the Seller, the Master

Servicer and Others.

135

ARTICLE VII DEFAULT

SECTION 7.01.

Servicer Events of Default.

136

SECTION 7.02.

Master Servicer to Act; Appointment of Successor.

137

SECTION 7.03.

Notification to Certificateholders.

138

SECTION 7.04.

Waiver of Servicer Events of Default.

139

ARTICLE VIII CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

SECTION 8.01.

Duties of Trustee and the Securities Administrator.

139

SECTION 8.02.

Certain Matters Affecting the Trustee and the Securities

Administrator.

143

SECTION 8.03.

Trustee and Securities Administrator Not Liable for Certificates.

144

SECTION 8.04.

Trustee and the Securities Administrator May Own Certificates.

145

SECTION 8.05.

Eligibility Requirements for Trustee.

145

SECTION 8.06.

Resignation and Removal of Trustee and the Securities Administrator.

146

SECTION 8.07.

Successor Trustee and Successor Securities Administrator.

147

SECTION 8.08.

Merger or Consolidation of Trustee or the Securities Administrator.

148

SECTION 8.09.

Appointment of Co-Trustee, Separate Trustee or Custodian.

148

SECTION 8.10.

Indemnification of the Trustee and the Securities Administrator.

150

SECTION 8.11.

Fees and Expenses of Securities Administrator and the Trustee.

151

SECTION 8.12.

Collection of Monies.

152

SECTION 8.13.

Events of Default; Trustee To Act; Appointment of Successor.

152

SECTION 8.14.

Additional Remedies of Trustee Upon Event of Default.

156

SECTION 8.15.

Waiver of Defaults.

156

SECTION 8.16.

Notification to Holders.

156

SECTION 8.17.

Directions by Certificateholders and Duties of Trustee During Event of

Default.

157

SECTION 8.18.

Action Upon Certain Failures of the Master Servicer and Upon Event

of Default.

157

ARTICLE IX TERMINATION

SECTION 9.01.

Termination Upon Repurchase or Liquidation of All Mortgage Loans.

157

SECTION 9.02.

Additional Termination Requirements.

160

ARTICLE X ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER

SECTION 10.01.

Duties of the Master Servicer; Enforcement of Servicer’s and Master

Servicer’s Obligations.

161

SECTION 10.02.

Assumption of Master Servicing by Trustee.

163

SECTION 10.03.

Representations and Warranties of the Master Servicer.

163

SECTION 10.04.

Compensation to the Master Servicer.

165

SECTION 10.05.

Merger or Consolidation.

165

SECTION 10.06.

Resignation of Master Servicer.

166

SECTION 10.07.

Assignment or Delegation of Duties by the Master Servicer.

166

SECTION 10.08.

Limitation on Liability of the Master Servicer and Others.

167

SECTION 10.09.

Indemnification; Third-Party Claims.

167

ARTICLE XI REMIC PROVISIONS

SECTION 11.01.

REMIC Administration.

168

SECTION 11.02.

Prohibited Transactions and Activities.

172

SECTION 11.03.

Servicer and Securities Administrator Indemnification.

172

ARTICLE XII

EXCHANGE ACT REPORTING

SECTION 12.01.

Form 10-D Reporting.

172

SECTION 12.02.

Form 10-K Reporting.

174

SECTION 12.03.

Form 8-K Reporting.

176

SECTION 12.04.

Delisting; Amendment; Late Filing of Reports.

177

SECTION 12.05.

Annual Statements of Compliance.

178

SECTION 12.06.

Annual Assessments of Compliance.

178

SECTION 12.07.

Accountant’s Attestation.

180

SECTION 12.08.

Sarbanes-Oxley Certification.

181

SECTION 12.09.

Indemnification.

181

SECTION 12.10.

Additional Information.

183

SECTION 12.11.

Intention of the Parties and Interpretation.

183

SECTION 12.12.

Notice under Article XII.

183

ARTICLE XIII MISCELLANEOUS PROVISIONS

SECTION 13.01.

Amendment.

184

SECTION 13.02.

Recordation of Agreement; Counterparts.

186

SECTION 13.03.

Limitation on Rights of Certificateholders.

186

SECTION 13.04.

Governing Law.

187

SECTION 13.05.

Notices.

187

SECTION 13.06.

Severability of Provisions.

188

SECTION 13.07.

Notice to Rating Agencies and the Swap Provider.

188

SECTION 13.08.

Article and Section References.

189

SECTION 13.09.

Third Party Rights.

189

SECTION 13.10.

Grant of Security Interest.

189

SECTION 13.11.

Protection of Assets.

190

SECTION 13.12.

Non-Solicitation

190

SECTION 13.13.

Accounting Treatment.

191

Exhibits

Exhibit A-1

Form of Class A Certificate

Exhibit A-2

Form of Mezzanine Certificate

Exhibit A-3

Form of Class C Certificate

Exhibit A-4

Form of Class P Certificate

Exhibit A-5

Form of Class R Certificate

Exhibit B

[Reserved]

Exhibit C-1

Form of Trust Receipt and Initial Certification

Exhibit C-2

Form of Trustee Receipt and Final Certification

Exhibit D

Form of Mortgage Loan Purchase Agreement

Exhibit E-1

Form of Request for Release

Exhibit E-2

[Reserved]

Exhibit F-1

Forms of Transferor/Transferee Representation Letter

Exhibit F-2

Form of Transfer Affidavit and Agreement

Exhibit G

Form of ERISA Certification

Exhibit H

Form of Annual Back-Up Certification

Exhibit I

Form of Letter of Representations with the Depository Trust Company

Exhibit J

Regulation AB Relevant Servicing Matrix

Exhibit K

Form 10-D Form 8-K and Form 10-K Reporting Responsibility

Exhibit L

[Reserved]

Exhibit M

Form of Additional Disclosure Notification

Schedules

Schedule 1

Mortgage Loan Schedule

Schedule 2

[Reserved]

Schedule 3

Interest Rate Swap Agreement Schedule

Schedule 4

Final Maturity Reserve Trust Schedule

Schedule 5

Class AF-1 Cap Agreement Schedule

Schedule 6

Mortgage Loan Representations and Warranties

This Pooling and Servicing Agreement, is dated as of July 1, 2006 (the “Agreement”), by and among J.P. MORGAN ACCEPTANCE CORPORATION I, a Delaware corporation, as depositor (the “Depositor”), J.P. MORGAN MORTGAGE ACQUISITION CORP., a Delaware corporation, as seller (the “Seller”) for purposes of Section 2.03 and 2.05, WELLS FARGO BANK, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in multiple REMICs (as defined herein) created hereunder.  The Trust Fund will consist of a segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement.

As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance equal to $1,054,461,879.

Set forth below are designations of Classes of Certificates to the categories used herein.

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.
Class AF Certificates	Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates.
Class AV Certificates	Class AV-1, Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates.
Class P Certificates	Class P-1 and Class P-2 Certificates.
ERISA-Restricted Certificates	Non-Offered Certificates and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption upon acquisition.
ERISA-Restricted Trust Certificates	Offered Certificates.
Fixed Rate Certificates	Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Pool 1 Mezzanine Certificates.
LIBOR Certificates	Class AF-1, Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class AV-5 and Pool 2 Mezzanine Certificates.
Pool 1 Certificates	Class AF and Pool 1 Mezzanine Certificates.
Pool 2 Certificates	Class AV and Pool 2 Mezzanine Certificates.
Pool 1 Mezzanine Certificates	Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5 and Class MF-6 Certificates.
Pool 2 Mezzanine Certificates	Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates.
Mezzanine Certificates	Pool 1 and Pool 2 Mezzanine Certificates.
Non-Offered Certificates	Class MF-6, Class MV-10, Class C, Class P-1, Class P-2 and Residual Certificates.
Offered Certificates	Class AF, Class AV and Offered Subordinate Certificates.
Offered Subordinate Certificates	Pool 1 Mezzanine and Pool 2 Mezzanine Certificates (other than the Class MF-6 and Class MV-10 Certificates).
Physical Certificates	Class C, Class P-1, Class P-2 and Residual Certificates.
Regular Certificates	All Classes of Certificates other than the Residual Certificates.
Residual Certificates	Class R Certificates.
Residual Interests	Class R Certificates and the Uncertificated Interest.
Subordinate Certificates	Class C, Pool 1 Mezzanine and Pool 2 Mezzanine Certificates.
Uncertificated Interest	The R-I Interest.

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.

Defined Terms.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Accountant”: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

“Accountant’s Attestation”:  The attestation required from an Accountant for each of the Master Servicer, the Securities Administrator, the Custodian and each Servicing Function Participant pursuant to Section 12.07.

“Additional Form 10-D Disclosure”: As defined in Section 12.01.

“Additional Form 10-K Disclosure”: As defined in Section 12.02.

“Additional Termination Events” As defined in the Swap Agreement.

“Adjustable Rate Mortgage Loan”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

“Adjustable Rate Prepayment Vector”: A CPR of 6.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.3636% (precisely 26/11%) per annum in each month thereafter until the 12th month.  Beginning in the 12th month and in each month thereafter until the 24th month, a CPR of 32%.  Beginning in the 25rd month and in each month thereafter until the 28th month, a CPR of 50%.  Beginning in the 29th month decreasing by approximately 2.5000% (precisely 15/6%) per annum until the 34th month.  Beginning in the 34th month and in each month thereafter during the life of such Mortgage Loans, such prepayment vectors assume a CPR of 35% per annum provided however that the prepayment rate will not exceed 90% CPR in any period for any given percentage of the Adjustable Rate Prepayment Vector.

“Adjustment Date”: With respect to each Adjustable Rate Mortgage Loan, the day of the month on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Administrative Fee”: As to any Distribution Date, the sum of the Servicing Fee, and the Master Servicer Fee, each for such Distribution Date.

“Administrative Fee Rate”: As to any Distribution Date, the sum of the Servicing Fee Rate and the Master Servicer Fee Rate, each for such Distribution Date.

“Advance”: With respect to a Mortgage Loan, the payments required to be made by the Master Servicer or the Servicer with respect to any Distribution Date pursuant to this Agreement or the Servicing Agreement, as applicable, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the Servicing Fee, in the case of the Servicer, and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer or the Servicer has determined would constitute Nonrecoverable Advances if advanced.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Mezzanine Certificates, the amount by which (A) any Realized Losses allocated to such Class of Certificates on any Distribution Date pursuant to Section 4.04 exceeds the sum of (B) (i) any additions to the Class Principal Amount pursuant to Section 4.04(d) on such Distribution Date or any previous Distribution Date and (ii) the aggregate of the amounts paid in respect of reimbursement of Allocated Realized Loss Amounts pursuant to Section 4.01(a)(3) on previous Distribution Dates.

“Applicable Regulations”: As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

“Assessment of Compliance”:  The certification required from each of the Master Servicer, the Securities Administrator, the Custodian and each Servicing Function Participant pursuant to Section 12.06.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder’s office and/or the assignee’s name), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

“Assignment and Assumption Agreement”: That certain assignment, assumption and recognition agreement dated as of the July 1, 2006, by and among the Seller, the Trustee, the Master Servicer, the Depositor, Countrywide Home Loans Servicing LP and Countrywide Home Loans Inc., and related to the Mortgage Loan Purchase Agreement.

“Available Funds”: With respect to any Distribution Date and each Pool, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Distribution Account in respect of the related Mortgage Loans as of the close of business on the related Determination Date (other than Credit Comeback Excess Amounts, if any), (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 4.13 of the Servicing Agreement, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer or Master Servicer in respect of related Compensating Interest for such Distribution Date pursuant to Section 4.04(i) of the Servicing Agreement and (d) the aggregate of any related Advances made by the Servicer or Master Servicer for such Distribution Date pursuant to Section 5.03 of the Servicing Agreement reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the related Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the related Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the related Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) related Liquidation Proceeds, related condemnation proceeds, related Insurance Proceeds and proceeds from repurchases of and substitutions for related Mortgage Loans, if any, received in respect of such Mortgage Loans after the calendar month preceding the month of such Distribution Date, (iv) amounts reimbursable or payable to the Depositor, the Originator, the Servicer, the Securities Administrator, the Trustee, the Master Servicer, the Custodian or any Sub-Servicer pursuant to Section 3.11 of this Agreement or Section 4.05 of the Servicing Agreement or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) amounts deposited in the Distribution Account in error, (vi) the amount of any Prepayment Penalties with respect to the related Mortgage Loans collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans or the Servicer Prepayment Penalty Payment Amount and (vii) with respect to the Group 2 and Group 3 Mortgage Loans, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

“Balloon Loan”: Any Mortgage Loan which, by its terms, does not fully amortize the principal balance thereof by its stated maturity and thus requires a payment at the stated maturity larger than the monthly payments due thereunder.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Loss”: With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation (i.e. “principal cramdown”) or Debt Service Reduction (i.e. “interest cramdown”).

“Book-Entry Certificate”: As specified in the Preliminary Statement.

“Book-Entry Custodian”: The custodian appointed pursuant to Section 5.01(b) herein.

“Business Day”: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, Maryland and Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Cap Amount”:  For any Distribution Date and any Class A or Mezzanine Certificates, an amount equal to the product of (x) Class Principal Amount of such Class and (y) the Maximum Rate Cap.

“Cap Provider”: JPMorgan Chase Bank, National Association.

“Certificate”: Any one of the certificates issued under this Agreement in substantially the forms attached hereto as Exhibit A-1 through Exhibit A-5.

“Certificate Factor”: With respect to any Class of LIBOR Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Class Principal Amount of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Class Principal Amount of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Class Principal Amount of such Class of Certificates as of the Closing Date.

“Certificate Margin”: As to any Class of LIBOR Certificates, the respective amount set forth below:

Class	Certificate Margin
	(1)	(2)

AF-1	0.110%	0.220%
AV-1	0.140%	0.280%
AV-2	0.040%	0.080%
AV-3	0.100%	0.200%
AV-4	0.150%	0.300%
AV-5	0.240%	0.480%
MV-1	0.270%	0.405%
MV-2	0.300%	0.450%
MV-3	0.320%	0.480%
MV-4	0.360%	0.540%
MV-5	0.380%	0.570%
MV-6	0.450%	0.675%
MV-7	0.830%	1.245%
MV-8	0.950%	1.425%
MV-9	1.800%	2.700%
MV-10	2.000%	3.000%

(1)

To and including the Optional Termination Date.

(2)

After the Optional Termination Date.

“Certificateholder” or “Holder”: The Person in whose name a Certificate or Uncertificated Interest is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Interest for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01.  The Securities Administrator may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof.  All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Rate”: As to any Class of Fixed Rate Certificates and any Distribution Date, the respective per annum rates set forth below:

Class	Certificate Margin
	(1)	(2)

AF-2	5.471%	5.971%
AF-3	5.777%	6.277%
AF-4	6.080%	6.580%
AF-5	6.337%	6.837%
AF-6	5.932%	6.332%
MF-1	6.235%	6.735%
MF-2	6.433%	6.933%
MF-3	6.928%	7.428%
MF-4	6.950%	7.450%
MF-5	6.950%	7.450%
MF-6	6.950%	7.450%

(1)

To and including the Optional Termination Date.

(2)

After the Optional Termination Date.

“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.02 herein.  The Securities Administrator will act as the initial Certificate Registrar under this Agreement

“Charged-off Mortgage Loan”: As defined in Section 3.01 herein.

“Class”: All of the Certificates bearing the same class designation as set forth in the Preliminary Statement.

“Class AF-1 Cap Agreement”: The ISDA Master Agreement dated as of August 8, 2006, between the Cap Provider and the Securities Administrator, on behalf of the Trust, and the confirmation of the same date, between the Cap Provider and the Securities Administrator, on behalf of the Trust, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement.

“Class AF-1 Cap Account”: The separate Eligible Account created and initially maintained by the Securities Administrator pursuant to Section 4.13 in the name of the Securities Administrator for the benefit of the Certificateholders and designated “U.S. Bank National Association in trust for registered holders of J.P. Morgan Mortgage Acquisition Trust 2006-CW2 Asset-Backed Pass-Through Certificates, Series 2006-CW2.”  Funds in the Class AF-1 Cap Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.  The Class AF-1 Cap Account will not be an asset of any REMIC.

“Class AF Principal Distribution Amount”: For any Distribution Date, is an amount equal to the excess of (x) the aggregate Class Principal Amount of the Class AF Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 59.70% and (2) the Pool 1 Principal Balance as of the last day of the related Due Period and (B) the Pool 1 Principal Balance as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

“Class AF-6 Lockout Distribution Amount”: For any Distribution Date, the product of (x) the Class AF-6 Lockout Distribution Percentage for that Distribution Date and (y) the Class AF-6 Pro Rata Distribution Amount for that Distribution Date.

“Class AF-6 Lockout Distribution Percentage: For a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

(i) Distribution Dates	(ii) Lockout Percentage
(iii) August 2006 through and including July 2009	(iv) 0%
(v) August 2009 through and including July 2011	(vi) 45%
(vii) August 2011 through and including July 2012	(viii) 80%
(ix) August 2012 through and including July 2013	(x) 100%
(xi) August 2013 and thereafter	(xii) 300%

“Class AF-6 Pro Rata Distribution Amount”: For any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class Principal Amount of the Class AF-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate certificate principal balance of the Class AF Certificates immediately prior to that Distribution Date and (y) either (i) on any Distribution Date prior to the Pool 1 Stepdown Date or on which a Pool  1 Trigger Event is in effect, the Group 1 Principal Distribution Amount for that Distribution Date or (ii) on any Distribution Date on or after the Pool  1 Stepdown Date and on which a Pool  1 Trigger Event is not in effect, the Class AF Principal Distribution Amount for such Distribution Date.

“Class AV Principal Distribution Amount”: For any Distribution Date, is an amount equal to the excess of (x) the aggregate Class Principal Amount of the Class AV Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 55.10% and (2) the Pool 2 Principal Balance as of the last day of the related Due Period and (B) the Pool 2 Principal Balance as of the last day of the related Due Period minus the Pool 2 Overcollateralization Floor.

“Class C Distribution Amount”: With respect to any Distribution Date the sum of (i) the Pool 1 Overcollateralization Release Amount for that Distribution Date, if any, (ii) the Pool 2 Overcollateralization Release Amount for that Distribution Date, if any, and (iii) the product of (x) a notional amount, equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date (after giving effect to Monthly Payments of principal due on such date), and (y) the Pass-Through Rate for the Class C Interest for such Distribution Date as set forth in footnote (2) to the Master REMIC under Section 1.03 herein, less (iv) distributions made pursuant to Section 4.01(a)(3)(i)-(xxv) on such Distribution Date and (v) distributions made pursuant to Section 4.01(b)(3)(i)-(xxxviii) on such Distribution Date.

“Class C Pass-Through Rate”: For any Distribution Date and the Class C Certificates, the rate set forth for the Class C Interest in footnote (2) to “Master REMIC” under Section 1.03 herein.

“Class Exemption”: A class exemption granted by the U.S. Department of Labor, which provides relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code.

“Class MF-1 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date) and (2) the Class Principal Amount of the Class MF-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 71.70% and (2) the Pool 1 Principal Balance as of the last day of the related Due Period and (B) the Pool 1 Principal Balance as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

“Class MF-2 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date) and (3) the Class Principal Amount of the Class MF-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 80.80% and (2) the Pool 1 Principal Balance as of the last day of the related Due Period and (B) the Pool 1 Principal Balance as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

“Class MF-3 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of Group 1 Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date) and (4) the Class Principal Amount of the Class MF-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 85.90% and (2) the Pool 1 Principal Balance  as of the last day of the related Due Period and (B) the Pool 1 Principal Balance  as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

“Class MF-4 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date) and (5) the Class Principal Amount of the Class MF-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 88.20% and (2) the Pool 1 Principal Balance  as of the last day of the related Due Period and (B) the Pool 1 Principal Balance  as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

“Class MF-5 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date) and (6) the Class Principal Amount of the Class MF-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 89.80% and (2) the Pool 1 Principal Balance  as of the last day of the related Due Period and (B) the Pool 1 Principal Balance  as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

“Class MF-6 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on such Distribution Date) and (7) the Class Principal Amount of the Class MF-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 91.80% and (2) the Pool 1 Principal Balance  as of the last day of the related Due Period and (B) the Pool 1 Principal Balance  as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

“Class MV-1 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date) and (2) the Class Principal Amount of the Class MV-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 62.50% and (2) the Pool 2 Principal Balance as of the last day of the related Due Period and (B) the Pool 2 Principal Balance as of the last day of the related Due Period minus the Pool 2 Overcollateralization Floor.

“Class MV-2 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date) and (3) the Class Principal Amount of the Class MV-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 69.20% and (2) the Pool 2 Principal Balance as of the last day of the related Due Period and (B) the Pool 2 Principal Balance as of the last day of the related Due Period minus the Pool 2 Overcollateralization Floor.

“Class MV-3 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on such Distribution Date) and (4) the Class Principal Amount of the Class MV-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 73.20% and (2) the Pool 2 Principal Balance  as of the last day of the related Due Period and (B) the Pool 2 Principal Balance  as of the last day of the related Due Period minus the Pool 2 Overcollateralization Floor.

“Class MV-4 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on such Distribution Date) and (5) the Class Principal Amount of the Class MV-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 76.70% and (2) the Pool 2 Principal Balance  as of the last day of the related Due Period and (B) the Pool 2 Principal Balance  as of the last day of the related Due Period minus the Pool 2 Overcollateralization Floor.

“Class MV-5 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date) and (6) the Class Principal Amount of the Class MV-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 80.00% and (2) the Pool 2 Principal Balance  as of the last day of the related Due Period and (B) the Pool 2 Principal Balance  as of the last day of the related Due Period minus the Pool 2 Overcollateralization Floor.

“Class MV-6 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date) and (7) the Class Principal Amount of the Class MV-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 83.20% and (2) the Pool 2 Principal Balance  as of the last day of the related Due Period and (B) the Pool 2 Principal Balance  as of the last day of the related Due Period minus the Pool 2 Overcollateralization Floor.

“Class MV-7 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date) and (8) the Class Principal Amount of the Class MV-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 86.10% and (2) the Pool 2 Principal Balance as of the last day of the related Due Period and (B) the Pool 2 Principal Balance as of the last day of the related Due Period minus the Pool 2 Overcollateralization Floor.

“Class MV-8 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class MV-7 Certificates (after taking into account the payment of the Class MV-7 Principal Distribution Amount on such Distribution Date) and (9) the Class Principal Amount of the Class MV-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 88.70% and (2) the Pool 2 Principal Balance as of the last day of the related Due Period and (B) the Pool 2 Principal Balance as of the last day of the related Due Period minus the Pool 2 Overcollateralization Floor.

“Class MV-9 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class MV-7 Certificates (after taking into account the payment of the Class MV-7 Principal Distribution Amount on such Distribution Date), (9) the Class Principal Amount of the Class MV-8 Certificates (after taking into account the payment of the Class MV-8 Principal Distribution Amount on such Distribution Date) and (10) the Class Principal Amount of the Class MV-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 90.60% and (2) the Pool 2 Principal Balance as of the last day of the related Due Period and (B) the Pool 2 Principal Balance as of the last day of the related Due Period minus the Pool 2 Overcollateralization Floor.

“Class MV-10 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class MV-7 Certificates (after taking into account the payment of the Class MV-7 Principal Distribution Amount on such Distribution Date), (9) the Class Principal Amount of the Class MV-8 Certificates (after taking into account the payment of the Class MV-8 Principal Distribution Amount on such Distribution Date), (10) the Class Principal Amount of the Class MV-9 Certificates (after taking into account the payment of the Class MV-9 Principal Distribution Amount on such Distribution Date) and (11) the Class Principal Amount of the Class MV-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 92.90% and (2) the Pool 2 Principal Balance as of the last day of the related Due Period and (B) the Pool 2 Principal Balance as of the last day of the related Due Period minus the Pool 2 Overcollateralization Floor.

“Class Principal Amount”: With respect to any Class of Certificates, other than the Residual and Class C Certificates, as of any Distribution Date, the Class Principal Amount thereof on the Closing Date (the “Original Class Principal Amount”) reduced by the sum of (a) all amounts actually distributed in respect of principal of such Class and (b) with respect to the Mezzanine Certificates, any reductions in their respective Class Principal Amounts deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates pursuant to Section 4.04(b) plus any increase to a Class Principal Amount pursuant to Section 4.04(d).

“Closing Date”: August 8, 2006.

“Code”: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

“Collection Account”: The custodial account or accounts established and maintained by the Servicer pursuant to Section 4.04 of the Servicing Agreement.

“Commission”: The Securities and Exchange Commission.

“Compensating Interest”: As to any Distribution Date, the lesser of (1) the aggregate Master Servicing Fee for such date, to the extent that Prepayment Interest Shortfall Amounts relating to such Distribution Date are required to be paid by the Servicer pursuant to the Servicing Agreement, but not actually paid by the Servicer, and (2) any Prepayment Interest Shortfall Amount for such date.

“Controlling Person”: The Holders of the majority Percentage Interest of the Class C Certificates.

“Corporate Trust Office”: The corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which offices at the date of the execution of this instrument is located 209 S. LaSalle Street, Suite 300, Chicago, IL 60604, Attention:  JPMAC 2006-CW2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Securities Administrator, the Custodian, the Master Servicer, the Depositor and the Servicer.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, J.P. Morgan Mortgage Acquisition Trust 2006-CW2.

“Corresponding Classes of Certificates”: With respect to each REMIC Regular Interest, any Class of Certificates appearing opposite such REMIC Regular Interest in Section 1.03 hereof.

“CPR”: A prepayment assumption that represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

“Credit Comeback Excess Account”:  The Eligible Account established pursuant to Section 3.24

“Credit Comeback Excess Amount”:  With respect to a Credit Comeback Loan and any Master Servicer Advance Date, the portion of the following (without duplication) attributable to the excess, if any, of the original stated Mortgage Rate on a Credit Comeback Loan over the actual Mortgage Rate on such Credit Comeback Loan:  (A) the sum of (i) all scheduled interest collected during the related Due Period with respect to the Credit Comeback Loans, (ii) all Advances relating to interest with respect to the Credit Comeback Loans, (iii) all Compensating Interest with respect to the Credit Comeback Loans and (iv) Liquidation Proceeds with respect to the Credit Comeback Loans collected during the related Due Period (to the extent such Liquidation Proceeds relate to interest), over (B) all Nonrecoverable Advances relating to interest reimbursed during the related Due Period with respect to the Credit Comeback Loans.

“Credit Comeback Loan”:  Any Mortgage Loan identified as such on the Mortgage Loan Schedule for which the related Mortgage Rate is subject to reduction for good payment history of Scheduled Payments by the related Mortgagor.

“Custodial Agreement”: Any custodial agreement between the Trustee, on behalf of the Trust, and the Custodian providing for the safekeeping of any documents or instruments referred to in Section 2.01 on behalf of the Certificateholders.

“Custodial File”: A Mortgage File held by a Custodian on behalf of the Trustee.

“Custodian”: A custodian that is appointed pursuant to a Custodial Agreement.  The initial Custodian shall be J.P. Morgan Trust Company, National Association.  Any corporation or association in which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Custodian may be sold or otherwise transferred, shall be the successor Custodian hereunder without any further act.

“Cut-off Date”: With respect to each Mortgage Loan (other than a Qualified Substitute Mortgage Loan), the close of business on July 1, 2006.  With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution.  References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.01(b) herein.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

“Delinquency Percentage”: With respect to either Pool 1 or Pool 2 and the last day of a Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all related Mortgage Loans that, as of the last day of the previous calendar month, are 60 or more days Delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the related Mortgage Loans and REO Properties as of the last day of the previous calendar month.

“Delinquent”: A Mortgage Loan is “Delinquent” if any Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for that Mortgage Loan (including all foreclosures, bankruptcies and REO Properties).  A Mortgage Loan is “30 days Delinquent” if such Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due or, if there was no corresponding date (e.g., as when a 30-day month follows a 31-day month in which such payment was due on the 31st day of that month), then on the last day of such immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent,” etc.

“Depositor”: J.P. Morgan Acceptance Corporation I, a Delaware corporation, having its principal place of business in New York, or its successors in interest.

“Depository”: The Depository Trust Company, or any successor Depository hereafter named.  The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Institution”: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated F-1 by Fitch, A-1 by S&P and P-1 by Moody’s (or comparable ratings if Fitch, S&P and Moody’s are not the Rating Agencies).

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Disqualified Organization”: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest by such Person may cause any REMIC created hereunder, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest to such Person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.10(a) which shall be entitled “Distribution Account, U.S. Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Mortgage Acquisition Trust 2006-CW2.  The Distribution Account must be an Eligible Account.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in August 2006.

“Downgrade Provisions”:  The provisions of the Swap Agreement which are triggered if the short-term or long-term credit ratings of the Swap Provider fall below certain levels specified in the Swap Agreement.

“Due Date”: With respect to each Distribution Date and each Mortgage Loan (a) that has a Monthly Payment due on the first day of the month, the first day of the month and (b) that has a Monthly Payment due on a day other than the first day of the month, such Mortgage Loan will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month, in each case, exclusive of any days of grace in the related Due Period.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“EDGAR”: The Commission’s Electronic Data Gathering and Retrieval System.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a Depository Institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have one of the two highest short-term ratings of a Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a Depository Institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that the Securities Administrator has a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the Depository Institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered Depository Institution or trust company that is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.  Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Qualifying Underwriting”: A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

“ERISA-Restricted Certificate”:  As defined in the Preliminary Statement.

“ERISA-Restricted Trust Certificate”:  As defined in the Preliminary Statement.

“Estate in Real Property”: A fee simple estate in a parcel of land.

“Event of Default”:  Any one of the conditions or circumstances enumerated in Section 8.13 hereof or Section 7.01 of the Servicing Agreement.

“Exception Report”: The list of exceptions attached to the initial certification, the final certification.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expense Adjusted Net Maximum Mortgage Rate”: For any Mortgage Loan, the Maximum Mortgage Rate as of the first day of the related Due Period weighted on the basis of the related Stated Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) minus the Administrative Fee Rate.

“Extraordinary Trust Fund Expense”: Any amounts payable (other than fees) or reimbursable to the Master Servicer, Securities Administrator, the Trustee, the Custodian or any director, officer, employee or agent of the Securities Administrator, the Trustee or the Custodian, from the Trust Fund pursuant to Sections 2.02, 2.03 or 8.11 herein, Section 7.01 of the Servicing Agreement or Section 25 of the Custodial Agreement and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 11.01(g)(iii), any amounts payable from the Distribution Account in respect of any REMIC administration pursuant to Section 11.01(c).

“Fair Market Value”:  An amount equal to the fair market value of all of the property of the Trust Fund, as agreed upon between the Master Servicer and a majority of the holders of the Uncertificated Interests; provided, however, that if the Master Servicer and a majority of the holders of the Uncertificated Interests do not agree upon the fair market value of all of such property of the Trust Fund, the Master Servicer, or an agent appointed by the Master Servicer, shall solicit bids for all of such property of the Trust Fund, until it has received three bids, and the Fair Market Value shall be equal to the highest of such three bids.

“Fannie Mae”: Fannie Mae, formerly known as Federal National Mortgage Association, or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Federal Funds Rate”: The interest rate at which Depository Institutions lend balances at the Federal Reserve to other depository institutions overnight.

“Final Distribution Date”: The Distribution Date in July 2036.

“Final Maturity Reserve Trust”: The corpus of a trust created pursuant to Section 3.28 of this Agreement and designated as the “Final Maturity Reserve Trust” consisting of the Final Maturity Reserve Account, but which is not an asset of any REMIC.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Servicer, as the case may be, pursuant to or as contemplated by Section 2.03 or Section 9.01 of this Agreement or Section 4.03(b) of the Servicing Agreement, as applicable), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.

“First Lien”: With respect to any second lien Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

“Fitch”: Fitch Ratings, or its successor in interest thereto.

“Fixed Pass-Through Rate”: For any Distribution Date and any Class of Fixed Rate Certificates, the lesser of (i) the related Certificate Rate and (ii) the Net WAC Rate.

“Fixed Rate Certificates”: As specified in the Preliminary Statement.

“Fixed Rate Mortgage Loan”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed.

“Fixed Rate Prepayment Vector”: A CPR of 2.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.000% (precisely 18%/9) per annum in each month thereafter until the 10th month.  Beginning in the 10th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20%.

“Fixed Swap Payment”: With respect to any Distribution Date, a fixed amount equal to the fixed swap payment for such Distribution Date as set forth on Schedule 3 attached hereto.

“Floating Swap Payment”: With respect to any Distribution Date, a floating amount equal to the product of (i) LIBOR (as determined pursuant to the Swap Agreement for such Distribution Date), (ii) the related swap balance (as set forth on Schedule 3 attached hereto) and (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from and including the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

“Formula Rate”: As to any Class of LIBOR Certificates and any Distribution Date, the sum of One-Month LIBOR and the applicable Certificate Margin.

“Freddie Mac”: Freddie Mac, formerly known as Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Group”: Any of  Group 1, Group 2 or Group 3, as applicable.

“Group 1”: Those certain Mortgage Loans identified as belonging to Group 1 on the Mortgage Loan Schedule.

“Group 1 Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group 1 Principal Remittance Amount for such Distribution Date over (ii) the Pool 1 Overcollateralization Release Amount, if any, for such Distribution Date.

“Group 1 Certificates”: The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates.

“Group 1 Interest Remittance Amount”: With respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 1 Mortgage Loans (other than Credit Comeback Excess Amounts, if any) and Compensating Interest paid by the Servicer or Master Servicer with respect to the Group 1 Mortgage Loans.

“Group 1 Mortgage Loans”: The Mortgage Loans relating to Group 1.

“Group 1 Principal Distribution Amount”: With respect to any Distribution Date is the sum of (i) the Group 1 Basic Principal Distribution Amount for such Distribution Date and (ii) the Pool 1 Overcollateralization Increase Amount for such Distribution Date.

“Group 1 Principal Remittance Amount”: With respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 1 Mortgage Loans.

“Group 2”: Those certain Mortgage Loans identified as belonging to Group 2 on the Mortgage Loan Schedule.

“Group 2 Basic Principal Distribution Amount”: With respect to any Distribution Date is the excess of (i) the Group 2 Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Pool 2 Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group 2 Percentage.

“Group 2 Certificates”: The Class AV-1 Certificates.

“Group 2 Interest Remittance Amount”: With respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 2 Mortgage Loans (other than Credit Comeback Excess Amounts, if any) and Compensating Interest paid by the Servicer or Master Servicer with respect to the Group 2 Mortgage Loans.

“Group 2 Mortgage Loans”: The Mortgage Loans relating to Group 2.

“Group 2 Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group 2 Principal Remittance Amount for such Distribution Date and the denominator of which is the sum of (i) the Group 2 Principal Remittance Amount for such Distribution Date and (ii) the Group 3 Principal Remittance Amount for such Distribution Date.

“Group 2 Principal Distribution Amount”: With respect to any Distribution Date is the sum of (i) the Group 2 Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Pool 2 Overcollateralization Increase Amount for such Distribution Date and (b) the Group 2 Percentage.

“Group 2 Principal Remittance Amount”:  With respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 2 Mortgage Loans.

“Group 2 Senior Principal Distribution Amount”:  with respect to any Distribution Date, is an amount equal to the Class AV Principal Distribution Amount multiplied by the Group 2 Percentage.

“Group 3”: Those certain Mortgage Loans identified as belonging to Group 3 on the Mortgage Loan Schedule.

“Group 3 Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group 3 Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Pool 2 Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group 3 Percentage.

“Group 3 Certificates”: The Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates.

“Group 3 Interest Remittance Amount”: With respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 3 Mortgage Loans (other than Credit Comeback Excess Amounts, if any) and Compensating Interest paid by the Servicer or Master Servicer with respect to the Group 3 Mortgage Loans.

“Group 3 Mortgage Loans”: The Mortgage Loans relating to Group 3.

“Group 3 Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group 3 Principal Remittance Amount for such Distribution Date and the denominator of which is the sum of (i) the Group 2 Principal Remittance Amount for such Distribution Date and (ii) the Group 3 Principal Remittance Amount for such Distribution Date.

“Group 3 Principal Distribution Amount”: With respect to any Distribution Date is the sum of (i) the Group 3 Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Pool 2 Overcollateralization Increase Amount for such Distribution Date and (b) the Group 3 Percentage.

“Group 3 Principal Remittance Amount”: With respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 3 Mortgage Loans.

“Group 3 Senior Principal Distribution Amount”: With respect to any Distribution Date, is an amount equal to the Class AV Principal Distribution Amount multiplied by the Group 3 Percentage.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

“Index”: With respect to each Adjustable Rate Mortgage Loan and each related Adjustment Date, the index as specified in the related Mortgage Note.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or related Mortgaged Property, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing Mortgage Loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Accrual Period”: For any Distribution Date and the LIBOR Certificates, will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Interest Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.  For any Distribution Date and the Fixed Rate Certificates, will be the calendar month immediately preceding the Distribution Date (based on a 30 day month and a 360-day year) (or, in the case of the first such Interest Accrual Period, commencing on the Closing Date).

“Interest Determination Date”: With respect to the LIBOR Certificates and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

“Interest Remittance Amount”: With respect to any Distribution Date, the sum of the Group 1 Interest Remittance Amount, the Group 2 Interest Remittance Amount and the Group 3 Interest Remittance Amount.

“ISDA”:  International Swaps and Derivatives Association, Inc.

“ISDA Master Agreement”:  An ISDA Master Agreement (Multicurrency-Cross Border) in the form published by ISDA in 1992 including the schedule thereto.

“Item 1123 Certification”:  The certification required from each of the Master Servicer, the Securities Administrator and each Servicing Function Participant pursuant to Section 12.05.

“JPMorgan Trust”:  J.P. Morgan Trust Company, N.A.

“Late Collections”: With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but Delinquent for such Due Period and not previously recovered.

“Latest Possible Maturity Date”: The Distribution Date occurring five years after the Final Distribution Date.

“LIBOR Certificates”: As specified in the Preliminary Statement.

“LIBOR Pass-Through Rate”: For any Distribution Date and any Class of LIBOR Certificates, the least of (i) the related Formula Rate, (ii) the Net WAC Rate and (iii) the Maximum Rate Cap for such Distribution Date.

“Liquidated Mortgage Loan”: A Mortgage Loan as to which a Final Recovery Determination has been made.

“Liquidation Proceeds”: The amount (other than Insurance Proceeds, Recoveries or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation (but only to the extent not required to be released to a Mortgagor pursuant to the related Mortgage Loan Documents or to the holder of a first lien pursuant to the mortgage loan documents relating to the first lien), (ii) the liquidation of a defaulted Mortgage Loan through a trustee’s sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03 or Section 9.01 of this Agreement or Section 4.03(b) or Section 4.13 of the Servicing Agreement.

“Loan-to-Value Ratio” or “LTV”: With respect to any first lien Mortgage Loan and as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.  With respect to any second lien Mortgage Loan and as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the principal balance of the related Mortgage Loan at the date of origination plus (b) the principal balance of the related First Lien at the date of origination of such mortgage loan and the denominator of which is the Value of the related Mortgaged Property.

“London Business Day”: Any day on which banks in the City of London and The City of New York are open and conducting transactions in United States dollars.

“Master REMIC”: As defined in Section 1.03 of this Agreement.

“Master Servicer”:  Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States in its capacity as Master Servicer and any Person succeeding as Master Servicer hereunder or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

“Master Servicer Fee Rate”: 0.01% per annum.

“Master Servicing Fee”:  With respect to any Distribution Date and each Mortgage Loan, the product of the Master Servicer Fee Rate and the outstanding Stated Principal  Balance of such Mortgage Loan as of the first day of the related Due Period.

“Maximum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.  With respect to each Fixed Rate Mortgage Loan, the related Mortgage Rate.

“Maximum Rate Cap”: With respect to each Interest Accrual Period, and (i) with respect to the LIBOR Certificates, a per annum rate (subject to adjustment based on the actual number of days elapsed in the Interest Accrual Period) equal to (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates and (y) with respect to the Pool 2 Certificates, the Net Swap Payment, if any, made by the Swap Provider for such month multiplied by 12, divided by the aggregate principal balance of the Group 2 and Group 3 Mortgage Loans over (B) with respect to the Pool 2 Certificates, the Net Swap Payment, if any, made to the Swap Provider for such month multiplied by 12, divided by the aggregate principal balance of the Group 2 and Group 3 Mortgage Loans.

“Mezzanine Certificates”: As defined in the Preliminary Statement.

“Minimum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the greater of (a) the Gross Margin set forth in the related Mortgage Note and (b) the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“Monthly Interest Distributable Amount”: With respect to any Distribution Date and each Class of Certificates, other than the Class P-1, Class P-2, Class R and Class C Certificates, an amount equal to the amount of interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class Principal Amount of such Class of Certificates immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfall Amounts allocated to such Class of Certificates and any Relief Act Interest Shortfalls allocated to such Class of Certificates, in each such case, as such shortfalls are allocated pursuant to Section 1.02 herein.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 4.02 of the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property or a leasehold interest improved by a Residential Dwelling.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each Mortgage Loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(c) of this Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule, including each REO Property unless the context otherwise requires.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule 1.  The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgagor’s name and the Originator’s Mortgage Loan identifying number;

(ii)

the street address of the Mortgaged Property including the state and zip code;

(iii)

whether the Mortgaged Property is owner-occupied at origination;

(iv)

the type of Residential Dwelling constituting the Mortgaged Property;

(v)

the original months to maturity;

(vi)

the Loan-to-Value Ratio, at origination;

(vii)

the Mortgage Rate in effect immediately following the Cut-off Date;

(viii)

the date on which the first Monthly Payment was due on the Mortgage Loan;

(ix)

the stated maturity date of such Mortgage Loan;

(x)

the amount of the Monthly Payment (a) at origination and (b) due on the first Due Date after the Cut-off Date;

(xi)

the original principal amount of the Mortgage Loan and the original principal balance of the related First Lien, if applicable, as of the date of origination;

(xii)

the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xiii)

with respect to each Adjustable Rate Mortgage Loan, the Applicable Index and Gross Margin;

(xiv)

the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xv)

with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

(xvi)

if such Mortgage Loan is a Fixed Rate Mortgage Loan, a code indicating whether such Mortgage Loan is a Credit Comeback Loan;

(xvii)

with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

(xviii)

the Mortgage Rate at origination;

(xix)

with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

(xx)

a code indicating the documentation type;

(xxi)

with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

(xxii)

the appraised value of the Mortgaged Property;

(xxiii)

the sale price of the Mortgaged Property, if applicable;

(xxiv)

the  risk grade and the FICO or other credit score of the Mortgagor;

(xxv)

the actual interest “paid to date” of the Mortgage Loan as of the Cut-off Date;

(xxvi)

the number of years any Prepayment Penalty is in effect;

(xxvii)

a code indicating whether the Mortgage Loan is a second lien Mortgage Loan;

(xxviii)

a code indicating whether the Mortgage Loan is subject to a Prepayment Penalty, if any;

(xxix)

the Lifetime Rate Cap (as defined in the Mortgage Loan Purchase Agreement);

(xxx)

the Mortgagor’s social security number;

(xxxi)

the number of units for all Mortgaged Properties;

(xxxii)

the origination date of the Mortgaged Loans;

(xxxiii)

the amount of the Monthly Payment as of the Cut-off Date; and

(xxxiv)

the amount of the scheduled principal balance of the Mortgaged Loan as of the Cut-off Date.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall set forth the aggregate Stated Principal Balance of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement.  With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note with all applicable riders or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note; provided, however, the Mortgage Rate for each Credit Comeback Loan shall be treated for all purposes of payments on the Certificates, as reduced by 0.375% per annum from the related mortgage rate at origination on the Due Date following the end of each of the first four annual periods after the origination date of such Mortgage Loans, whether or not the related Mortgagor actually qualifies for such reduction pursuant to the terms of the related Mortgage or Mortgage Note.  With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any liquidation of a Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds, net of Advances, Servicing Advances, Servicing Fees and any other fees, received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Administrative Fee Rate.

“Net Prepayment Interest Shortfall Amount”:  With respect to any Distribution Date, the amount by which a Prepayment Interest Shortfall Amount for the related Principal Prepayment Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the terms hereof and/or the Servicer is obligated to remit pursuant to the Servicing Agreement, as applicable, to cover such shortfall for such Due Period

“Net Swap Payment”: In the case of payments made by the Supplemental Interest Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment.  In the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment.  In each case, the Net Swap Payment shall not be less than zero.

“Net WAC Rate”: The Pool 1 Net WAC Rate or the Pool 2 Net WAC Rate, as applicable.

“Net WAC Rate Carryover Amount”: For any Distribution Date on which the Pass-Through Rate for any Class of Senior or Mezzanine Certificates is equal to the related Net WAC Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class accrued for such Distribution Date at the related Formula Rate (up to the related Maximum Cap Rate) or Certificate Rate, as applicable, over (y) the amount of interest such Class accrued for such Distribution Date at the related Net WAC Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Formula Rate or Certificate Rate applicable for such Class for such Interest Accrual Period.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund, if the Trust Fund has the right to renegotiate the terms of such lease.

“NIMS Insurer”:  Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates.

“Nonrecoverable Advance”:  Any portion of an Advance or Servicer Advance previously made or proposed to be made by the Master Servicer and/or the Servicer (as certified in an Officer’s Certificate of such Servicer), which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

“Non-United States Person”: Any Person other than a United States Person.

“Offered Certificates”: As defined in the Preliminary Statement.

“Offered Subordinate Certificates”: As specified in the Preliminary Statement.

“Officers’ Certificate”: A certificate signed by two Authorized Officers of the Depositor or the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of the Master Servicer or the Securities Administrator, and in each case delivered to the Trustee or the Securities Administrator , as the case may be, as required by this Agreement.  With respect to the Servicer, any officer who is authorized to act for the Servicer in matters relating to this Agreement, and whose action is binding upon the Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

“One-Month LIBOR”: With respect to the LIBOR Certificates and any Interest Accrual Period therefor, the rate determined by the Securities Administrator on the related Interest Determination Date (or with respect to the initial Interest Accrual Period, on the Closing Date based on information available on the related Interest Determination Date) on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date.  In such event, the Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.  Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Depositor shall select an alternative comparable index (over which the Depositor has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

“Operative Documents”: This Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement, the Assignment and Assumption Agreement and any other documents related hereto or thereto.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer and which shall be acceptable to the Securities Administrator, the Master Servicer and the Trustee (which acceptance shall not be unreasonably withheld), except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”: The first Distribution Date that the Servicer shall be permitted to purchase the Mortgage Loans and REO Properties pursuant to Section 9.01(b).

“Originator”: Countrywide Home Loans, Inc. or its successor in interest.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: The LIBOR Pass-Through Rate, the Fixed Pass-Through Rate or the Class C Pass-Through Rate, as applicable.

“PCAOB”:  The Public Company Accounting Oversight Board.

“Percentage Interest”: As to any Certificate, either the percentage set forth on the face thereof or the percentage obtained by dividing the initial Class Principal Amount represented by such Certificate by the aggregate initial Class Principal Amount of all of the Certificates of such Class.

“Periodic Rate Cap”: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Securities Administrator, the Master Servicer, the Trustee or any of their respective Affiliates:

(a)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)

demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars that are rated at least “F1+” by Fitch and “A-1” by S&P (if rated by Fitch and/or S&P), and issued by any Depository Institution;

(c)

repurchase obligations with respect to any security described in clause (a) above entered into with a Depository Institution (acting as principal);

(d)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating at the time of such investment or contractual commitment providing for such investment;

(e)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(f)

units of money market funds, including money market funds sponsored, managed or advised by the Trustee, the Securities Administrator, the Master Servicer or an Affiliate of any of them and from which the Trustee, the Securities Administrator, the Master Servicer or the Affiliate of any of them may receive compensation, that have been rated “AAA” by Fitch (if rated by Fitch), “Aaa” by Moody’s (if rated by Moody’s) and “AAA” by S&P (if rated by S&P); and

(g)

if previously confirmed in writing to the Trustee, the Master Servicer and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates; provided, however, that any Permitted Investment pursuant to this clause (g) which solely contains a short-term rating shall be a Permitted Investment rated in the highest category for such short-term rating;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Interest other than a Disqualified Organization or Non-United States Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan (as defined in Section 3(3) of ERISA) or other plan as defined in Section 4975(e)(1) of the Code that is subject to Title I of ERISA or Section 4975 of the Code, or any entity deemed to hold the plan assets of the foregoing.

“Pool 1 Aggregate Collateral Balance”: As of any date of determination will be equal to the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and any related REO Properties owned by the Trust.

“Pool 1 Available Funds”:  With respect to any Distribution Date, an amount equal to the portion of Available Funds derived from the Group 1 Mortgage Loans.

“Pool 1 Excess Overcollateralized Amount”: With respect to any Distribution Date, the excess, if any, of (i) the Pool 1 Overcollateralized Amount for such Distribution Date (assuming that 100% of the Group 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Pool 1 Overcollateralization Target Amount for such Distribution Date.

“Pool 1 Final Maturity Reserve Account”:  The account created pursuant to Section 3.28 of this Agreement.

“Pool 1 Final Maturity Reserve Amount”:  For each Distribution Date prior to the Distribution Date in August 2014, zero.  For each Distribution Date on and after the Distribution Date in August 2014 to and including the earliest of (i) the Distribution Date in August 2036, (ii) the termination of the Trust and (iii) the Distribution Date on which the amount on deposit in the Group 1 Final Maturity Reserve Account is equal to the aggregate Stated Principal Balance of the Group 1 Mortgage Loans with 40-year original terms to maturity, the product of (x) the quotient of 0.89% divided by 12 and (y) the Stated Principal Balance of the Group 1 Mortgage Loans on the first day of the related Due Period (not including for this purpose Group 1 Mortgage Loans for which prepayments in full have been received and distributed in the month prior to the Distribution Date).

“Pool 1 Net Monthly Excess Cashflow”: With respect to any Distribution Date, an amount equal to the sum of (i) any Pool 1 Overcollateralization Release Amount for such Distribution Date and (ii) the positive excess of (x) the sum of (i) the Pool 1 Available Funds for such Distribution Date and (ii) the amount on deposit in the Credit Comeback Excess Account related to the Group 1 Mortgage Loans over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Pool 1 Certificates, each pursuant to Section 4.01(a)(1), (B) the Unpaid Interest Shortfall Amounts for the Class AF Certificates and (C) the Group 1 Principal Remittance Amount.

“Pool 1 Net WAC Rate”: As to any Interest Accrual Period, a per annum rate (with respect to the Class AF-1 Certificates, subject to adjustment based on the actual number of days elapsed in the Interest Accrual Period) equal to 12 times the quotient of (x) the total scheduled interest on the Group 1 Mortgage Loans (without taking into account any reduction thereto by reason of any related Relief Act Shortfalls) for the related Due Period plus, with respect to the Class AF-1 Certificates only, any amounts received under the Class AF-1 Cap Agreement, net of Administrative Fee, and (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the applicable Due Period.

“Pool 1 Net WAC Reserve Fund”: The Eligible Account established pursuant to Section 3.25.

“Pool 1 Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the excess, if any, of (a) the Pool 1 Overcollateralization Target Amount applicable to such Distribution Date over (b) the Pool 1 Overcollateralized Amount applicable to such Distribution Date (assuming that 100% of the Group 1 Principal Remittance Amount is applied as a payment of principal on such Distribution Date).

“Pool 1 Overcollateralization Floor”:  With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date.

“Pool 1 Overcollateralization Increase Amount”: With respect to any Distribution Date, the lesser of (a) the Pool 1 Overcollateralization Deficiency Amount as of such Distribution Date and (b) Pool 1 Net Monthly Excess Cash Flow available for distribution on that Distribution Date pursuant to Section 4.01(a)(3).

“Pool 1 Overcollateralization Release Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Pool 1 Excess Overcollateralized Amount and (b) the Group 1 Principal Remittance Amount for such Distribution Date.

“Pool 1 Overcollateralization Target Amount”: With respect to any Distribution Date (1) prior to the Pool 1 Stepdown Date, 4.10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, (2) on or after the Pool 1 Stepdown Date provided a Pool 1 Trigger Event is not in effect, the greater of (x) 8.20% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (y) the Pool 1 Overcollateralization Floor, and (3) on or after the Pool 1 Stepdown Date if a Pool 1 Trigger Event is in effect, the Pool 1 Overcollateralization Target Amount for the immediately preceding Distribution Date.

“Pool 1 Overcollateralized Amount”: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Group 1 Mortgage Loans and realted REO Properties as of the last day of the related Due Period for such Distribution Date over (b) the sum of the aggregate Class Principal Amounts of the Pool 1 and Class P-1 Certificates as of such Distribution Date (assuming 100% of the Group 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date).

“Pool 1 Required Net WAC Reserve Fund Deposit”: With respect to any Distribution Date, the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Pool 1 Net WAC Reserve Fund prior to deposits thereto on such Distribution Date.  The Depositor shall cause the deposit of $1,000 to the Pool 1 Net WAC Reserve Fund.

“Pool 1 Senior Enhancement Percentage”: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Pool 1 Mezzanine Certificates (after giving effect to the distribution of the Group 1 Principal Distribution Amount on such Distribution Date) and (ii) the Pool 1 Overcollateralized Amount (after giving effect to the distribution of the Group 1 Principal Distribution Amount on such Distribution Date) by (y) the Pool 1 Aggregate Collateral Balance as of the last day of the related Due Period.

“Pool 1 Stepdown Date”: The earlier to occur of (1) the Distribution Date on which the aggregate Class Principal Amount of the Class AF Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in August 2009 and (y) the first Distribution Date on which the Pool 1 Senior Enhancement Percentage is greater than or equal to 40.30% (for the purpose of this definition only, Pool 1 Senior Enhancement Percentage shall be calculated prior to the distribution of Group 1 Principal Distribution Amounts on the Pool 1 Mezzanine Certificates).

“Pool 1 Trigger Event”: A Trigger Event has occurred with respect to any Distribution Date on or after the Pool 1 Stepdown Date if (i) the related Delinquency Percentage exceeds 39.70% of the Pool 1 Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative related Realized Losses (after reduction for all related Subsequent Recoveries received through the end of the related Due Period) as a percentage of the original aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Closing Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
August 2008 – July 2009	1.10%
August 2009 – July 2010	2.55%
August 2010 – July 2011	4.30%
August 2011 – July 2012	5.70%
August 2012 and thereafter	6.50%

The percentages set forth in the table above are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

“Pool 2 Aggregate Collateral Balance”: As of any date of determination will be equal to the aggregate Stated Principal Balance of the Group 2 and Group 3 Mortgage Loans and any related REO Properties owned by the Trust.

“Pool 2 Available Funds”:  With respect to any Distribution Date, an amount equal to the portion of Available Funds derived from the Group 2 and Group 3 Mortgage Loans.

“Pool 2 Excess Overcollateralized Amount”: With respect to any Distribution Date, the excess, if any, of (i) the Pool 2 Overcollateralized Amount for such Distribution Date (assuming that 100% of the Group 2 Principal Remittance Amount and Group 3 Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Pool 2 Overcollateralization Target Amount for such Distribution Date.

“Pool 2 Final Maturity Reserve Account”:  The account created pursuant to Section 3.28 of this Agreement.

“Pool 2 Final Maturity Reserve Amount”:  For each Distribution Date prior to the Distribution Date in August 2014, zero.  For each Distribution Date on and after the Distribution Date in August 2014 to and including the earliest of (i) the Distribution Date in August 2036, (ii) the termination of the Trust and the Distribution Date on which the amount on deposit in the Group 2 Final Maturity Reserve Account is equal to the aggregate Stated Principal Balance of the Group 2 and Group 3 Mortgage Loans with 40-year original terms to maturity, the product of (x) the quotient of the 1.04% divided by 12 and (y) the aggregate Stated Principal Balance of the Group 2 and Group 3 Mortgage Loans on the first day of the related Due Period (not including for this purpose Group 2 and Group 3 Mortgage Loans for which prepayments in full have been received and distributed in the month prior to the Distribution Date).

“Pool 2 Net Monthly Excess Cashflow”: With respect to any Distribution Date, an amount equal to the sum of (i) any Pool 2 Overcollateralization Release Amount for such Distribution Date and (ii) the positive excess of (x) the sum of (a) the Pool 2 Available Funds for such Distribution Date and (b) the amount on deposit in the Credit Comeback Excess Account related to the Group 2 and Group 3 Mortgage Loans over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Pool 2 Certificates, each pursuant to Section 4.01(a)(1), (B) the Unpaid Interest Shortfall Amounts for the Class AV Certificates, (C) the Group 2 Principal Remittance Amount and (D) the Group 3 Principal Remittance Amount.

“Pool 2 Net WAC Rate”: As to any Interest Accrual Period, a per annum rate (subject to adjustment based on the actual number of days elapsed in the Interest Accrual Period) equal to 12 times the quotient of (x) the total scheduled interest on the Group 2 and Group 3 Mortgage Loans (without taking into account any reduction thereto by reason of any related Relief Act Shortfalls) for the related Due Period, net of the sum of (1) the Administrative Fee, (2) any Net Swap Payment owed to the Swap Provider and (3) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Supplemental Interest Trust and (y) the aggregate Stated Principal Balance of the Group 2 and Group 3 Mortgage Loans as of the first day of the applicable Due Period.

“Pool 2 Net WAC Reserve Fund”: The Eligible Account established pursuant to Section 3.26.

“Pool 2 Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the excess, if any, of (a) the Pool 2 Overcollateralization Target Amount applicable to such Distribution Date over (b) the Pool 2 Overcollateralized Amount applicable to such Distribution Date (assuming that 100% of the Group 2 Principal Remittance Amount and Group 3 Principal Remittance Amount is applied as a payment of principal on such Distribution Date).

“Pool 2 Overcollateralization Floor”:  With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Group 2 and Group 3 Mortgage Loans as of the Cut-off Date.

“Pool 2 Overcollateralization Increase Amount”: With respect to any Distribution Date, the lesser of (a) the Pool 2 Overcollateralization Deficiency Amount as of such Distribution Date and (b) Pool 2 Net Monthly Excess Cash Flow available for distribution on that Distribution Date pursuant to Section 4.01(b)(3).

“Pool 2 Overcollateralization Release Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Pool 2 Excess Overcollateralized Amount and (b) the sum of the Group 2 Principal Remittance Amount and the Group 3 Principal Remittance Amount for such Distribution Date.

“Pool 2 Overcollateralization Target Amount”: With respect to any Distribution Date (1) prior to the Pool 2 Stepdown Date, 3.55% of the aggregate Stated Principal Balance of the Group 2 and Group 3 Mortgage Loans as of the Cut-off Date, (2) on or after the Pool 2 Stepdown Date provided a Pool 2 Trigger Event is not in effect, the greater of (x) 7.10% of the aggregate Stated Principal Balance of the Group 2 and Group 3 Mortgage Loans as of the last day of the related Due Period and (y) the Pool 2 Overcollateralization Floor, and (3) on or after the Pool 2 Stepdown Date if a Pool 2 Trigger Event is in effect, the Pool 2 Overcollateralization Target Amount for the immediately preceding Distribution Date.

“Pool 2 Overcollateralized Amount”: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Group 2 and Group 3 Mortgage Loans and realted REO Properties as of the last day of the related Due Period for such Distribution Date over (b) the sum of the aggregate Class Principal Amounts of the Pool 2 and Class P-2 Certificates as of such Distribution Date (assuming 100% of the Group 2 Principal Remittance Amount and Group 3 Principal Remittance Amount is applied as a principal payment on such Distribution Date).

“Pool 2 Required Net WAC Reserve Fund Deposit”: With respect to any Distribution Date, the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Pool 2 Net WAC Reserve Fund prior to deposits thereto on such Distribution Date.  The Depositor shall cause the deposit of $1,000 to the Pool 2 Net WAC Reserve Fund.

“Pool 2 Senior Enhancement Percentage”: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Pool 2 Mezzanine Certificates (after giving effect to the distribution of the Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Amount on such Distribution Date) and (ii) the Pool 2 Overcollateralized Amount (after giving effect to the distribution of the Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Amount on such Distribution Date) by (y) the Pool 2 Aggregate Collateral Balance as of the last day of the related Due Period.

“Pool 2 Stepdown Date”: The earlier to occur of (1) the Distribution Date on which the aggregate Class Principal Amount of the Class AV Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in August 2009 and (y) the first Distribution Date on which the Pool 2 Senior Enhancement Percentage is greater than or equal to 44.90% (for the purpose of this definition only, Pool 2 Senior Enhancement Percentage shall be calculated prior to the distribution of Group 2 Principal Distribution Amount and Group 3 Principal Distribution Amount on the Pool 2 Mezzanine Certificates).

“Pool 2 Trigger Event”: A Trigger Event has occurred with respect to any Distribution Date on or after the Pool 2 Stepdown Date if (i) the related Delinquency Percentage exceeds 35.63% of the Pool 2 Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative related Realized Losses (after reduction for all related Subsequent Recoveries received through the end of the related Due Period) as a percentage of the original aggregate Stated Principal Balance of the Group 2 and Group 3 Mortgage Loans as of the Closing Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
August 2008 – July 2009	1.60%
August 2009 – July 2010	3.60%
August 2010 – July 2011	5.70%
August 2011 – July 2012	7.40%
August 2012 and thereafter	8.00%

The percentages set forth in the table above are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

“PPC”: Either of the Fixed Rate Prepayment Vector or the Adjustable Rate Prepayment Vector.

“Prepayment Assumption”: With respect to the Adjustable Rate Mortgage Loans, the Fixed Rate Prepayment Vector.  With respect to the Fixed Rate Mortgage Loans, the Adjustable Rate Prepayment Vector.  The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes.

“Prepayment Interest Excess”: With respect to any Distribution Date and Pool 1 or Pool 2, the interest received in connection with any Principal Prepayment in full received on a related Mortgage Loan by the Servicer between the 1st and 15th calendar day of the month for the related Distribution Date.

“Prepayment Interest Shortfall Amount”: As defined in Article I of the Servicing Agreement.

“Prepayment Penalty”: As defined in Article I of the Servicing Agreement.

“Prepayment Period”: With respect to any Distribution Date, and any Principal Prepayment in full received on a Mortgage Loan, is the period that (a) commences on the 16th calendar day of the month preceding the month in which such Distribution Date occurs and (b) ends on the 15th calendar day in the month in which such Distribution Date occurs.  With respect to any Distribution Date and any Principal Prepayment in part received on a Mortgage Loan, is the calendar month preceding such Distribution Date.

“Prime Rate”: The rate of interest equal to the prime rate as reported in The Wall Street Journal.

“Principal Prepayment”: As defined in Article I of the Servicing Agreement.

“Principal Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all Principal Prepayments of the Mortgage Loans, if any, applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Recoveries received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price representing principal of any purchased or repurchased Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the calendar month preceding the month of such Distribution Date and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price in respect of principal.

“PTCE”: A Prohibited Transaction Class Exemption.

“Purchase Agreement”: The master mortgage loan purchase and servicing agreement dated as of March 1, 2006, between Countrywide Home Loans, Inc. and J.P. Morgan Mortgage Acquisition Corp., regarding the sale of the Mortgage Loans to the Seller.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 of this Agreement or Section 4.03(b) of the Servicing Agreement, and as calculated and confirmed in an Officers’ Certificate from the Servicer to the Securities Administrator, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a Advance by the Servicer through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) except in the case of a purchase by the Servicer, any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property and any Advances previously reimbursed to the Servicer pursuant to Section 4.01 of the Servicing Agreement, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 4.05 and Section 4.03(b) of the Servicing Agreement, (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Trustee, the Custodian, the Master Servicer or the Securities Administrator in respect of the breach or defect giving rise to the purchase obligation and (vi) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any violation by such Mortgage Loan of (i) the representation and warranties set forth in Section 2.06 of this Agreement, (ii) paragraph (f) of Schedule 4 attached hereto or (iii) the representations and warranties made in connection with “high-cost” home loans or any predatory or abusive lending laws in the Mortgage Loan Purchase Agreement, as applicable.

“Qualified Substitute Mortgage Loan”: A Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of and not more than 5% less than the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to each Adjustable Rate Mortgage Loan have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to each Adjustable Rate Mortgage Loan have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to each Adjustable Rate Mortgage Loan have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to each Adjustable Rate Mortgage Loan, adjust in accordance with the Index and have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, and have the same intervals between Adjustment Dates as the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading certified by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced, (xii) be of the same or better credit quality as the Mortgage Loan being replaced, (xiii) have a lien priority equal to or superior to that of the Deleted Mortgage Loan, (xiv) be secured by the same property type as the Deleted Mortgage Loan and (xv) conform to each representation and warranty in the applicable Mortgage Loan Purchase Agreement.  In the event that one or more Mortgage Loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such Mortgage Loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such Mortgage Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency or Rating Agencies”: S&P, Moody’s and Fitch or their successors.  If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Securities Administrator, the Master Servicer and the Servicer.

“Realized Loss”: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Final Recovery Determination, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 4.03 of the Servicing Agreement, minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 4.05(b) and (c) of the Servicing Agreement.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 4.03(b) or Section 4.05(i) of the Servicing Agreement, minus (v) the aggregate of all Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 4.13 of the Servicing Agreement out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to the Servicing Agreement.

With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, the difference between the principal balance of such Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of such Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan that (i) is not a Liquidated Mortgage Loan and (ii) has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction.  Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

“Record Date”: With respect to any Distribution Date and any Definitive Certificates and the Fixed Rate Certificates, other than the Class C Certificates, and the first Distribution Date, the close of business on the last Business Day of the month immediately preceding the month in which such applicable Distribution Date occurs.  With respect to any Distribution Date and the LIBOR Certificates (other than any Definitive Certificates), the Business Day prior to such Distribution Date.

“Recovery”: With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a Class or Classes of Certificates net of reimbursable expenses.

“Reference Banks”: Deutsche Bank, Barclays Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not able to serve as a Reference Bank, then any leading banks selected by the Depositor which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof, and (iii) which have been designated as such by the Depositor.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”: As specified in the Preliminary Statement.

“Regular Interest”: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

“Regulation AB”:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to the various parties, as set forth on Exhibit J attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Trustee (to the extent the Trustee has become the master servicer pursuant to this Agreement), each Servicer or the Custodian, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Relief Act”: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Relief Act Interest Shortfall”: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC I”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under each of the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement (including any security interest created thereby) and (v) the Collection Account (other than any amounts representing any Servicer Prepayment Penalty Payment Amount), the Distribution Account (other than any amounts representing any Servicer Prepayment Penalty Payment Amount) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.  Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Penalties payable in connection with Principal Prepayments made on or before the Cut-off Date, the Pool 1 Net WAC Reserve Fund, the Pool 2 Net WAC Reserve Fund, the Class AF-1 Cap Agreement, the Final Maturity Reserve Accounts, the Final Maturity Reserve Trust, the Supplemental Interest Trust, the Supplemental Interest Account and the Swap Agreement.

“REMIC I Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I.

“REMIC II”: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the Certificateholders pursuant to Section 2.08 and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC II Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a “regular interest” in REMIC II.

“REMIC III”: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Certificateholders pursuant to Section 2.08 and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Opinion”:  An Independent Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC created hereunder to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC created hereunder or (iii) constitute a taxable contribution to any REMIC created hereunder after the Startup Day.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Swap Rate”:  For each Distribution Date (and the related Interest Accrual Period), a per annum rate equal to the product of: (i) 5.591% and (ii) 2.

“Remittance Report”: A report in form mutually agreed to between the Master Servicer and the Servicer on a magnetic disk or tape or in electronic format prepared by the Servicer pursuant to Section 5.02(c) of the Servicing Agreement with such additions, deletions and modifications as agreed to by the Securities Administrator and the Servicer.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Account”: Each of the accounts maintained, or caused to be maintained, by the Servicer in respect of an REO Property pursuant to the Servicing Agreement.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 4.13 of the Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 4.13 of the Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in the Servicing Agreement.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (i) an attached or detached one-family dwelling, (ii) an attached or detached two- to four-family dwelling, (iii) an attached or detached one-family dwelling unit in a condominium project or (iv) an attached or detached one-family dwelling in a planned unit development, none of which is a cooperative or mobile home.

“Residual Certificates”: As specified in the Preliminary Statement.

“Residual Interest”: As specified in the Preliminary Statement.

“Responsible Officer”: When used with respect to the Securities Administrator, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.  When used with respect to the Custodian or the Trustee, any vice president, any assistant vice president, any trust officer or any assistant trust officer charged with direct responsibility for the administration of this Agreement.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the commission promulgated thereunder (including any interpretations thereof by the commissions staff).

“Sarbanes-Oxley Certification”: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superceded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Administrator”: Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator.

“Seller”: J.P. Morgan Mortgage Acquisition Corp. or its successor in interest, in its capacity as seller.

“Servicer”: Countrywide Home Loans Servicing LP, or any successor servicer appointed as herein provided, in its capacity as servicer hereunder.

“Servicer Advance”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, and (iv) compliance with the obligations under the Servicing Agreement including Section 4.09 of the Servicing Agreement.

“Servicer Event of Default”: One or more of the events described in Section 7.01 of the Servicing Agreement.

“Servicer Prepayment Penalty Payment Amount”: The amounts payable by the Servicer in respect of any waived Prepayment Penalties pursuant to the Servicing Agreement.

“Servicer Remittance Date”: With respect to any Distribution Date, 4:00 pm New York time on the Business Day preceding such Distribution Date.

“Servicing Agreement”:  The Mortgage Loan Purchase Agreement, as reconstituted by Section 3 of the Assignment and Assumption Agreement and the servicing provisions of the Assignment and Assumption Agreement.

“Servicing Criteria”:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month, subject to reduction as provided in Section 4.04 of the Servicing Agreement.  A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

“Servicing Fee Rate”: 0.50% per annum on the Stated Principal Balance of each Mortgage Loan.

“Servicing File”: With respect to each Mortgage Loan, the Servicing File for such Mortgage Loan shall consist of copies of each item required to be in the Mortgage File (for the avoidance of doubt, the original of each such document shall be maintained in the Mortgage File for such Mortgage Loan unless otherwise permitted to be released in accordance with this Agreement) and the following documents listed below.

(i)

Residential loan application.

(ii)

Mortgage Loan closing statement.

(iii)

Verification of employment and income, if applicable.

(iv)

Verification of acceptable evidence of source and amount of downpayment.

(v)

Credit report on Mortgagor.

(vi)

Residential appraisal report.

(vii)

Photograph of the Mortgaged Property.

(viii)

Survey of the Mortgaged Property.

(ix)

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(x)

All required disclosure statements.

(xi)

If required in an appraisal, termite report, structural engineer’s report, water potability and septic certification.

(xii)

Sales Contract, if applicable.

“Servicing Function Participant”: Any Sub-Servicer, Subcontractor or any other Person, other than the Servicer, the Master Servicer, the Trustee, the Securities Administrator and the Custodian, that is performing material activities addressed by the Servicing Criteria.

“Servicing Officer”: Any employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Servicer to the Trustee, the Master Servicer, the Securities Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

“Single Certificate”: With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Class Principal Amount of $1,000.  With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

“Startup Day”: With respect to each REMIC formed hereby, the day designated as such pursuant to Section 10.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan and as to any date of determination, the principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus all amounts previously distributed pursuant to Section 4.01 representing payments or recoveries of principal, or advances in lieu thereof; provided, however, that the State Principal Balance for any Mortgage Loan that has become a Liquidated Mortgage Loan shall be zero as of the first day of the Due Period following the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan, and at all times thereafter.

“Subcontractor”:  Any vendor, subcontractor or other Person that (i) is a Servicing Function Participant and (ii) is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee (to the extent the Trustee has become the master servicer pursuant to this Agreement) or the Securities Administrator.

“Subordinate Certificates”: As defined in the Preliminary Statement.

“Sub-Servicer”: Any Person that (i) is a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer, and (iii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions required to be performed under this Agreement or Servicing Agreement, as applicable, or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

“Sub-Servicing Account”: An Eligible Account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

“Sub-Servicing Agreement”: The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 5.08 of the Servicing Agreement.

“Substitution Shortfall Amount”: As defined in Section 2.03(c) herein.

“Supplemental Interest Account”: As defined in Section 4.07 hereof.

“Supplemental Interest Trust”:  The trust created pursuant to Section 4.07 herein and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Supplemental Interest Account and the right to receive amounts as provided in Section 4.01.

“Swap Agreement”: The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of August 8, 2006 (together with the schedule thereto, the Master Agreement) between the Swap Provider and the Securities Administrator, not individually but solely as Securities Administrator on behalf of the Supplemental Interest Trust, an ISDA Credit Support Annex (Bilateral Form-New York Law) as of the same date, which supplements, forms part of, and is subject to the Master Agreement, and a confirmation of the same date, which supplements and forms part of the Master Agreement.

“Swap Business Days”:  Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of Minnesota, State of Maryland or the City of New York are authorized or obligated by law or executive order to be closed.

“Swap Default”: Under the Swap Agreement (each a Swap Default), among others, the following standard events of default under the ISDA Master Agreement:

·

Failure to Pay or Deliver,

·

“Bankruptcy” (as defined in the Swap Agreement) and

·

“Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(vii), 5(a)(viii) and 5(b)(iv) of the ISDA Master Agreement.

“Swap Early Termination”: The occurrence of an Early Termination Date under the Swap Agreement.

“Swap LIBOR”: A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement determined by taking into account the day count convention used to determine the amount of the payment required by the Swap Provider and expressing such rate as so determined on a 30/360 basis.

“Swap Payment Date”: Two Swap Business Days prior to the Distribution Date.

“Swap Provider”: JPMorgan Chase Bank, National Association.

“Swap Provider Trigger Event”: A Swap Termination Payment that is triggered upon: (i) an Swap Default with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: The amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

“Tax Returns”: Each federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as multiple REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display designated as page “3750” on the Moneyline Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

“Termination Event”: Under the Swap Agreement, the following standard events under the ISDA Master Agreement:

·

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

·

“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

·

“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.

“Termination Price”: As defined in Section 9.01 herein.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trust”: J.P. Morgan Mortgage Acquisition Trust 2006-CW2, the trust created under this Agreement.

“Trustee”: U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as Trustee for the benefit of the Certificateholders under this Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

“Trust Fund”: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date, (ii) the Collection Account, the Distribution Account and the Net WAC Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement (including, without limitation, amounts received from the Seller on the Closing Date which shall be deposited by the Securities Administrator in the Distribution Account pursuant to Section 2.01), (iii) the Depositor’s rights under each Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement, (iv) the Trust’s rights under the Swap Agreement, (v) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise and (vi) all present and future claims, demands, causes and choses in action in respect of the foregoing, (vii) all other property of the Trust from time to time, and (viii) all additions to, distributions on and proceeds of the foregoing of every kind and nature whatsoever, including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

“Uncertificated Interest”: As defined in the Preliminary Statement.

“Underwriter”: J.P. Morgan Securities Inc.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 2002-19, or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“United States Person”: A “United States person” within the meaning set forth in Section 7701(a)(30) of the Code.

“Unpaid Interest Shortfall Amount”: For (i) the first Distribution Date and with respect to the Pool 1 and Pool 2 Certificates, zero, and for Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class of Certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class of Certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class of Certificates in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Class of Certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate on such Distribution Date for such Class of Certificates for the related Interest Accrual Period.

“Value”: With respect to any Mortgaged Property related to a Mortgage Loan, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value more than ten percent (10%) lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above in the case of a Mortgage Loan with an LTV less than or equal to eighty-five percent (85%), or more than five percent (5%) lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above, in the case of a Mortgage Loan with an LTV greater than eighty-five percent (85%) up to and including an LTV equal to ninety-five percent (95%), or more than three percent (3%) lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above, in the case of a Mortgage Loan with an LTV greater than ninety-five percent (95%), as determined by an appraisal referred to in clause (i)(a), and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value thereof as determined by the appraisal referred to in clause (i) above, and (B) in the case of a Mortgage Loan originated in connection with a “lease-option purchase”, such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time or origination or the sale price of such Mortgaged Property if the “lease option purchase price” was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination if the “lease option purchase price” was set 12 months or more prior to origination.

“Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificate.  With respect to any date of determination, 97% of all voting rights will be allocated among all Holders of the Offered Certificates in proportion to their then outstanding Class Principal Amounts, 1% of all voting rights will be allocated among the Holders of the Class C Certificates; 1% of all voting rights will be allocated among the Holders of the Class P Certificates, and 1% of all voting rights will be allocated among Holders of the Residual Certificates.  Voting Rights allocated to a Class shall be allocated among the Certificates of such Class in proportion to the outstanding Percentage Interests evidenced by their respective Certificates.

SECTION 1.02.

Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Senior and Mezzanine Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfall Amount (to the extent not covered by payments by the Servicer pursuant to Section 4.04 of the Servicing Agreement) and any Relief Act Interest Shortfall incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to the Class C Certificates in reduction of the Class C Distribution Amount and thereafter, among the Class A Certificates and the other Classes of Mezzanine Certificates on a pro rata basis based on such Monthly Interest Distributable Amount prior to giving effect to any such reduction.

SECTION 1.03.

Designation of Interests in REMIC.

The Trustee shall elect that each of REMIC I, REMIC II, and REMIC III be treated as a REMIC under Section 860D of the Code.  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.  The assets of REMIC I shall include the Mortgage Loans, the accounts (other than the Pool 1 Net WAC Reserve Fund, the Pool 2 Net WAC Reserve Fund, the Final Maturity Reserve Accounts, the Final Maturity Reserve Trust and the Supplemental Interest Account), any REO Property, and any proceeds of the foregoing.  The Supplemental Interest Trust and any assets thereof shall not be an asset of any REMIC formed hereby.  The REMIC I Regular Interests shall constitute the assets of REMIC II.  The REMIC II Regular Interests shall constitute the assets of REMIC III (the “Master REMIC”).  The Class R Certificate represents ownership of the sole class of residual interest in each of the REMIC II and the Master REMIC.

REMIC I:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC I, each of which (other than the R-I interest) is hereby designated as a regular interest in REMIC I (the “REMIC I Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
T1-A	(4)	(1)
T1-F1	$ 6,887,548.42	(2)
T1-V1	$ 6,887,548.42	(3)
T1-F2	$ 8,265,858.52	(2)
T1-V2	$ 8,265,858.52	(3)
T1-F3	$ 11,063,995.59	(2)
T1-V3	$ 11,063,995.59	(3)
T1-F4	$ 13,282,538.57	(2)
T1-V4	$ 13,282,538.57	(3)
T1-F5	$ 12,105,684.27	(2)
T1-V5	$ 12,105,684.27	(3)
T1-F6	$ 8,255,157.71	(2)
T1-V6	$ 8,255,157.71	(3)
T1-F7	$ 14,434,466.77	(2)
T1-V7	$ 14,434,466.77	(3)
T1-F8	$ 15,236,496.13	(2)
T1-V8	$ 15,236,496.13	(3)
T1-F9	$ 15,860,289.25	(2)
T1-V9	$ 15,860,289.25	(3)
T1-F10	$ 15,514,272.36	(2)
T1-V10	$ 15,514,272.36	(3)
T1-F11	$ 14,750,412.84	(2)
T1-V11	$ 14,750,412.84	(3)
T1-F12	$ 14,023,683.63	(2)
T1-V12	$ 14,023,683.63	(3)
T1-F13	$ 13,333,895.38	(2)
T1-V13	$ 13,333,895.38	(3)
T1-F14	$ 12,679,133.80	(2)
T1-V14	$ 12,679,133.80	(3)
T1-F15	$ 12,057,584.91	(2)
T1-V15	$ 12,057,584.91	(3)
T1-F16	$ 11,467,529.76	(2)
T1-V16	$ 11,467,529.76	(3)
T1-F17	$ 10,907,339.43	(2)
T1-V17	$ 10,907,339.43	(3)
T1-F18	$ 10,375,470.29	(2)
T1-V18	$ 10,375,470.29	(3)
T1-F19	$ 9,993,508.77	(2)
T1-V19	$ 9,993,508.77	(3)
T1-F20	$ 10,356,652.88	(2)
T1-V20	$ 10,356,652.88	(3)
T1-F21	$ 84,448,323.31	(2)
T1-V21	$ 84,448,323.31	(3)
T1-F22	$ 41,785,079.73	(2)
T1-V22	$ 41,785,079.73	(3)
T1-F23	$ 305,553.13	(2)
T1-V23	$ 305,553.13	(3)
T1-F24	$ 1,789,007.82	(2)
T1-V24	$ 1,789,007.82	(3)
T1-F25	$ 1,683,647.98	(2)
T1-V25	$ 1,683,647.98	(3)
T1-F26	$ 1,617,828.64	(2)
T1-V26	$ 1,617,828.64	(3)
T1-F27	$ 1,586,304.98	(2)
T1-V27	$ 1,586,304.98	(3)
T1-F28	$ 1,614,935.17	(2)
T1-V28	$ 1,614,935.17	(3)
T1-F29	$ 3,422,571.86	(2)
T1-V29	$ 3,422,571.86	(3)
T1-F30	$ 1,760,302.06	(2)
T1-V30	$ 1,760,302.06	(3)
T1-F31	$ 1,150,114.15	(2)
T1-V31	$ 1,150,114.15	(3)
T1-F32	$ 1,115,556.54	(2)
T1-V32	$ 1,115,556.54	(3)
T1-F33	$ 1,082,039.99	(2)
T1-V33	$ 1,082,039.99	(3)
T1-F34	$ 1,049,532.79	(2)
T1-V34	$ 1,049,532.79	(3)
T1-F35	$ 1,018,004.25	(2)
T1-V35	$ 1,018,004.25	(3)
T1-F36	$ 987,424.60	(2)
T1-V36	$ 987,424.60	(3)
T1-F37	$ 957,765.03	(2)
T1-V37	$ 957,765.03	(3)
T1-F38	$ 928,997.61	(2)
T1-V38	$ 928,997.61	(3)
T1-F39	$ 901,095.28	(2)
T1-V39	$ 901,095.28	(3)
T1-F40	$ 923,364.29	(2)
T1-V40	$ 923,364.29	(3)
T1-F41	$ 912,618.30	(2)
T1-V41	$ 912,618.30	(3)
T1-F42	$ 885,436.50	(2)
T1-V42	$ 885,436.50	(3)
T1-F43	$ 858,855.58	(2)
T1-V43	$ 858,855.58	(3)
T1-F44	$ 833,054.47	(2)
T1-V44	$ 833,054.47	(3)
T1-F45	$ 808,028.41	(2)
T1-V45	$ 808,028.41	(3)
T1-F46	$ 783,754.00	(2)
T1-V46	$ 783,754.00	(3)
T1-F47	$ 760,208.52	(2)
T1-V47	$ 760,208.52	(3)
T1-F48	$ 737,369.96	(2)
T1-V48	$ 737,369.96	(3)
T1-F49	$ 715,217.01	(2)
T1-V49	$ 715,217.01	(3)
T1-F50	$ 20,778,150.19	(2)
T1-V50	$ 20,778,150.19	(3)
T1-Group-1	(5)	(5)
T1-CC1-IO	(6)	(6)
T1-CC2-IO	(7)	(7)
R-I	(8)	(8)

___________________________

(1)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for the Class T1-A Interest shall be the Pool 2 Net WAC Rate, determined without regard to the Swap Agreement (the “Pool 2 REMIC Net WAC Rate”).

(2)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests shall be the lesser of (i) the REMIC Swap Rate for such Distribution Date, and (ii) the product of (a) the Pool 2 REMIC Net WAC Rate and (b) 2.

(3)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests shall be the excess, if any, of (i) the product of (a) the Pool 2 REMIC Net WAC Rate and (b) 2, over (ii) the REMIC Swap Rate for such Distribution Date.

(4)

This interest shall have an initial principal balance equal to the excess of the aggregate Stated Principal Balance of the Group 2 and Group 3 Mortgage Loans as of the Cut-off Date over the aggregate initial principal balance of each other interest in REMIC I (other than the Class T1-Group-1 Interest).

(5)

This interest shall have an initial principal balance equal to the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date.  The interest rate for the Class T1-Group-1 Interest shall be the Pool 1 Net WAC Rate.

(6)

This interest shall be entitled to all Credit Comeback Excess Amounts in respect of the Group 1 Mortgage Loans.  This interest shall not have a principal amount and shall not bear interest.

(7)

This interest shall be entitled to all Credit Comeback Excess Amounts in respect of the Group 2 and Group 3 Mortgage Loans.  This interest shall not have a principal amount and shall not bear interest.

(8)

The Class R-I interest shall not have a principal amount and shall not bear interest.  The Class R-I interest is hereby designated as the sole class of residual interest in REMIC I.

On each Distribution Date, the Securities Administrator shall first pay or charge as an expense of REMIC I all expenses of the Trust Fund for such Distribution Date, other than any Net Swap Payment or Swap Termination Payment required to be made from the Trust Fund.

On each Distribution Date, the Securities Administrator shall distribute the Group 2 and Group 3 Interest Remittance Amounts (net of expenses described in the preceding paragraph) with respect to each of the REMIC I Regular Interests (other than the Class T1-Group-1, Class T1-CC1-IO, Class T1-CC2-IO Interests) based on the above-described interest rates.

On each Distribution Date, the Securities Administrator shall distribute the Group 2 and Group 3 Principal Remittance Amounts with respect to the REMIC I Regular Interests (other than the Class T1-Group-1, Class T1-CC1-IO, Class T1-CC2-IO Interests), first to the Class T1-A Interest until its principal balance is reduced to zero, and then sequentially, to the other REMIC I Regular Interests (other than the Class T1-Group-1, Class T1-CC1-IO, Class T1-CC2-IO Interests) in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero.  All losses on the Group 2 or Group 3 Mortgage Loans shall be allocated among the REMIC I Regular Interests (other than the Class T1-Group-1, Class T1-CC1-IO, Class T1-CC2-IO Interests) in the same manner that principal distributions are allocated.

On each Distribution Date, the Securities Administrator shall distribute an amount equal to the amount then on deposit in the Distribution Account that represents Prepayment Penalties in respect of the Group 2 or Group 3 Mortgage Loans to the Class T1-F50 Interest.

On each Distribution Date, the Securities Administrator shall distribute any Credit Comeback Excess Amounts in respect of the Group 2 and Group 3 Mortgage Loans to the Class T1-CC2-IO Interest.

On each Distribution Date, the Securities Administrator shall distribute the Group 1 Interest Remittance Amount (net of expenses described in the first paragraph) with respect to the Class T1-Group-1 Interest based on the above-described interest rates.

On each Distribution Date, the Securities Administrator shall distribute the Group 1 Principal Remittance Amount to the T1-Group-1 Interest until its principal balance is reduced to zero.  All losses on the Group 1 Mortgage Loans shall be allocated to the Class T1-Group-1 Interest in the same manner that principal distributions are allocated.

On each Distribution Date, the Securities Administrator shall distribute an amount equal to the amount then on deposit in the Distribution Account that represents Prepayment Penalties in respect of the Group 1 Mortgage Loans to the Class T1-Group I Interest.

On each Distribution Date, the Securities Administrator shall distribute any Credit Comeback Excess Amounts in respect of the Group 1 Mortgage Loans to the Class T1-CC1-IO Interest.

REMIC II:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC II, each of which (other than the R-II interest) is hereby designated as a regular interest in REMIC II (the “REMIC II Regular Interests”):

REMIC II Class Designation	REMIC II Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
T2-AF1	(1)	½ Corresponding Class balance	AF-1
T2-AF2	(1)	½ Corresponding Class balance	AF-2
T2-AF3	(1)	½ Corresponding Class balance	AF-3
T2-AF4	(1)	½ Corresponding Class balance	AF-4
T2-AF5	(1)	½ Corresponding Class balance	AF-5
T2-AF6	(1)	½ Corresponding Class balance	AF-6
T2-MF1	(1)	½ Corresponding Class balance	MF-1
T2-MF2	(1)	½ Corresponding Class balance	MF-2
T2-MF3	(1)	½ Corresponding Class balance	MF-3
T2-MF4	(1)	½ Corresponding Class balance	MF-4
T2-MF5	(1)	½ Corresponding Class balance	MF-5
T2-MF6	(1)	½ Corresponding Class balance	MF-6
T2-Accrual-1	(1)	(2)	N/A
T2-AV1	(3)	½ Corresponding Class balance	AV-1
T2-AV2	(3)	½ Corresponding Class balance	AV-2
T2-AV3	(3)	½ Corresponding Class balance	AV-3
T2-AV4	(3)	½ Corresponding Class balance	AV-4
T2-AV5	(3)	½ Corresponding Class balance	AV-5
T2-MV1	(3)	½ Corresponding Class balance	MV-1
T2-MV2	(3)	½ Corresponding Class balance	MV-2
T2-MV3	(3)	½ Corresponding Class balance	MV-3
T2-MV4	(3)	½ Corresponding Class balance	MV-4
T2-MV5	(3)	½ Corresponding Class balance	MV-5
T2-MV6	(3)	½ Corresponding Class balance	MV-6
T2-MV7	(3)	½ Corresponding Class balance	MV-7
T2-MV8	(3)	½ Corresponding Class balance	MV-8
T2-MV9	(3)	½ Corresponding Class balance	MV-9
T2-MV10	(3)	½ Corresponding Class balance	MV-10
T2-IO	(4)	(4)	N/A
T2-Accrual-2	(3)	(5)	N/A
T2-Reserve-IO	(6)	(6)	N/A
T2-CC1-IO	(7)	(7)	N/A
T2-CC2-IO	(8)	(8)	N/A
R-II	(9)	(9)	R

___________________________

(1)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests is a per annum rate equal to the Pool 1 Net WAC Rate, provided that, for any Distribution Date on which the Class T2-Reserve-IO Interest is entitled to receive interest, as described in footnote (6) below, such weighted average shall be reduced by 0.89% (the “Pool 1 REMIC II Net WAC Rate”).

(2)

This interest shall have an initial principal balance equal to the aggregate principal balance of all the Group 1 Mortgage Loans as of the Cut-off Date minus the aggregate initial principal balance of each other regular interest in REMIC II having an “AF” or “MF” in its class designation.

(3)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests is a per annum rate equal to the weighted average of the interest rates on the REMIC I Regular Interests (other than the Class T1-Group-1 Interest) for such Distribution Date, provided, however, that (a) for any Distribution Date on which the T2-IO Interest is entitled to a portion of the interest accruals on a REMIC I Regular Interest having an “F” in its class designation, as described in footnote (4) below, such weighted average shall be computed by first subjecting the rate on such REMIC I Regular Interest to a cap equal to the product of (i) two, and (ii) Swap LIBOR for such Distribution Date and (b) for any Distribution Date on which the Class T2-Reserve-IO Interest is entitled to receive interest, as described in footnote (6) below, such weighted average shall be reduced by 1.04% (the “Pool 2 REMIC II Net WAC Rate”).

(4)

The Class T2-IO is an interest only class that does not have a principal balance.  For the applicable Distribution Date listed in the first column in the table below, the Class T2-IO shall be entitled to interest accrued on each REMIC I Regular Interest listed in the second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for each such REMIC I Regular Interest for such Distribution Date over (ii) the product of (a) two, and (b) Swap LIBOR for such Distribution Date.

Distribution Dates	REMIC I Class Designation
1	Class T1-F1 through T1-F50
2	Class T1-F2 through T1-F50
3	Class T1-F3 through T1-F50
4	Class T1-F4 through T1-F50
5	Class T1-F5 through T1-F50
6	Class T1-F6 through T1-F50
7	Class T1-F7 through T1-F50
8	Class T1-F8 through T1-F50
9	Class T1-F9 through T1-F50
10	Class T1-F10 through T1-F50
11	Class T1-F11 through T1-F50
12	Class T1-F12 through T1-F50
13	Class T1-F13 through T1-F50
14	Class T1-F14 through T1-F50
15	Class T1-F15 through T1-F50
16	Class T1-F16 through T1-F50
17	Class T1-F17 through T1-F50
18	Class T1-F18 through T1-F50
19	Class T1-F19 through T1-F50
20	Class T1-F20 through T1-F50
21	Class T1-F21 through T1-F50
22	Class T1-F22 through T1-F50
23	Class T1-F23 through T1-F50
24	Class T1-F23 through T1-F50
25	Class T1-F23 through T1-F50
26	Class T1-F23 through T1-F50
27	Class T1-F23 through T1-F50
28	Class T1-F24 through T1-F50
29	Class T1-F25 through T1-F50
30	Class T1-F26 through T1-F50
31	Class T1-F27 through T1-F50
32	Class T1-F28 through T1-F50
33	Class T1-F29 through T1-F50
34	Class T1-F30 through T1-F50
35	Class T1-F31 through T1-F50
36	Class T1-F35 through T1-F50
37	Class T1-F38 through T1-F50
38	Class T1-F32 through T1-F50
39	Class T1-F33 through T1-F50
40	Class T1-F34 through T1-F50
41	Class T1-F36 through T1-F50
42	Class T1-F37 through T1-F50
43	Class T1-F39 through T1-F50
44	Class T1-F40 through T1-F50
45	Class T1-F41 through T1-F50
46	Class T1-F42 through T1-F50
47	Class T1-F43 through T1-F50
48	Class T1-F44 through T1-F50
49	Class T1-F45 through T1-F50
50	Class T1-F46 through T1-F50
51	Class T1-F47 through T1-F50
52	Class T1-F48 through T1-F50
53	Class T1-F49 through T1-F50
54	Class T1-F50

(5)

This interest shall have an initial principal balance equal to the aggregate principal balance of all the Mortgage Loans in Group 2 and Group 3 as of the Cut-off Date minus the aggregate initial principal balance of each other regular interest in REMIC II having an “AV” or “MV” in its class designation.

(6)

The Class T2-Reserve-IO is an interest only class that does not have a principal balance.  For only those Distribution Dates on or after the Distribution Date in August 2014 to and including the earlier of the termination of the Trust Fund and the Distribution Date in August 2036, the Class T2-Reserve-IO shall accrue interest in an amount equal to the sum of the (i) the product of a per annum rate of 0.89% and the outstanding principal balance of the T1-Group-1 Interest and (ii) the product of a per annum rate of 1.04% and the outstanding principal balance of each remaining REMIC I Regular Interest.

(7)

This interest shall not have a principal amount and shall be entitled to all distributions on the Class T1-CC1-IO Interest.

(8)

This interest shall not have a principal amount and shall be entitled to all distributions on the Class T1-CC2-IO Interest.

(9)

The Class R-II interest is the sole class of residual interest in REMIC II.  It does not have an interest rate or a principal balance.

On each Distribution Date, the Group 1 Interest Remittance Amount shall be distributed on the REMIC II Regular Interests relating to the Group 1 Mortgage Loans (other than the T2-CC1-IO Interest) based on the above-described interest rates, provided, however, that interest that accrues on the Class T2-Accrual-1 Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Pool 1 Overcollateralized Amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class T2-Accrual-1 Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other REMIC II Regular Interests having a principal balance in the manner described under priority First below.

On each Distribution Date the Group 1 Principal Remittance Amount shall be distributed, and Realized Losses shall be allocated, among the REMIC II Regular Interests in the following order of priority:

First, to the Class T2-AF1, Class T2-AF2, Class T2-AF3, Class T2-AF4, Class T2-AF5, Class T2-AF6, Class T2-MF1, Class T2-MF2, Class T2-MF3, Class T2-MF4, Class T2-MF5 and Class T2-MF6 Interests until the principal balance of each such REMIC II Regular Interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date; and

Second, to the Class T2-Accrual-1 Interest, any remaining amounts.

On each Distribution Date, the Securities Administrator shall be deemed to have distributed the Prepayment Penalties in respect of the Group 1 Mortgage Loans passed through with respect to the Class T1-Group-1 REMIC I Regular Interest on such Distribution Date to the Class T2-Accrual-1 Interest.

On each Distribution Date, the Securities Administrator shall be deemed to have passed Credit Comeback Excess Amounts in respect of the Group 1 Mortgage Loans passed through with respect to the Class T1-CC1-IO Interest on such Distribution Date to the Class T2-CC1-IO Interest.

On each Distribution Date, the aggregate Group 2 and Group 3 Interest Remittance Amounts shall be distributed on the REMIC II Regular Interests relating to the Group 2 and Group 3 Mortgage Loans (other than the T2-CC1-IO Interest) based on the above-described interest rates, provided, however, that interest that accrues on the Class T2-Accrual-2 Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Pool 2 Overcollateralized Amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class T2-Accrual-2 Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other REMIC II Regular Interests having a principal balance in the manner described under priority First below.

On each Distribution Date the aggregate Group 2 and Group 3 Principal Remittance Amounts shall be distributed, and Realized Losses shall be allocated, among the REMIC II Regular Interests in the following order of priority:

First, to the Class T2-AV1, Class T2-AV2, Class T2-AV3, Class T2-AV4, Class T2-AV5, Class T2-MV1, Class T2-MV2, Class T2-MV3, Class T2-MV4, Class T2-MV5, Class T2-MV6, Class T2-MV7, Class T2-MV8, Class T2-MV9 and Class T2-MV10 Interests until the principal balance of each such REMIC II Regular Interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date; and

Second, to the Class T2-Accrual-2 Interest, any remaining amounts.

On each Distribution Date, the Securities Administrator shall be deemed to have distributed the Prepayment Penalties in respect of the Group 2 and Group 3 Mortgage Loans passed through with respect to the Class T1-F50 REMIC I Regular Interest on such Distribution Date to the Class T2-Accrual-2 Interest.

On each Distribution Date, the Securities Administrator shall be deemed to have passed Credit Comeback Excess Amounts in respect of the Group 2 and Group 3 Mortgage Loans passed through with respect to the Class T1-CC2-IO Interest on such Distribution Date to the Class T2-CC2-IO Interest.

Master REMIC:

The following table sets forth characteristics of the Certificates, each of which, except for the Class R Certificates, is hereby designated as a “regular interest” in the REMIC III:

Class	Original Class Principal Amount	Pass-Through Rate
Class AF-1	$51,612,000	(1)
Class AF-2	$15,623,000	(1)
Class AF-3	$28,510,000	(1)
Class AF-4	$12,919000	(1)
Class AF-5	$17,117,000	(1)
Class AF-6	$13,976,000	(1)
Class AV-1	$410,588,000	(1)
Class AV-2	$155,056,000	(1)
Class AV-3	$22,720,000	(1)
Class AV-4	$66,191,000	(1)
Class AV-5	$27,447,000	(1)
Class MF-1	$10,501,000	(1)
Class MF-2	$7,963,000	(1)
Class MF-3	$4,463,000	(1)
Class MF-4	$2,012,000	(1)
Class MF-5	$1,400,000	(1)
Class MF-6	$1,750,000	(1)
Class MV-1	$32,539,000	(1)
Class MV-2	$29,461,000	(1)
Class MV-3	$17,588,000	(1)
Class MV-4	$15,390,000	(1)
Class MV-5	$14,510,000	(1)
Class MV-6	$14,070,000	(1)
Class MV-7	$12,751,000	(1)
Class MV-8	$11,432,000	(1)
Class MV-9	$8,354,000	(1)
Class MV-10	$10,113,000	(1)
Class C	(2)	(2)
Class P-1	$50	(3)
Class P-2	$50	(4)
Class R (5)	N/A	N/A

(1)

The lesser of the related Formula Rate and the related Net WAC Rate.  Any entitlement to Net WAC Rate Carryover Amounts shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to a “Net WAC Rate” in the preceding sentence shall be deemed to be a reference to the Pool 1 REMIC II Net WAC Rate in the case of the Pool 1 Certificates and the Pool 2 REMIC II Net WAC Rate in the case of the Pool 2 Certificates; therefore, on any Distribution Date on which the Pass-Through Rate for any Certificate exceeds the Pool 1 REMIC II Net WAC Rate or the Pool 2 REMIC II Net WAC Rate, as applicable, interest accruals based on such excess shall be treated as having been paid from the related Net WAC Rate Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Pass-Through Rate on a Class of Certificates is based on the related Net WAC Rate, the amount of interest that would have accrued on such Class of Certificates if the Pool 1 REMIC II Net WAC Rate or the Pool 2 REMIC II Net WAC Rate, as applicable, were substituted for the related Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(k) hereof.

(2)

The Class C Certificates shall represent ownership of a regular interest (the “Class C Interest”), which shall comprise four notional components, the first of which has a notional balance equal to the aggregate Stated Principal Balance of the Mortgage Loans.  The interest rate of the Class C Interest shall be a rate sufficient to cause all net interest from the Mortgage Loans to accrue on the Class C Interest that is in excess of the amount of interest that accrues on the Pool 1 Certificates and the Pool 2 Certificates.  For any Distribution Date, the Pass-Through Rate in respect of the Class C Interest shall be the excess of: (i) the weighted average of the Pool 1 REMIC II Net WAC Rate and the Pool 2 REMIC II Net WAC Rate, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in each of Pool 1 and Pool 2 over (ii) the product of: (A) two and (B) the weighted average interest rate of the REMIC II Regular Interests (other than any interest-only regular interest) and the Class T2-Accrual-1 and Class T2-Accrual-2 Interests, where each of the Class T2-Accrual-1 and Class T2-Accrual-2 Interest is subject to a cap equal to zero and each remaining REMIC II Regular Interest  is subject to a cap equal to the Pass-Through Rate on its Corresponding Class.  The second notional component represents the right to receive all distributions in respect of the Class T2-IO Interest in REMIC II (the “T-I Interest”).  The third notional component represents the right to receive all distributions in respect of the Class T2-Reserve-IO Interest in REMIC II (the “T-Reserve-IO Interest”).  The fourth notional component represents the right to receive all distributions in respect of the T2-CC1-IO and T2-CC2-IO Interests in REMIC II.  The Class C Interest shall also be entitled to principal equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (less $100.00) over the aggregate Class Principal Amount of the Pool 1 Certificates and Pool 2 Certificates as of the Closing Date.  Such principal balance shall not bear interest.  Also, the Class C Certificates shall represent beneficial ownership of (i) the Pool 1 Net WAC Reserve Fund and Pool 2 Net WAC Reserve Fund, (ii) the Final Maturity Reserve Account and the Final Maturity Reserve Trust, (iii) the Supplemental Interest Trust, and (iv) an interest in the interest rate cap contracts described in Section 10.01(k) hereof.

(3)

The Class P-1 Certificates shall not be entitled to payments of interest, but shall be entitled to receive all Prepayment Penalties in respect of the Group 1 Mortgage Loans.

(4)

The Class P-2 Certificates shall not be entitled to payments of interest, but shall be entitled to receive all Prepayment Penalties in respect of the Group 2 and Group 3 Mortgage Loans.

(5)

REMIC III shall also issue the R-III interest, which shall not have a principal amount and shall not bear interest.  The R-III interest is hereby designated as the sole class of residual interest in REMIC III.  The Class R Certificates shall represent the beneficial ownership of the R-II and R-III interests.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall, actual or potential (other than for credit losses), to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention, the party identifying any ambiguity or drafting error shall notify the other parties hereto, and the parties hereto shall attempt to resolve such ambiguity or correct such drafting error in accordance with Section 11.01 to accomplish such intention.

SECTION 1.04.

Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an indenture and (ii) any series of such notes issued pursuant to one or more indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, that the NIMS Insurer shall not have any rights hereunder so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

The Seller shall notify the Servicer, the Master Servicer, the Securities Administrator and the Trustee in writing of the appointment of a NIMS Insurer immediately following such appointment.  The Servicer, the Master Servicer, the Securities Administrator and the Trustee shall not be under any obligation to provide notice or to deliver any document hereunder to the NIMS Insurer unless it has received notice of the appointment of a NIMS Insurer hereunder.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.

Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, does hereby establish the Trust and transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Assignment and Assumption Agreement and the Mortgage Loan Purchase Agreement and all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal received by the Seller, the Depositor or the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date).  The Depositor herewith delivers to the Trustee and the Securities Administrator an executed copy of the Assignment and Assumption Agreement.  In addition, on or prior to the Closing Date, the Securities Administrator shall execute the Swap Agreement and the Class AF-1 Cap Agreement and the Depositor hereby directs the Securities Administrator to do so.  With respect to any Mortgage Loan that does not have a first payment date during the Due Period related to the first Distribution Date, the Depositor shall deposit into the Distribution Account on or before the Servicer Remittance Date relating to the first Distribution Date, an amount equal to one month’s interest at the related Net Mortgage Rate on the Cut-off Date Stated Principal Balance of such Mortgage Loan.

If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.01 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee, for the benefit of the Certificateholders, as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section 2.01 and all proceeds thereof, substitutions therefor and accessions thereto, and (ii) this Agreement shall constitute a security agreement under applicable law.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Custodian a copy of the related Mortgage Loan Schedule in an electronic, machine readable medium, and the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (each, a “Mortgage File”):

(i)

the original Mortgage Note, endorsed in blank or in the following form: “Pay to the order of U.S. Bank National Association, as Trustee under the applicable agreement, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying lost note affidavit executed by the Seller;

(ii)

the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)

an original Assignment of the Mortgage in blank;

(iv)

the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(vi)

with respect to any first lien Mortgage Loan, the original lender’s title insurance policy, if available, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company, if available.

Notwithstanding the foregoing, the Trustee, if applicable, acknowledges receipt of items listed under clause (v) above only to the extent that it has received a written schedule of the items to be delivered to the Custodian pursuant to such clause (v).

The Depositor hereby represents that, on the Closing Date (i) no more than 1% of the Mortgage Loans by Stated Principal Balance as of the Cut-off Date may have lost note affidavits in lieu of the original Mortgage Notes and (ii) the Depositor shall cause the Originator to deliver to the Custodian, on behalf of the Trustee, a copy of the original Mortgage Note for each Mortgage Loan with respect to which a lost note affidavit is delivered.

The Depositor shall cause the Originator, at its expense, to promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement among the Depositor, the Servicer and the Trustee, following the later of the Closing Date and the date of receipt by the Servicer or the Trustee, as the case may be, of the recording information for a Mortgage) submit or cause to be submitted to the Custodian, as applicable, for recording, at no expense to the Trust Fund, the Servicer, the Trustee or the Custodian, as applicable, in the appropriate public office for real property records, each Assignment referred to in clauses (iii) and (iv) above in this Section 2.01(a) and shall execute each original Assignment in the following form: “U.S. Bank National Association, as Trustee under the applicable agreement, without recourse.” In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall or shall cause the Originator to promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.  Notwithstanding the foregoing, in lieu of recording such Assignments, the Depositor may provide to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such recording is not required to evidence the Trust’s interest in the related Mortgage Loan.

If any of the documents referred to in clauses (ii), (iii), (iv) or (v) above in this Section 2.01(a) has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Custodian of a copy of each such document certified by the Originator, in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator or delivery to the Custodian promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.  If the original lender’s title insurance policy was not delivered pursuant to clause (vi) above in this Section 2.01(a), the Depositor shall deliver or cause to be delivered to the Custodian promptly after receipt thereof, the original lender’s title insurance policy, if available.  The Depositor shall deliver or cause to be delivered to the Custodian promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Custodian are and shall be held by or on behalf of the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.  Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

The Depositor shall deliver or cause the Originator or the Custodian to deliver to the Servicer copies of all trailing documents required to be included in the Servicing File at the same time the originals or certified copies thereof are delivered to the Custodian which documents shall include, but are not limited to, the mortgagee policy of title insurance and any Mortgage Loan documents upon return from the recording office.  The Servicer shall not be responsible for any custodial fees other than costs incurred in obtaining such documents, and the Servicer shall be entitled to reimbursement from the Seller for any reasonable costs incurred in obtaining such documents.

(b)

It is agreed and understood by the Depositor, the Seller, the Servicer and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a high-cost home loan as defined by the HOEPA or any other applicable predatory or abusive lending laws.

SECTION 2.02.

Acceptance of REMIC I by the Trustee.

Subject to the provisions of Section 2.01 and subject to any exceptions noted on the Exception Report, and pursuant to the Custodial Agreement, in an initial certification to the Trustee, the Custodian has acknowledged receipt of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(a)(v) above), the Securities Administrator acknowledges receipt of amounts, if any, on deposit in each of the Pool 1 Net WAC Reserve Fund, the Pool 2 Net WAC Reserve Fund and the Distribution Account and the Trustee acknowledges receipt of all other assets included under clauses (i), (iii), (iv) and (v) (other than the Collection Account) of the definition of “REMIC I” (to the extent of amounts deposited into the Distribution Account) and declares that the Trustee or the Custodian, as applicable, holds and will hold such documents and the other documents delivered to it constituting the Mortgage File on behalf of the Trust, and that it holds or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders. The Securities Administrator also acknowledges receipt of the amounts on deposit in the Distribution Account, the Pool 1 Net WAC Reserve Fund and the Pool 2 Net WAC Reserve Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees on or before the Closing Date, for the benefit of the Certificateholders, to cause the Custodian to review, each Mortgage File and to cause the Custodian to deliver a certification to the Depositor, the Master Servicer, the Seller, the Servicer, the Securities Administrator and the Trustee in substantially the form attached hereto as Exhibit C-1.  It is herein acknowledged that, in conducting such review, neither the Trustee nor the Custodian was under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(a)(vi), whether such title insurance policy insures the priority of the Mortgage as a first lien) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(a)(v).

Prior to the first anniversary date of this Agreement, the Trustee shall cause the Custodian to deliver to the Depositor, the Trustee, the Seller, the Securities Administrator, the Master Servicer and the Servicer a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted on the Exception Report attached thereto.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Custodian shall so notify the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee and the Servicer.  In addition, upon the discovery by the Depositor, the Servicer, the Custodian or the Trustee of a breach of any of the representations and warranties made by the Originator or the Seller in the Mortgage Loan Purchase Agreement or this Agreement, respectively, in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Enforcement of each Mortgage Loan Purchase Agreement or this Agreement against the Originator or the Seller, respectively, shall be effected by the Securities Administrator on behalf of the Trustee.  The Securities Administrator on behalf of the Trustee shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the Person against which such enforcement is directed; provided, however, if the sources of reimbursement described in clauses (i) and (ii) are insufficient, the Securities Administrator on behalf of the Trustee may seek reimbursement for any remaining unreimbursed costs of such enforcement from the Trust Fund as an Extraordinary Trust Fund Expense.

SECTION 2.03.

Repurchase or Substitution of Mortgage Loans by the Originator, the Seller or the Depositor; Payment of Prepayment Penalties in the Event of Breach.

(a)

(i)Upon discovery by any of the parties hereto or receipt of notice by a Responsible Officer in the Corporate Trust Office of the Trustee and the Securities Administrator of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or the Assignment and Assumption Agreement in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, such party or the Trustee shall promptly notify the Seller and the Servicer of such defect, missing document or breach and cause the Originator to deliver such missing document or cure such defect or breach within 90 days from the date the Originator was notified of such missing document, defect or breach; provided that such missing document was not previously delivered by the Originator under the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement.  Notwithstanding the foregoing, if applicable, any breach by the Originator of the Freddie Mac Representations (as defined and set forth in the Mortgage Loan Purchase Agreement) shall be deemed to materially and adversely affect the interests of the Certificateholders in that Mortgage Loan.  If the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Securities Administrator on behalf of the Trustee shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price, to the extent that the Originator is obligated to do so under the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement.  In the event that the Originator shall fail to cure the applicable breach or repurchase a Mortgage Loan in accordance with the preceding sentence, the Seller shall do so.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Securities Administrator on behalf of the Trustee, upon receipt of such deposit, shall release or cause the Custodian to release to the Originator or the Seller, as the case may be, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, (provided, however, that in the instruments of transfer or assignment, the Trustee shall represent and warrant to the Originator or the Seller, as applicable, that the repurchased Mortgage Loan is free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest created by the Trustee and its successors, assigns and transferees), as the Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or the Seller, as the case may be, any Mortgage Loan released pursuant hereto, and the Securities Administrator and the Trustee shall have no further responsibility with regard to such Mortgage File.  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Assignment and Assumption Agreement or this Agreement, the Originator or the Seller, as applicable, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).  It is understood and agreed that the obligation of the Originator or the Seller, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Securities Administrator and the Trustee on behalf of the Certificateholders.

(ii)

Upon discovery by any of the parties hereto or receipt of notice by a Responsible Officer in the Corporate Trust Office of the Trustee of any breach by the Seller of any representation, warranty or covenant made by the Seller in Section 2.06 in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller as to which the Seller has no knowledge, without regard to the Seller’s lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), such party or the Trustee shall promptly notify the Seller and the Servicer of such breach and cause the Seller to cure such breach within 90 days from the date the Seller was notified of such breach.  If the Seller fails to cure such breach in all material respects during such period, the Seller shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Securities Administrator, upon receipt of such deposit, shall release or cause the Custodian to release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, (provided, however, that in the instruments of transfer or assignment, the Trustee shall represent and warrant to the Originator or the Depositor, as applicable, that the repurchased Mortgage Loan is free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest created by the Trustee and its successors, assigns and transferees), as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage File.  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Assignment and Assumption Agreement or this Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).  It is understood and agreed that the obligation of the Seller or the Depositor, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Trustee on behalf of the Certificateholders.

(b)

[RESERVED].

(c)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date that is two years after the Closing Date for the Trust Fund.

As to any Deleted Mortgage Loan for which the Originator or the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator or the Seller, as the case may be, delivering to the Custodian on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution.  The Custodian shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Trustee, the Depositor, the Seller, the Securities Administrator and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon.  Within one year of the date of substitution, the Custodian shall deliver to the Trustee, the Securities Administrator, the Depositor, the Seller and the Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator or the Seller, as the case may be.  For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Originator or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  Pursuant to the Servicing Agreement, the Servicer shall provide the Securities Administrator and Trustee, in an electronic format, a list of any such Deleted Mortgage Loan or Qualified Substitute Mortgage Loan.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and part of the related Group and shall be subject in all respects to the terms of this Agreement, including, in the case of a substitution effected by the Originator or the Seller, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement or this Agreement, respectively, and in the case of a substitution effected by the Depositor, all applicable representations and warranties thereof set forth in Section 2.04.

For any month in which the Originator, the Seller or the Depositor substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances and any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any violation by such Mortgage Loan of (i) the representations and warranties set forth in Section 3.01 of the Servicing Agreement, (ii) Section 3.02(g) of the Mortgage Loan Purchase Agreement or (iii) the representations and warranties made in connection with “high-cost” home loans or any predatory or abusive lending laws in the Mortgage Loan Purchase Agreement, as applicable.  On the date of such substitution, which shall be on or prior to the next succeeding Determination Date, the Originator, the Seller or the Depositor, as the case may be, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Custodian, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall release to the Originator or the Depositor, as the case may be, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator, the Seller or the Depositor, as the case may be, shall deliver to it and as shall be reasonably necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Originator, the Seller or the Depositor, as the case may be, shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any of the REMICs, created hereunder, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d)

Upon discovery by the Depositor, the Securities Administrator or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the Originator, the Seller or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  The Depositor shall cause such repurchase or substitution to be made by (i) the Originator, if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator under the applicable Mortgage Loan Purchase Agreement, (ii) the Depositor, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.04, or if its status as a non-qualified mortgage is a breach of any representation or warranty (other than a representation and warranty of the Originator or the Seller) or (iii) the Seller, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of any representation or warranty of the Seller set forth in Section 2.06(i), (ii), (iii), (iv) and (v), or if its status as a non-qualified mortgage is a breach of any representation or warranty (other than a representation and warranty of the Originator or the Depositor).  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a).  The Trustee shall reconvey to the Originator, the Seller or the Depositor, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.04.

Representations and Warranties of the Depositor.

The Depositor hereby represents, warrants and covenants to the Trustee, the Swap Provider, the Master Servicer and the Securities Administrator that as of the Closing Date:

(i)

the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)

the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)

the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Servicer,  the Seller, the Master Servicer and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

(vi)

immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner and had good title to each Mortgage Loan, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s title insurance policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii)

This Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (the “UCC”)), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii)

The Mortgage Loans constitute “instruments” within the meaning of the applicable UCC;

(ix)

Other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans.  The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(x)

None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee;

(xi)

The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee; and

(xii)

the Trust is a common law trust duly organized and validly existing under the laws of the state of New York.

SECTION 2.05.

[Reserved].

SECTION 2.06.

Representations and Warranties as to the Mortgage Loans.

The Seller hereby represents, warrants and covenants to the Trustee, the Master Servicer, the Servicer, the Securities Administrator and the Depositor that pursuant to the Assignment and Assumption Agreement, the representations and warranties of the Originator with respect to the Mortgage Loans in Schedule 4 attached hereto which have been assigned to the Trustee hereunder, were made as of the Closing Date.

If the substance of the representations and warranties referred to above are determined to have been breached, then the Seller will perform the remedy specified in Section 2.03 herein.

SECTION 2.07.

Issuance of the R-I Residual Interest.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the Custodian on its behalf, as applicable, of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to the Trustee of all other assets included in REMIC I, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the R-I residual interests in an authorized denomination.  The R-I residual interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

SECTION 2.08.

Conveyance of Uncertificated REMIC Regular Interests; Acceptance by the Trustee.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the uncertificated REMIC Regular Interests created pursuant to Section 1.03 for the benefit of the Certificateholders.  The Trustee acknowledges receipt of such uncertificated REMIC Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the REMIC holding such interests as specified in Section 1.03.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01.

Servicing of the Mortgage Loans

The Servicer will service the Mortgage Loans pursuant to the terms of the Servicing Agreement.

SECTION 3.02.

REMIC-Related Covenants.

For as long as any REMIC created hereunder shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any written directions of the Depositor or the Servicer to assure such continuing treatment.  In particular, the Trustee and the Securities Administrator shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or each of the Trustee and the Securities Administrator has received a REMIC Opinion prepared at the expense of the Trust; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion prepared at the expense of the Trust.

SECTION 3.03.

[Reserved].

SECTION 3.04.

[Reserved].

SECTION 3.05.

[Reserved].

SECTION 3.06.

[Reserved].

SECTION 3.07.

[Reserved].

SECTION 3.08.

[Reserved].

SECTION 3.09.

[Reserved].

SECTION 3.10.

Collection Account and Distribution Account.

Pursuant to Section 4.04 the Servicing Agreement, the Servicer will establish and maintain one or more accounts (each such account or accounts, a “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders, in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within the time specified in the Servicing Agreement of receipt all collections of principal and interest on any Mortgage Loan with respect to any REO Property received by the Servicer, including Principal Payments, Insurance Proceeds, Liquidation Proceeds, amounts required to be deposited in connection with Permitted Investments and blanket policy deductibles, Substitution Shortfall Amounts and such other amounts as required by the Servicing Agreement.  The Servicer is hereby authorized to make withdrawals from and deposits to the Collection Account for purposes required or permitted by this Agreement and the Servicing Agreement.  For the purposes of this Agreement, Collection Accounts shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties.  The Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of the Collection Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 11.01 hereof.

(a)

On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trust Fund and the Certificateholders.  On behalf of the Trust Fund, the Servicer shall deliver to the Securities Administrator in immediately available funds for deposit in the Distribution Account certain amounts at certain times in accordance with Section 5.01 of the Servicing Agreement.  The Securities Administrator shall give notice to the Servicer, NIMS Insurer, if any, the Trustee and the Depositor of the location of the Distribution Account when established and prior to any change thereof.  The funds on deposit in the Distribution Account shall be invested for the benefit of the Master Servicer.

(b)

Pursuant to the Servicing Agreement, funds held in a Collection Account at any time may be delivered by the Servicer to the Securities Administrator for deposit into the account specified in the Servicing Agreement and for all purposes of this Agreement shall be deemed to be a part of such Collection Account until the Servicer Remittance Date when such amounts are required to be deposited into the Distribution Account; provided, however, that the Securities Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection.  In the event that the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Securities Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding.  In addition, pursuant to the Servicing Agreement the Servicer shall deliver to the Securities Administrator from time to time for deposit and in any event shall remit all such amounts no later than the Servicer Remittance Date, and the Securities Administrator shall so deposit, in the Distribution Account:

(i)

any Advances, as required pursuant to Section 5.01 of the Servicing Agreement;

(ii)

any amounts required to be deposited pursuant to 5.01 of the Servicing Agreement in connection with any REO Property;

(iii)

any amounts to be paid by the Servicer in connection with a purchase of the Mortgage Loans and REO Properties pursuant to Section 8.22 of the Servicing Agreement; and

(iv)

any related amounts required to be deposited pursuant to Section 4.04(i) of the Servicing Agreement in connection with any Compensating Interest.

SECTION 3.11.

Withdrawals from the Collection Account and Distribution Account.

(a)

Pursuant to the Servicing Agreement, the Servicer shall, from time to time, make withdrawals from the Collection Account for the purposes specified in Section 4.05 of the Servicing Agreement:

(b)

The Securities Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, with the following list not setting forth an order of priority:

(i)

to make distributions to Certificateholders, the Securities Administrator and the Depositor in accordance with Section 4.01;

(ii)

to pay any Extraordinary Trust Fund Expenses;

(iii)

to deposit into the Supplemental Interest Account the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds;

(iv)

to reimburse itself and the Trustee pursuant to Section 7.02 of this Agreement and Section 4.05 of the Servicing Agreement to the extent such amounts in Section 7.02 of this Agreement and Section 4.05 of the Servicing Agreement were not reimbursed by the Servicer;

(v)

to pay any amounts in respect of taxes pursuant to Section 10.01(g)(iii);

(vi)

to remit to the Servicer any amount deposited in the Distribution Account by the Servicer but not required to be deposited therein in accordance with Section 3.10(a); and

(vii)

to clear and terminate the Distribution Account pursuant to Section 9.01.

SECTION 3.12.

Investment of Funds in the Collection Account, the REO Account and the Distribution Account.

(a)

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator may and, subject to Section 8.01 and Section 8.02(v), upon the request of the NIMS Insurer, if any, or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.13.

[Reserved].

SECTION 3.14.

[Reserved].

SECTION 3.15.

[Reserved].

SECTION 3.16.

[Reserved].

SECTION 3.17.

Trustee and the Custodian to Cooperate; Release of Mortgage Files.

(a)

Pursuant to Section 4.17 of the Servicing Agreement, upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, and upon notification by the Servicer, as specified in the Servicing Agreement, to the Custodian of such payment in full, the Custodian, pursuant to a Custodial Agreement, shall, within five Business Days, release or cause the release and mailing by overnight mail of the related Mortgage File to the Servicer.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian shall, upon request of the Servicer and delivery to the Custodian, if permitted by the related Custodial Agreement, of a request for release, cause the release of the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders.  Such request for release shall obligate the Servicer to return each and every document previously requested from such Mortgage File to the Custodian when the need therefor by the Servicer no longer exists, unless the related Mortgage Loan has been liquidated and the Liquidation Proceeds relating to such Mortgage Loan have been deposited in the Collection Account or the related Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially.

(c)

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the related Mortgage Note or related Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by such Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the Servicer a power of attorney sufficient to authorize the Servicer or a Sub-Servicer to execute such documents on its behalf, provided that the Trustee shall be obligated to execute the documents identified above if necessary to enable the Servicer or a Sub-Servicer to perform their respective duties hereunder.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution thereof by the Trustee and delivery thereof by the Trustee or the Custodian, as applicable, will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

SECTION 3.18.

[Reserved].

SECTION 3.19.

[Reserved].

SECTION 3.20.

[Reserved].

SECTION 3.21.

[Reserved].

SECTION 3.22.

[Reserved].

SECTION 3.23.

[Reserved].

SECTION 3.24.

Credit Comeback Excess Account.

(a)

On the Closing Date, the Securities Administrator shall establish an account (the “Credit Comeback Excess Account”), which shall be an Eligible Account.  The Credit Comeback Excess Account shall be entitled “Credit Comeback Excess Account, Wells Fargo Bank, N.A, as Securities Administrator on behalf of U.S. Bank, as Trustee for the benefit of the holders of the JPMAC 2006-CW2 Certificates.”  On each Distribution Date, the Securities Administrator, shall deposit into the Credit Comeback Excess Account all Credit Comeback Excess Amounts received during the related Due Period.  All funds in the Credit Comeback Excess Account shall remain uninvested.

(b)

On each Distribution Date, the Securities Administrator, based on the information set forth in the Remittance Report, shall withdraw from the Credit Comeback Account  that portion of the Credit Comeback Amounts allocable to the Group  1 Mortgage Loans or Group 3 Mortgage Loans as applicable, for that Distribution Date and deposit such amounts into the Distribution Account to be treated as Pool 1 or Pool 2 Net Monthly Excess Cash Flow, as applicable.

SECTION 3.25.

Pool 1 Net WAC Reserve Fund.

(a)

On the Closing Date, the Securities Administrator shall establish an account (the “Pool 1 Net WAC Reserve Fund”), which shall be an Eligible Account.  The Depositor will deposit, or cause to be deposited, into the Pool 1 Net WAC Reserve Fund, $1,000.  On each Distribution Date as to which there is Net WAC Rate Carryover Amount for any Class of Pool 1 Certificates, the Securities Administrator is hereby directed to, and shall therefore, deposit into the Pool 1 Net WAC Reserve Fund an amount equal to the Net WAC Rate Carryover Amount for each affected Class of Pool 1 Certificates pursuant to Section 4.01(a)(3)(xiv).  Such Net WAC Rate Carryover Amounts shall be paid (i) first, to the Class AF Certificates, pro rata, based on their respective Cap Amounts and (ii) to the Pool 1 Mezzanine Certificates, sequentially according to their numeric order in each case up to an amount equal to their respective Cap Amounts.   If no Net WAC Rate Carryover Amount is payable on a Distribution Date, the Securities Administrator shall deposit into the Pool 1 Net WAC Reserve Fund the Pool 1 Required Net WAC Reserve Fund Deposit.  For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Pool 1 Net WAC Reserve Fund and all amounts deposited into the Pool 1 Net WAC Reserve Fund.  Any monies held in the Pool 1 Net WAC Reserve Fund in excess of the Pool 1 Required Net WAC Reserve Fund Deposit on any Distribution Date shall be distributed to the Class C Certificateholders.  Amounts held in the Pool 1 Net WAC Reserve Fund and not distributed on any Distribution Date will be invested by the Securities Administrator in investments identified in clause (f) of the definition of Permitted Investments having maturities on or prior to the next succeeding Distribution Date as directed in writing by the Depositor.  In the absence of such direction, such amounts will be held uninvested.  All income and gain earned upon such investment shall be deposited into the Pool 1 Net WAC Reserve Fund.  Upon the termination of the Trust Fund, or the payment in full of the Class AF and Pool 1 Mezzanine Certificates, all amounts remaining on deposit in the Pool 1 Net WAC Reserve Fund will be distributed to the Class C Certificateholders or their designees.  The Pool 1 Net WAC Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the LIBOR Certificates of Net WAC Rate Carryover Amounts with respect to any Class of LIBOR Certificates will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

SECTION 3.26.

Pool 2 Net WAC Reserve Fund.

(a)

On the Closing Date, the Securities Administrator shall establish an account (the “Pool 2 Net WAC Reserve Fund”), which shall be an Eligible Account.  The Depositor will deposit, or cause to be deposited, into the Pool 2 Net WAC Reserve Fund, $1,000.  On each Distribution Date as to which there is Net WAC Rate Carryover Amount for any Class of Pool 2 Certificates, the Securities Administrator is hereby directed to, and shall therefore, deposit into the Pool 2 Net WAC Reserve Fund an amount equal to the Net WAC Rate Carryover Amount for each affected Class of Pool 2 Certificates pursuant to Section 4.01(a)(3)(xiv).  Such Net WAC Rate Carryover Amounts shall be paid (i) first, to the Class AV Certificates, pro rata, based on their respective Cap Amounts and (ii) to the Pool 2 Mezzanine Certificates, sequentially according to their numeric order in each case up to an amount equal to their respective Cap Amounts.   If no Net WAC Rate Carryover Amount is payable on a Distribution Date, the Securities Administrator shall deposit into the Pool 2 Net WAC Reserve Fund the Pool 2 Required Net WAC Reserve Fund Deposit.  For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Pool 2 Net WAC Reserve Fund and all amounts deposited into the Pool 2 Net WAC Reserve Fund.  Any monies held in the Pool 2 Net WAC Reserve Fund in excess of the Pool 2 Required Net WAC Reserve Fund Deposit on any Distribution Date shall be distributed to the Class C Certificateholders.  Amounts held in the Pool 2 Net WAC Reserve Fund and not distributed on any Distribution Date will be invested by the Securities Administrator in investments identified in clause (f) of the definition of Permitted Investments having maturities on or prior to the next succeeding Distribution Date as directed in writing by the Depositor.  In the absence of such direction, such amounts will be held uninvested.  All income and gain earned upon such investment shall be deposited into the Pool 2 Net WAC Reserve Fund.  Upon the termination of the Trust Fund, or the payment in full of the Class AV and Pool 2 Mezzanine Certificates, all amounts remaining on deposit in the Pool 2 Net WAC Reserve Fund will be distributed to the Class C Certificateholders or their designees.  The Pool 2 Net WAC Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the LIBOR Certificates of Net WAC Rate Carryover Amounts with respect to any Class of LIBOR Certificates will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

SECTION 3.27.

Swap Agreement.

The Depositor hereby directs the Securities Administrator to execute and deliver on behalf of the Trust the Swap Agreement and authorizes the Securities Administrator to perform its obligations thereunder on behalf of the Supplemental Interest Trust in accordance with the terms of the Swap Agreement.  The Depositor hereby authorizes and directs the Securities Administrator to execute on behalf of the Supplemental Interest Trust, as the Supplemental Interest Trust’s own actions, the terms agreed to by the Depositor in relation to the Swap Agreement, as reflected in the Swap Agreement, and the Securities Administrator hereby so executes the Swap Agreement.  If based upon a notice from the valuation agent pursuant to section 4(c) of the credit support annex, the Securities Administrator determines that a delivery amount exists, then the Securities Administrator shall demand such amount pursuant to section 3(a) of the credit support annex.  The Securities Administrator shall amend the Swap Agreement in accordance with its terms and as requested in writing by a party to the Swap Agreement to cure any ambiguity in or correct or supplement any provision of, the Swap Agreement; provided, however, that any such amendment will not have a material adverse effect to a Certificateholder as evidenced by a written confirmation from each Rating Agency that such amendment would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates.  The Swap Agreement shall not part of any REMIC.  The Swap Provider is the calculation agent under the Swap Agreement and shall calculate all amounts pursuant to the Swap Agreement and notify the Securities Administrator of all such amounts.

The Depositor hereby directs the Securities Administrator to  execute, deliver and perform its obligations under the Swap Agreement on the Closing Date and thereafter on behalf of the Holders of the Pool 2 Certificates.  The Seller, the Depositor, the Servicer and the Holders of the Pool 2 Certificates by their acceptance of such Certificates acknowledge and agree that the Securities Administrator shall execute, deliver and perform its obligations under the Swap Agreement and shall do so solely in its capacity as Securities Administrator of the Supplemental Interest Trust and not in its individual capacity.

The Depositor hereby instructs the Securities Administrator to make any and all demands for Eligible Collateral (as defined in the Swap Agreement) under the Swap Agreement from the Swap Provider in satisfaction of the Delivery Amount (as defined in the Swap Agreement) requirement.  The Depositor hereby instructs the Securities Administrator to deliver notice to the Swap Provider upon any failure of the Swap Provider to transfer the Delivery Amount (as defined in the Swap Agreement) pursuant to an Approved Credit Support Document (as defined in the Swap Agreement).

SECTION 3.28.

The Final Maturity Reserve Trust.

(a) The Final Maturity Reserve Trust is hereby established as a separate trust, the corpus of which shall be held by the Securities Administrator, in trust, for the benefit of the holders of the Certificates.  The Securities Administrator shall establish two separate accounts (the “Pool 1 Final Maturity Reserve Account” and the “Pool 2 Final Maturity Reserve Account”, each a “Final Maturity Reserve Account”).  Each Final Maturity Reserve Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

(b) The Securities Administrator shall deposit into the Final Maturity Reserve Trust any Pool 1 or Pool 2 Final Maturity Reserve Amounts pursuant to Sections 4.01(a)(1)(ii) and 4.01(b)(1)(ii).  The Securities Administrator shall distribute the funds in the Final Maturity Reserve Account pursuant to Section 5.01(j).

(c) Funds in the Final Maturity Reserve Account shall be invested in Permitted Investments.  Any earnings on such amounts shall be distributed pursuant to Section 5.01(j).  The Class C Certificates shall evidence ownership of the Final Maturity Reserve Trust for federal income tax purposes and the Holder thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein.  The Class C Certificateholders shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class C Certificateholders as to investment of funds on deposit in the Final Maturity Reserve Account, such funds shall be invested in the Wells Fargo Advantage Prime Investment Money Market Fund or comparable investment vehicle.

(d) Upon termination of the Trust, any amounts remaining in the Final Maturity Reserve Account shall be distributed pursuant to the priorities in Section 5.01(j).

(e) It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Final Maturity Reserve Trust be disregarded as an entity separate from the holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Final Maturity Reserve Trust for federal income tax purposes.  Neither the Securities Administrator nor the Trustee shall be responsible for any entity level tax reporting for the Final Maturity Reserve Trust.

(f) For federal income tax purposes, any Certificateholder that receives a principal payment from the Final Maturity Reserve Trust shall be treated as selling a portion of its Certificate to the Class C Certificateholder and as having received the amount of the principal payment from the Class C Certificateholder as the proceeds of the sale.  The portion of the Certificate that is treated as having been sold shall equal the amount of the corresponding reduction in the Class Certificate Principal Balance of such Certificate.  Principal payments received from the Final Maturity Reserve Trust shall not be treated as distributions from any REMIC created hereby.  All principal distributions from the Final Maturity Reserve Trust shall be accounted for hereunder in accordance with this Section 5.11(f).

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.

Distributions.

(a)

(1)

On each Distribution Date, the Securities Administrator, based solely on the information set forth in the Remittance Report, shall withdraw from the Distribution Account that portion of the Pool 1 Available Funds equal to the Pool 1 Interest Remittance Amount for that Distribution Date and make the following disbursements and transfers in the following order of priority in each case, to the extent of the Interest Remittance Amount remaining for such Distribution Date:

(i)

to the Master Servicer, the Master Servicer Fee (the portion allocable to Pool 1), for such Distribution Date;

(ii)

on the Distribution Date in August 2014 and each Distribution Date thereafter for deposit in the Pool 1 Final Maturity Reserve Account, the Pool 1 Final Maturity Reserve Amount;

(iii)

first, concurrently to the Holders of each Class of Class AF Certificates, the related Monthly Interest Distributable Amount, on a pro rata basis based on such Monthly Interest Distributable Amount and second, concurrently to each Class of Class AF Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such Class for such Distribution Date on a pro rata basis based on such Unpaid Interest Shortfall Amount.

(iv)

to the Holders of the Class MF-1 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(v)

to the Holders of the Class MF-2 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(vi)

to the Holders of the Class MF-3 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(vii)

to the Holders of the Class MF-4 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(viii)

to the Holders of the Class MF-5 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates; and

(ix)

to the Holders of the Class MF-6 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates.

Any Interest Remittance Amount remaining undistributed after giving effect to subclause (i) through (ix) above shall be used in determining the amount of Pool 1 Net Monthly Excess Cashflow, if any, for such Distribution Date.

(2)

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Group 1 Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the following order of priority in each case, to the extent of the Group 1 Principal Distribution Amount remaining for such Distribution Date:

A.

On each Distribution Date (a) prior to the Pool 1 Stepdown Date or (b) on which a Pool 1 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 1 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 1 Principal Distribution Amount remaining for such Distribution Date:

1.

to the holders of the Class AF Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero;

2.

to the holders of the Class MF-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

to the holders of the Class MF-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

4.

to the holders of the Class MF-3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

5.

to the holders of the Class MF-4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

6.

to the holders of the Class MF-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

7.

to the holders of the Class MF-6 Certificates, until the Class Principal Amount thereof has been reduced to zero.

B.

On each Distribution Date (a) on or after the Pool 1 Stepdown Date and (b) on which a Pool 1 Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account the Group 1 Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of the Class AF Certificates, allocated as provided below, the Group 2 Senior Principal Distribution Amount until the Class Principal Amount thereof has been reduced to zero; and

2.

to the holders of the Class MF-1 Certificates, the Class MF-1 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

3.

to the holders of the Class MF-2 Certificates, the Class MF-2 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

4.

to the holders of the Class MF-3 Certificates, the Class MF-3 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

5.

to the holders of the Class MF-4 Certificates, the Class MF-4 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

6.

to the holders of the Class MF-5 Certificates, the Class MF-5 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

7.

to the holders of the Class MF-6 Certificates, the Class MF-6 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero.

With respect to the Group 1 Certificates, distributions of principal will be made first to the Class AF-6 Certificates in an amount up to the Class AF-6 Lockout Distribution Amount and second, sequentially to the Class AF-1, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, until the Class Principal Amounts thereof have been reduced to zero; provided, however, that for any Distribution Date on or after the date on which the aggregate Class Principal Amount of the Pool 1 Mezzanine Certificates is reduced to zero, any distributions of principal to the Group 1 Certificates shall be made pro rata based on their respective Class Principal Amounts.

Any Principal Distribution Amount remaining undistributed after giving effect to clauses (A) and (B) above shall be used in determining the amount of Pool 1 Net Monthly Excess Cashflow, if any, for such Distribution Date.

(3)

On each Distribution Date, the Pool 1 Net Monthly Excess Cashflow shall be distributed as follows:

(i)

to the Holders of the Pool 1 Certificates then entitled to distributions in respect to principal, in an amount equal to the principal portion of any Realized Losses experienced on the related Mortgage Loans during the preceding month, payable to such Holders as part of the applicable Principal Distribution Amount, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero;

(ii)

to the Holders of the Pool 1 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Pool 1 Overcollateralization Increase Amount, payable to such Holders as part of the applicable Principal Distribution Amount, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero;

(iii)

to the Holders of the Class MF-1 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(iv)

to the Holders of the Class MF-2 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(v)

to the Holders of the Class MF-3 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(vi)

to the Holders of the Class MF-4 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(vii)

to the Holders of the Class MF-5 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(viii)

to the Holders of the Class MF-6 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(ix)

sequentially, to the Holders of the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5 and Class MF-6 Certificates, in that order, any related Allocated Realized Loss Amount allocable to such class not previously reimbursed;

(x)

to the Holders of the Class C Certificates, the lesser of (i) the Class C Distribution Amount to the extent attributable to the Pool 1 Mortgage Loans (computed without regard to this subparagraph (x)) and (ii) the Net WAC Rate Carryover Amount (net of amounts on deposit in the Pool 1 Net WAC Reserve Fund available to pay related Net WAC Rate Carryover Amounts  on such Distribution Date) for each Class of Pool 1 Certificates provided that, pursuant to Section 3.25 hereof, on any Distribution Date as to which there is any Net WAC Rate Carryover Amount for any Pool 1 Certificates, the Securities Administrator will transfer, from amounts that would otherwise be distributable to the Class C Certificates pursuant to this clause, the amount of any Net WAC Rate Carryover Amount for the Pool 1 Certificates into the Pool 1 Net WAC Reserve Fund, for immediate transfer pursuant to this clause to the related Pool 1 Certificates for payment of any Net WAC Rate Carryover Amount for the Pool 1 Certificates;

(xi)

concurrently, to the Holders of each Class AF Certificates, pro rata, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to each such Certificates;

(xii)

to the Holders of the Class MF-1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xiii)

to the Holders of the Class MF-2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xiv)

to the Holders of the Class MF-3 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xv)

to the Holders of the Class MF-4 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xvi)

to the Holders of the Class MF-5 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xvii)

to the Holders of the Class MF-6 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xviii)

concurrently, to the Holders of each Class of Class AF Certificates, pro rata, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to each such Certificates;

(xix)

to the Holders of the Class MF-1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xx)

to the Holders of the Class MF-2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxi)

to the Holders of the Class MF-3 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxii)

to the Holders of the Class MF-4 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxiii)

to the Holders of the Class MF-5 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxiv)

to the Holders of the Class MF-6 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxv)

to the Trustee, the Custodian and the Securities Administrator, any remaining unpaid fees, expenses and indemnity reimbursements payable hereunder or under the related Custodial Agreement with respect to Group 1 without regard to the annual limitation;

(xxvi)

to the Pool 2 Net Monthly Excess Cashflow, the amounts if any required to pay any Realized Losses with respect to the Pool 2 Certificates, any Pool 2 Overcollateralization Increase Amounts and any related Allocated Realized Loss Amounts not previously reimbursed after giving effect to the distribution of the Pool 2 Net Monthly Excess Cashflow;

(xxvii)

to the Holders of the Class C Certificates, the Class C Distribution Amount to the extent attributable to the Pool 1 Mortgage Loans net of the amount, if any, distributed to the Class C Certificates pursuant to subparagraph (x) on such Distribution Date; and

(xxviii)

to the Holders of the Residual Certificates to the extent attributable to REMIC II or the Master REMIC and otherwise to the Uncertificated Interests.

(b)

(1)

On each Distribution Date, the Securities Administrator, based solely on the information set forth in the Remittance Report, shall withdraw from the Distribution Account that portion of the Pool 2 Available Funds equal to the Pool 2 Interest Remittance Amount for that Distribution Date and make the following disbursements and transfers in the following order of priority in each case, to the extent of the Interest Remittance Amount remaining for such Distribution Date:

(i)

to the Master Servicer, the Master Servicer Fee (the portion allocable to Pool 2), for such Distribution Date;

(ii)

on the Distribution Date in August 2014 and each Distribution Date thereafter for deposit in the Pool 2 Final Maturity Reserve Account, the Pool 2 Final Maturity Reserve Amount;

(iii)

first, concurrently to the Holders of each Class of Class AV Certificates, applied in accordance with the allocation rules set forth in Section 4.01(g) below, the related Monthly Interest Distributable Amount, on a pro rata basis based on such Monthly Interest Distributable Amount and second, concurrently to each Class of Class AV Certificates, applied in accordance with the allocation rules set forth in Section 4.01(g) below, the related Unpaid Interest Shortfall Amount, if any, for each such Class for such Distribution Date on a pro rata basis based on such Unpaid Interest Shortfall Amount.

(iv)

to the Holders of the Class MV-1 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(v)

to the Holders of the Class MV-2 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(vi)

to the Holders of the Class MV-3 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(vii)

to the Holders of the Class MV-4 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(viii)

to the Holders of the Class MV-5 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(ix)

to the Holders of the Class MV-6 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates; and

(x)

to the Holders of the Class MV-7 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(xi)

to the Holders of the Class MV-8 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(xii)

to the Holders of the Class MV-9 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates; and

(xiii)

to the Holders of the Class MV-10 Certificates, the Monthly Interest Distributable Amount for such Class of Certificates.

Any Interest Remittance Amount remaining undistributed after giving effect to subclause (i) through (xii) above shall be used in determining the amount of Pool 2 Net Monthly Excess Cashflow, if any, for such Distribution Date.

(2)

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the following order of priority in each case, to the extent of the Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Amount remaining for such Distribution Date:

A.

On each Distribution Date (a) prior to the Pool 2 Stepdown Date or (b) on which a Pool 2 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 2 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 2 Principal Distribution Amount remaining for such Distribution Date:

1.

to the holders of the Group 2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

2.

to the holders of the Group 3 Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero.

B.

On each Distribution Date (a) prior to the Pool 2 Stepdown Date or (b) on which a Pool 2 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 3 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 3 Principal Distribution Amount remaining for such Distribution Date:

1.

to the holders of the Group 3 Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero; and

2.

to the holders of the Group 2 Certificates, allocated as provided below, until the Class Principal Amounts thereof has been reduced to zero.

C.

On each Distribution Date (a) prior to the Pool 2 Stepdown Date or (b) on which a Pool 2 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the remaining Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Amount for such Distribution Date, after giving effect to clauses (A) and (B) above, and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of the Class MV-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

2.

to the holders of the Class MV-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

to the holders of the Class MV-3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

4.

to the holders of the Class MV-4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

5.

to the holders of the Class MV-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

6.

to the holders of the Class MV-6 Certificates, until the Class Principal Amount thereof has been reduced to zero;

7.

to the holders of the Class MV-7 Certificates, until the Class Principal Amount thereof has been reduced to zero;

8.

to the holders of the Class MV-8 Certificates, until the Class Principal Amount thereof has been reduced to zero;

9.

to the holders of the Class MV-9 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

10.

to the holders of the Class MV-10 Certificates, until the Class Principal Amount thereof has been reduced to zero.

D.

On each Distribution Date (a) on or after the Pool 2 Stepdown Date and (b) on which a Pool 2 Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account the Group 2 Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of the Group 2 Certificates, the Group 2 Senior Principal Distribution Amount until the Class Principal Amount thereof has been reduced to zero; and

2.

to the holders of each class of Group 3 Certificates, allocated as provded below, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause E.1. below for such Distribution Date over (y) the amount actually distributed pursuant to clause E.1. below from the Group 3 Principal Distribution Amount on such Distribution Date

E.

On each Distribution Date (a) on or after the Pool 2 Stepdown Date and (b) on which a Pool 2 Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account the Group 3 Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of each class of the Group 3 Certificates, allocated as provided below, the Group 3 Senior Principal Distribution Amount, until the Class Principal Amounts thereof have been reduced to zero; and

2.

to the holders of each class of Group 2 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause D.1. above for such Distribution Date over (y) the amount actually distributed pursuant to clause D.1. above from the Group 2 Principal Distribution Amount on such Distribution Date.

F.

On each Distribution Date (a) on or after the Pool 2 Stepdown Date and (b) on which a Pool 2 Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account any remaining Group 2 Principal Distribution Amount and Group 3 Principal Distribution Amount, for such Distribution Date, after giving effect to distributions in clauses (D) and (E) above, and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of the Class MV-1 Certificates, the Class MV-1 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

2.

to the holders of the Class MV-2 Certificates, the Class MV-2 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

3.

to the holders of the Class MV-3 Certificates, the Class MV-3 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

4.

to the holders of the Class MV-4 Certificates, the Class MV-4 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

5.

to the holders of the Class MV-5 Certificates, the Class MV-5 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

6.

to the holders of the Class MV-6 Certificates, the Class MV-6 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

7.

to the holders of the Class MV-7 Certificates, the Class MV-7 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

8.

to the holders of the Class MV-8 Certificates, the Class MV-8 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

9.

to the holders of the Class MV-9 Certificates, the Class MV-9 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero; and

10.

to the holders of the Class MV-10 Certificates, the Class MV-10 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero.

With respect to the Group 3 Certificates, distributions of principal will be made sequentially to the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates, in that order, until the Class Principal Amounts thereof have been reduced to zero; provided, however, that for any Distribution Date on or after the date on which the aggregate Class Principal Amount of the Pool 2 Mezzanine Certificates is reduced to zero, any distributions of principal to the Group 3 Certificates shall be made pro rata based on their respective Class Principal Amounts.

Any Principal Distribution Amount remaining undistributed after giving effect to clauses (A) through (F) above shall be used in determining the amount of Pool 2 Net Monthly Excess Cashflow, if any, for such Distribution Date.

(3)

On each Distribution Date, the Pool 2 Net Monthly Excess Cashflow shall be distributed as follows:

(i)

to the Holders of the Pool 2 Certificates then entitled to distributions in respect to principal, in an amount equal to the principal portion of any Realized Losses experienced on the related Mortgage Loans during the preceding month, payable to such Holders as part of the applicable Principal Distribution Amount, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero;

(ii)

to the Holders of the Pool 2 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Pool 2 Overcollateralization Increase Amount (without taking into account amounts, if any, received under the Swap Agreement), payable to such Holders as part of the applicable Principal Distribution Amount, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero;

(iii)

to the Holders of the Class MV-1 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(iv)

to the Holders of the Class MV-2 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(v)

to the Holders of the Class MV-3 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(vi)

to the Holders of the Class MV-4 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(vii)

to the Holders of the Class MV-5 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(viii)

to the Holders of the Class MV-6 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(ix)

to the Holders of the Class MV-7 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(x)

to the Holders of the Class MV-8 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(xi)

to the Holders of the Class MV-9 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(xii)

to the Holders of the Class MV-10 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(xiii)

sequentially, to the Holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates, in that order, any related Allocated Realized Loss Amount allocable to such class not previously reimbursed;

(xiv)

to the Holders of the Class C Certificates, the lesser of (i) the Class C Distribution Amount attributable to the Pool 2 Mortgage Loans (computed without regard to this subparagraph (xiv)) and (ii) the Net WAC Rate Carryover Amount (net of amounts on deposit in the Pool 2 Net WAC Reserve Fund available to pay related Net WAC Rate Carryover Amounts  on such Distribution Date) for each Class of Pool 2 Certificates provided that, pursuant to Section 3.26 hereof, on any Distribution Date as to which there is any Net WAC Rate Carryover Amount for any Pool 2 Certificates, the Securities Administrator will transfer, from amounts that would otherwise be distributable to the Class C Certificates pursuant to this clause, the amount of any Net WAC Rate Carryover Amount for the Pool 2 Certificates into the Pool 2 Net WAC Reserve Fund, for immediate transfer pursuant to this clause to the related Pool 2 Certificates for payment of any Net WAC Rate Carryover Amount for the Pool 2 Certificates;

(xv)

concurrently, to the Holders of each Class AV Certificates, pro rata, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to each such Certificates;

(xvi)

to the Holders of the Class MV-1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xvii)

to the Holders of the Class MV-2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xviii)

to the Holders of the Class MV-3 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xix)

to the Holders of the Class MV-4 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xx)

to the Holders of the Class MV-5 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxi)

to the Holders of the Class MV-6 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxii)

to the Holders of the Class MV-7 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxiii)

to the Holders of the Class MV-8 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxiv)

to the Holders of the Class MV-9 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxv)

to the Holders of the Class MV-10 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxvi)

concurrently, to the Holders of each Class of Class AV Certificates, pro rata, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to each such Certificates;

(xxvii)

to the Holders of the Class MV-1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxviii)

to the Holders of the Class MV-2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxix)

to the Holders of the Class MV-3 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxx)

to the Holders of the Class MV-4 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxi)

to the Holders of the Class MV-5 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxii)

to the Holders of the Class MV-6 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxiii)

to the Holders of the Class MV-7 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxiv)

to the Holders of the Class MV-8 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxv)

to the Holders of the Class MV-9 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxvi)

to the Holders of the Class MV-10 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxvii)

to the Trustee, the Custodian and the Securities Administrator, any remaining unpaid fees, expenses and indemnity reimbursements payable hereunder or under the related Custodial Agreement without regard to the annual limitation;

(xxxviii)

to the Supplemental Interest Account, for payment to the Swap Provider, any Swap Termination Payment (unless the Securities Administrator is the Defaulting Party or the Sole Affected Party) for such Distribution Date;

(xxxix)

to the Pool 1 Net Monthly Excess Cashflow, the amounts if any required to pay any Realized Losses with respect to the Pool 1 Certificates, any Pool 1 Overcollateralization Increase Amounts and any related Allocated Realized Loss Amounts not previously reimbursed after giving effect to the distribution of the Pool 1 Net Monthly Excess Cashflow;

(xl)

to the Holders of the Class C Certificates, the Class C Distribution Amount to the extent attributable to the Pool 2 Mortgage Loans net of the sum of (a) the amount, if any, distributed to the Class C Certificates pursuant to subparagraph (xiv) on such Distribution Date and (b) the amount described in subparagraph (xxxviii) for such Distribution Date; and

(xli)

to the Holders of the Residual Certificates to the extent attributable to REMIC II or the Master REMIC and otherwise to the Uncertificated Interests.

(c)

On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Penalties collected by the Servicer in connection with the Principal Prepayment of any of the Group 1 Mortgage Loans or any Servicer Prepayment Penalty Payment Amount and shall distribute such amounts to the Holders of the Class P-1 Certificates.  Such distributions shall not be applied to reduce the Class Principal Amount of the Class P-1 Certificates.  On the first Distribution Date following the expiration of the latest prepayment term with respect to the related Mortgage Loans and if funds are available on such date, the Class P-1 Certificates shall be entitled to its outstanding Class Principal Amount prior to any distributions of Net Monthly Excess Cashflow pursuant to Section 4.01(a)(3) on such Distribution Date.

On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Penalties collected by the Servicer in connection with the Principal Prepayment of any of the Group 2 and Group 3 Mortgage Loans or any Servicer Prepayment Penalty Payment Amount and shall distribute such amounts to the Holders of the Class P-2 Certificates.  Such distributions shall not be applied to reduce the Class Principal Amount of the Class P-2 Certificates.  On the first Distribution Date following the expiration of the latest prepayment term with respect to the related Mortgage Loans and if funds are available on such date, the Class P-2 Certificates shall be entitled to its outstanding Class Principal Amount prior to any distributions of Net Monthly Excess Cashflow pursuant to Section 4.01(b)(3) on such Distribution Date.

(d)

All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests.  Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of record of the respective Class on the related Record Date (except as otherwise provided in this Section 4.01 or Section 9.01 respecting the final distribution on such Class), and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Securities Administrator or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Certificate Registrar, the Depositor, the Securities Administrator or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(e)

The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement.  None of the Holders of any Class of Certificates, the Trustee, the Seller, the Securities Administrator or the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(f)

Except as otherwise provided in Section 9.01, whenever the Securities Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Securities Administrator shall, as soon as practicable after the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

(i)

the Securities Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Securities Administrator therein specified, and

(ii)

no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator.  If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

(g)

The Interest Remittance Amount distributed pursuant to Section 4.01(b)(1)(ii) above will be applied to the Class AV Certificates as follows: amounts distributed to the Group 2 Certificates will first reduce the Group 2 Interest Remittance Amount and amounts distributed to the Group 3 Certificates will first reduce the Group 3 Interest Remittance Amount.  Reductions in each of the Group 2 and Group 3 Interest Remittance Amounts will be applied to the Group 2 and Group 3 Certificates, respectively, pro rata, based on the amount of interest due to each such class.  If the related Interest Remittance Amount is insufficient, additional amounts will reduce the remaining Interest Remittance Amounts of the other Group, after giving effect to the foregoing allocations.

(h)

In connection with any optional termination of the Trust Fund pursuant to Section 9.01(a), in accordance with the Preliminary Statement, the portion, if any, of the Termination Price in excess of the Par Value shall be distributed to the Uncertificated Interests.

(i)

On the earlier of the Distribution Date in August 2036 and the termination of the Trust, the Securities Administrator shall distribute the funds on deposit in the Pool 1 Final Maturity Reserve Account in the following order of priority:

(i)

to the Holders of the Class AF Certificates, pro rata based on their respective Class Principal Amounts, after giving effect to principal distributions on such Distribution Date pursuant to Section 4.01(a) and (b) above, until the Class Principal Amounts thereof have been reduced to zero;

(ii)

sequentially, to the Holders of the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5 and Class MF-6 Certificates, in that order, in that order, after giving effect to principal distributions on such Distribution Date pursuant to Section 4.01(a)(iii) above, until the Class Principal Amounts thereof have been reduced to zero

(iii)

to the Holders of the Pool 1 Certificates, any Interest Distributable Amounts for each such Class remaining unpaid on such Distribution Date, in the same priorities as set forth in Sections 4.01(a) and (b);

(iv)

to the extent of any funds remaining in the Pool 1 Final Maturity Reserve Account after payment pursuant to clauses (i) through (iii) above, to the Class C Certificates.

(j)

On the earlier of the Distribution Date in August 2036 and the termination of the Trust, the Securities Administrator shall distribute the funds on deposit in the Pool 2 Final Maturity Reserve Account in the following order of priority:

(i)

to the Holders of the Class AV Certificates, pro rata based on their respective Class Principal Amounts, after giving effect to principal distributions on such Distribution Date pursuant to Section 4.01(a) and (b) above, until the Class Principal Amounts thereof have been reduced to zero;

(ii)

sequentially, to the Holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates, in that order, in that order, after giving effect to principal distributions on such Distribution Date pursuant to Section 4.01(a)(iii) above, until the Class Principal Amounts thereof have been reduced to zero

(iii)

to the Holders of the Pool 2 Certificates, any Interest Distributable Amounts for each such Class remaining unpaid on such Distribution Date, in the same priorities as set forth in Sections 4.01(a) and (b);

(iv)

to the extent of any funds remaining in the Pool 2 Final Maturity Reserve Account after payment pursuant to clauses (i) through (iii) above, to the Class C Certificates.

SECTION 4.02.

Statements to Certificateholders.

On each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of the Regular Certificates and the Residual Interests, the Servicer, the Master Servicer, the Swap Provider and each Rating Agency a statement with respect to information regarding the Mortgage Loans, based solely on, and to the extent of, information provided to the Securities Administrator by the Servicer and the Master Servicer pursuant to Section 5.02 of the Servicing Agreement hereof, as to the distributions made on such Distribution Date setting forth:

(i)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, including on account of the Mezzanine Certificates, separately identified, allocable to principal and the amount of the distribution to the Holders of the Class P-1 and Class P-2 Certificates allocable to Prepayment Penalties and Servicer Prepayment Penalty Payment Amounts;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P-1 and Class P-2 Certificates), including on account of the Mezzanine Certificates, separately identified, allocable to interest;

(iii)

the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for such Distribution Date and the Overcollateralization Increase Amount for such Distribution Date for both Pool 1 and Pool 2;

(iv)

the aggregate Servicing Fee received by the Servicer during the related Due Period;

(v)

[Reserved];

(vi)

the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

(vii)

the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(viii)

the number and aggregate unpaid principal balance of the Mortgage Loans that were, using the OTS Method, (a) Delinquent 30-59 days, (b) Delinquent 60-89 days, (c) Delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) Mortgage Loans in foreclosure and (e) Mortgage Loans subject to filing under the Bankruptcy Code;

(ix)

with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance;

(x)

the aggregate of the Stated Principal Balances of all REO Properties as of the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date;

(xi)

the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xii)

the aggregate amount of Realized Losses incurred during the calendar month preceding the month of such Distribution Date and the aggregate amount of Realized Losses incurred since the Closing Date;

(xiii)

the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Distribution Account for such Distribution Date;

(xiv)

the Class Principal Amount of the Class A Certificates and the Mezzanine Certificates, after giving effect to the distributions made on such Distribution Date, after giving effect to the distributions made on such Distribution Date and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of such Realized Losses;

(xv)

the Certificate Factor for each such Class of LIBOR Certificates applicable to such Distribution Date;

(xvi)

the Monthly Interest Distributable Amount in respect of the Pool 1 and Pool 2 Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each such Class of Certificates on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfall Amounts and Relief Act Interest Shortfalls, as applicable;

(xvii)

the aggregate amount of any Prepayment Interest Shortfall Amount for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 4.04(i) of the Servicing Agreement;

(xviii)

the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xix)

the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xx)

the Available Funds;

(xxi)

[Reserved];

(xxii)

the respective Pass-Through Rates applicable to the LIBOR Certificates, for such Distribution Date and the Pass-Through Rate applicable to the LIBOR Certificates for the immediately succeeding Distribution Date;

(xxiii)

the amount of any payment made by the Swap Provider under the Swap Agreement;

(xxiv)

the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Allocated Realized Loss Amounts;

(xxv)

amounts deposited into the Pool 1 Net WAC Reserve Fund and Pool 2 Net WAC Reserve Fund;

(xxvi)

the date when a Pool 1 Stepdown Date or Pool 2 Stepdown Date has occurred;

(xxvii)

the related Net WAC Rate;

(xxviii)

 whether a Pool 1 Trigger Event or Pool 2 Trigger Event has occurred and is continuing;

(xxix)

amounts payable to the Holders of Residual Interests; and

(xxx)

the Net Swap Payment.

The Securities Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the Servicer, the Rating Agencies, the Trustee and the Swap Provider via the Securities Administrator’s internet website.  All information from which the Securities Administrator makes such statement will be based solely on information provided by the Servicer pursuant to Section 5.02 of the Servicing Agreement hereof or by the Swap Provider pursuant to the Swap Agreement.  The Securities Administrator’s internet website shall initially be located at “http://www.ctslink.com”.  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclauses (i) through (ii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

Within a reasonable period of time after the end of each calendar year, upon written request or request by facsimile, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, upon written request or request by facsimile, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Interest a statement setting forth the amount, if any, actually distributed with respect to the Residual Interests, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Securities Administrator and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

For purposes of this Section 4.02, the Securities Administrator’s duties are limited to the extent that the Securities Administrator receives timely reports as required from the Servicer pursuant to Section 5.02(c) of the Servicing Agreement.

On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) loan level data with respect to all of the Mortgage Loans and CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.  In addition if so requested by the Originator, on each Distribution Date the Securities Administrator shall provide to the Originator and at the expense of the Originator, the loan level data with respect to the Mortgage Loans.

No later than five (5) Business Days prior to each Distribution Date for so long as the Swap Agreement is outstanding, the Depositor shall provide to the Securities Administrator a statement that contains the aggregate Class Principal Amount of the Class AV and Pool 2 Mezzanine Certificates not held by the Seller, the Depositor or any of their respective affiliates, provided, however, that the Depositor shall not be required to give such notice if the Seller, the Depositor or any of their respective affiliates do not own any such Certificates.  The Securities Administrator shall provide such statement that contains the aggregate Class Principal Amount of the Class AV and Pool 2 Mezzanine Certificates to the Swap Provider on such fifth preceding Business Day upon receipt if it receives notice of such holdings from the Depositor.

SECTION 4.03.

[Reserved].

SECTION 4.04.

Allocation of Realized Losses.

(a)

Pursuant to Section 5.02(a) of the Servicing Agreement, no later than the 5th day of each calendar month (or, if such 5th day is not a Business Day, then on the next succeeding Business Day), the Servicer shall determine as to each Mortgage Loan and REO Property the information listed on Exhibit J attached to the Servicing Agreement (or in such form and format that the Servicer and Securities Administrator mutually agree to).  The information described in the preceding sentence that is to be supplied by the Servicer shall be evidenced by a written report delivered to the Securities Administrator together with the remittance report described in Section 5.02(c) of the Servicing Agreement.

(b)

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Group 1 Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Pool 1 Certificates on such Distribution Date, the aggregate Class Principal Amount of the Pool 1 Certificates exceeds the Pool 1 Aggregate Collateral Balance on such date, the amount of such excess shall be allocated by the Securities Administrator on such Distribution Date as follows: first, to the Class MF-6 Certificates, until the Class Principal Amount thereof has been reduced to zero; second, to the Class MF-5 Certificates, until the Class Principal Amount thereof has been reduced to zero; third, to the Class MF-4 Certificates, until the Class Principal Amount thereof has been reduced to zero; fourth, to the Class MF-3 Certificates, until the Class Principal Amount thereof has been reduced to zero; fifth, to the Class MF-2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and sixth, to the Class MF-1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Pool 2 Certificates on such Distribution Date, the aggregate Class Principal Amount of the Pool 2 Certificates exceeds the Pool 2 Aggregate Collateral Balance on such date, the amount of such excess shall be allocated by the Securities Administrator on such Distribution Date as follows: first, to the Class MV-10 Certificates, until the Class Principal Amount thereof has been reduced to zero; second, to the Class MV-9 Certificates, until the Class Principal Amount thereof has been reduced to zero; third, to the Class MV-8 Certificates, until the Class Principal Amount thereof has been reduced to zero; fourth, to the Class MV-7 Certificates, until the Class Principal Amount thereof has been reduced to zero; fifth, to the Class MV-6 Certificates, until the Class Principal Amount thereof has been reduced to zero; sixth, to the Class MV-5 Certificates, until the Class Principal Amount thereof has been reduced to zero; seventh, to the Class MV-4 Certificates, until the Class Principal Amount thereof has been reduced to zero; eighth, to the Class MV-3 Certificates, until the Class Principal Amount thereof has been reduced to zero; ninth, to the Class MV-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;  and tenth, to the Class MV-1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

(c)

Any allocation of Realized Losses to a Mezzanine Certificates on any Distribution Date shall be made by reducing the Class Principal Amount thereof by the amount so allocated.  All Realized Losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(d)

With respect to any Class of Certificates to which an Applied Loss Amount has been allocated (including any such Class for which the related Class Principal Amount has been reduced to zero), the Class Principal Amount of such Class will be increased on each Distribution Date by the amount of related Recoveries for such Distribution Date, beginning with the Class of Mezzanine Certificates with the highest relative payment priority, up to the amount of the Allocated Realized Loss Amount for that Class.  Any increase in a Class Principal Amount on a Distribution Date pursuant to this Section 4.04(d) shall be made prior to giving effect to distributions on that Distribution Date.

SECTION 4.05.

Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for such withholding.

SECTION 4.06.

Tax Returns; Commission Reporting.

(a)

The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with Article XI hereof.  If the Depositor notifies the Securities Administrator in writing that a state tax return or other return is required, then, at the sole expense of the Trust Fund, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator’s possession).  The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and forward to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law.  The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator or the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by the Servicer.

(b)

The Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each REMIC created hereunder, an application for an employer identification number on IRS Form SS 4 or by any other acceptable method.  The Securities Administrator shall also file a Form 8811 as required.  The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Trustee and the Depositor.  The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders.  The Master Servicer shall enforce the obligations of the Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such documents to the extent required hereunder.

SECTION 4.07.

Supplemental Interest Trust.

(a)

A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Securities Administrator, in trust, for the benefit of the holders of the Certificates.  The Trustee shall have no duty or responsibility with respect to the Supplemental Interest Trust and shall have no liability to the Certificateholders or Swap Counterparty with respect to the Supplemental Interest Trust or the funds held in or distributed from the Supplemental Interest Account. On the Closing Date, the Securities Administrator shall establish and maintain in its name, a separate account for the benefit of the holders of the Certificates (the “Supplemental Interest Account”), into which the Depositor shall initially deposit $1,000.  The Supplemental Interest Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

(b)

On each Distribution Date, prior to any distribution to any Certificate, the Securities Administrator shall deposit into the Supplemental Interest Account the amount withdrawn from the Distribution Account pursuant to Section 3.11(b)(iii).   The Securities Administrator shall deposit into the Supplemental Interest Account any amounts required to be paid to the Swap Provider pursuant to the preceding sentence and shall distribute from the Supplemental Interest Account any such amounts to the Swap Provider as required by Section 4.10 on each Swap Payment Date.  The Securities Administrator shall deposit into the Supplemental Interest Account any Net Swap Payments received from the Swap Provider and shall distribute from the Supplemental Interest Account any such amounts to holders of the Pool 2 Certificates on each Distribution Date pursuant to Section 4.10.

(c)

Funds in the Supplemental Interest Account shall remain uninvested.  The Class C Certificates shall evidence ownership of the Supplemental Interest Trust for federal income tax purposes and the Holder thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein.  In the absence of such investment direction, the funds shall remain uninvested.

(d)

Upon termination of the Trust Fund, any amounts remaining in the Supplemental Interest Account after payment of amounts owing to the Swap Provider shall be distributed pursuant to the priorities set forth in Section 4.10.

(e)

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the holder for the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as representing ownership of an equity interest in the Supplemental Interest Trust for federal income tax purposes.

(f)

The Securities Administrator is hereby directed, on or prior to the Closing Date, on behalf of the Supplemental Interest Trust, to enter into and assume the obligations under the Swap Agreement with the Swap Provider for the benefit of the Holders of the Certificates, in the form presented to it by the Depositor.  The Depositor shall pay or cause to be paid on behalf of the Supplemental Interest Trust the payments, if any, owed to the Swap Provider as of the Closing Date under the Swap Agreement.  The Securities Administrator shall not, individually or personally, have any liability to perform any covenant either express or implied contained in the Swap Agreement and under no circumstance shall the Securities Administrator be personally liable for the payment of any amounts payable by the Supplemental Interest Trust under the Swap Agreement or any expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under the Swap Agreement.

SECTION 4.08.

Rights of Swap Provider.

The Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement, which rights include but are not limited to, the obligation of the Securities Administrator (A) to deposit any Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Account and (B) to establish and maintain the Supplemental Interest Account, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Section 4.07.  For the protection and enforcement of the provisions of this Section, the Swap Provider shall be entitled to relief as can be given either at law or in equity.

SECTION 4.09.

Replacement of Swap Provider.

In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, and at the direction of the Depositor, enters into a replacement Swap Agreement with a replacement swap counterparty (the “Replacement Swap Counterparty”), then (a) to the extent that the Supplemental Interest Trust would be required to make a Swap Termination Payment to the Swap Provider and (b) to the extent the Replacement Swap Counterparty pays to assume the rights and obligations of the Swap Provider under the Swap Agreement (the “Replacement Payment”), the Securities Administrator, on behalf of the Supplemental Interest Trust, and the Swap Provider agree that such Replacement Payment shall be paid to the Swap Provider and shall, only to the extent actually paid by the Replacement Swap Counterparty to the Swap Provider, constitute satisfaction in full of the obligations of the Supplemental Interest Trust to the Swap Provider in respect of the assignment of the outstanding transaction under the Swap Agreement to the Replacement Swap Counterparty or the replacement of such transaction with the Replacement Swap Counterparty.  In addition, upon termination of the Swap Provider and to the extent that the Swap Provider would be required to make a Swap Termination Payment to the Supplemental Interest Trust, such Swap Termination Payment shall be deposited into the Supplement Interest Account and shall be used to make any upfront payment required to be made to a Replacement Swap Counterparty.

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained within 30 days after receipt by the Securities Administrator of the Swap Termination Payment paid by the terminated Swap Provider, the Securities Administrator shall deposit such Swap Termination Payment into the Supplemental Interest Account and the Securities Administrator shall, on each Distribution Date, withdraw from such Supplemental Interest Account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Provider (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in accordance with Section 4.10 of this Agreement.

SECTION 4.10.

Distribution of Net Swap Payments.

On each Distribution Date, the Securities Administrator, based solely on the information provided by the Swap Provider, shall distribute any amounts on deposit in the Supplemental Interest Account in the following order of priority:

(i)

to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)

to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)

to the Holders of the Pool 2 Certificates then entitled to distributions in respect to principal, in an amount equal to the principal portion of any related Realized Losses experienced on the Group 2 and Group 3 Mortgage Loans during the preceding month, payable to such Holders as part of the Group 2 Principal Distribution Amount and Group 3 Principal Distribution Amount, as applicable, to the extent remaining after payments of the Pool 2 Net Monthly Excess Cashflow Amount, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero, to the extent not previously paid;

(iv)

to the Holders of the Pool 2 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Pool 2 Overcollateralization Increase Amount, payable to such Holders as part of the Group 2 Principal Distribution Amount and Group 3 Principal Distribution Amount, as applicable, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero, to the extent such Pool 2 Overcollateralization Increase Amount was not previously distributed as part of Group 2 Principal Distribution Amount or Group 3 Principal Distribution Amount;

(v)

to the Holders of the Class AV Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distribution of the Interest Remittance Amount;

(vi)

sequentially, to the to the Holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount allocable to such Class of Certificates, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Pool 2 Net Monthly Excess Cashflow;

(vii)

to the Holders of each Class of Class AV Certificates, pro rata, in an amount equal to such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to each such Certificates;

(viii)

to the Holders of the Class MV-1 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(ix)

to the Holders of the Class MV-2 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(x)

to the Holders of the Class MV-3 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xi)

to the Holders of the Class MV-4 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xii)

to the Holders of the Class MV-5 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xiii)

to the Holders of the Class MV-6 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xiv)

to the Holders of the Class MV-7 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xv)

to the Holders of the Class MV-8 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xvi)

to the Holders of the Class MV-9 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xvii)

to the Holders of the Class MV-10 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xviii)

to the Pool 2 Net WAC Reserve Fund (net of amounts on deposit in the Pool 2 Net WAC Reserve Fund available to pay any Net WAC Rate Carryover Amounts  on such Distribution Date after payments of the Pool 2 Net Monthly Excess Cashflow Amount) for each Class of Pool 2 Certificates, the amount of any Net WAC Rate Carryover Amount for the Pool 2 Certificates, for immediate transfer pursuant to this clause to the related Pool 2 Certificates for payment of any Net WAC Rate Carryover Amount for the Pool 2 Certificates;

(xix)

to the Holders of each Class of Class AV Certificates, pro rata, in an amount equal to such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to each such Certificates;

(xx)

to the Holders of the Class MV-1 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxi)

to the Holders of the Class MV-2 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxii)

to the Holders of the Class MV-3 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxiii)

to the Holders of the Class MV-4 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxiv)

to the Holders of the Class MV-5 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxv)

to the Holders of the Class MV-6 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxvi)

to the Holders of the Class MV-7 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxvii)

to the Holders of the Class MV-8 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxviii)

to the Holders of the Class MV-9 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxix)

to the Holders of the Class MV-10 Certificates, in an amount equal to such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxx)

sequentially, to the Holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates, in that order, any related Allocated Realized Loss Amount allocable to such class not previously reimbursed; and

(xxxi)

 to the Holders of the Class C Certificates, any remaining amount.

SECTION 4.11.

Advances by Master Servicer.

If the Servicer fails to remit any Advance required to be made under the Servicing Agreement, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance.  If the Master Servicer determines that a Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit to the Securities Administrator from its own funds (or funds advanced by the Servicer) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance.  The Master Servicer and the Servicer shall be entitled to be reimbursed for all Advances made by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that a Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance.  If the Master Servicer determines that a Advance is non-recoverable, it shall, on or prior to the related Distribution Date, deliver an Officer’s Certificate to the Securities Administrator to such effect.

SECTION 4.12.

Compensating Interest Payments.

The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer, unless the Servicer pays such Prepayment Interest Shortfall Amount for a Distribution Date subsequent to that Distribution Date on which the Master Servicer paid such Compensating Interest Payment.

SECTION 4.13.

The Class AF-1 Cap Agreement.

(a)

On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of the Class AF-1 Certificates, the Class AF-1 Reserve Account.  The Class AF-1 Reserve Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Securities Administrator pursuant to this Agreement.

(b)

On or prior to the Closing Date, the Securities Administrator, on behalf of the Trust, will enter into the Class AF-1 Cap Agreement for the benefit of the Holders of the Class AF-1 Certificates.  The Class AF-1 Cap Agreement will be an asset of the Supplemental Interest Trust but will not be an asset of any REMIC.  The Securities Administrator shall deposit any amounts received with respect to the Class AF-1 Cap Agreement into the Class AF-1 Reserve Account.

(c)

The Securities Administrator will prepare and deliver any notices required to be delivered to the Cap Provider under the Class AF-1 Cap Agreement.

(d)

The Securities Administrator shall terminate the Cap Provider upon the occurrence of an event of default under the Class AF-1 Cap Agreement of which a Responsible Officer of the Securities Administrator has actual knowledge.  Upon such a termination, the Cap Provider may be required to pay an amount to the Securities Administrator in respect of market quotations for the replacement cost of the Class AF-1 Cap Agreement.

(e)

On each Distribution Date, the Securities Administrator shall distribute amounts on deposit in the Class AF-1 Reserve Account to pay any Net WAC Rate Carryover Amounts to the Class AF-1 Certificates, after giving effect to any withdrawals from the Pool 1 Net WAC Reserve Fund.

(f)

Funds in the Class AF-1 Reserve Account may be invested in Eligible Investments by the Securities Administrator at the direction of the Depositor maturing on or prior to the next succeeding Distribution Date.  The Securities Administrator shall account for the Class AF-1 Reserve Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Securities Administrator shall treat amounts paid by the Class AF-1 Reserve Account as payments made from outside the REMIC’s for all federal tax purposes.  Any net investment earnings on such amounts shall be payable to the Depositor.  The Depositor will be the owner of the Class AF-1 Reserve Account for federal tax purposes and the Depositor shall direct the Securities Administrator in writing as to the investment of amounts therein.  In the absence of such written direction, all funds in the Class AF-1 Reserve Account shall remain uninvested.  The Securities Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.08(f) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Class AF-1 Reserve Account shall be distributed to the Class C Certificateholders.

(g)

On the Distribution Date immediately after the Distribution Date on which the Class Principal Balance of the Class AF-1 Certificates equals zero, any amounts on deposit in the Class AF-1 Cap Agreement not payable on the Class AF-1 Certificates shall be distributed to the Class C Certificateholders.

(h)

On each Distribution Date, the Securities Administrator shall distribute amounts in the Class AF-1 Reserve Account not distributed pursuant to Section 4.13(e) on that Distribution Date to the Class C Certificateholders.

ARTICLE V

THE CERTIFICATES

SECTION 5.01.

The Certificates.

(a)

The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund.  The Certificates of each Class will be substantially in the forms annexed hereto as Exhibits A-1 through A-5 and will be issuable in registered form only.  Each Certificate will share ratably in all rights of the related Class.

The Senior and Offered Subordinate Certificates are issuable only in minimum denominations corresponding to minimum initial Class Principal Amounts of $100,000 and integral multiples of $1 in excess thereof.  The Class M-10 and Class M-11 Certificates are issuable only in minimum denominations corresponding to minimum initial Class Principal Amounts of $250,000 and integral multiples of $1 in excess thereof.  The Class P Certificates are issuable only in minimum denominations corresponding to minimum initial Class Principal Amounts of $20 and integral multiples of $20 thereof.  The Class C Certificates are issuable only in minimum denominations corresponding to a minimum initial Notional Amount of $100,000 and integral multiples of $1 in excess thereof.  The Class R Certificates are issuable in minimum denominations corresponding to minimum Percentage Interests of 20% and multiple thereof.

Upon original issue, the Certificates shall be executed and delivered by the Securities Administrator on behalf of the Trustee and the Securities Administrator shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor.  The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Securities Administrator by an authorized signatory.  Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication. The Uncertificated Interests shall be issuable as uncertificated securities in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code.  Each Uncertificated Interest shall be issued as a single security and maintained in fully registered form in a denomination equal to 100% of the percentage interest of such interest.

(b)

The Book-Entry Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Book-Entry Certificates for the respective Certificate Owners with Ownership Interests therein.  The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests.  All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The Securities Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such.  The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer, the Trustee, the Securities Administrator (if the Securities Administrator is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository.  If the Securities Administrator resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian.  The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

The Trustee, the Servicer, the Master Servicer, the Securities Administrator and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder.  The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.  Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners.  The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depository advises the Securities Administrator in writing that it is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (B) the Issuer is unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default, with the consent of the applicable Depository Participant, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates at their option advise the Trustee and DTC in writing that they elect to terminate the book-entry system through the Depository, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Securities Administrator shall issue the Definitive Certificates.  Such Definitive Certificates will be issued in minimum denominations of $100,000 or $250,000, as applicable, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 or $250,000, as applicable, immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate.  None of the Depositor, the Seller, the Servicer, the Securities Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

SECTION 5.02.

Registration of Transfer and Exchange of Certificates.

(a)

The Securities Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Securities Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates and the Uncertificated Interest in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and the Uncertificated Interest and of transfers and exchanges of Certificates and the Uncertificated Interest as herein provided.  The Securities Administrator will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.  The Certificate Registrar may appoint, by a written instrument delivered to the Trustee, the Seller, the Servicer, the Master Servicer, the Securities Administrator and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.  If the Securities Administrator shall at any time not be the Certificate Registrar, the Securities Administrator shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.  The Certificate Register in respect of the Uncertificated Interest shall contain a statement that transfers of the Uncertificated Interest to a Disqualified Organization are prohibited as provided in this Agreement.

(b)

No transfer of any Non-Offered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  In the event that such a transfer of a Non-Offered Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor to the Seller or by the Seller to an affiliate of the Seller or to a trust, the depositor of which is an affiliate of the Seller), the Trustee, the Securities Administrator and the Certificate Registrar shall each require receipt of: either (i) written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the forms attached hereto as Exhibit F-1 or (ii) an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Trustee, the Servicer, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Trust Fund).  None of the Depositor, the Seller, the Certificate Registrar, the Securities Administrator or the Trustee is obligated to register or qualify the Non-Offered Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.  Any Certificateholder desiring to effect the transfer of a Non-Offered Certificate shall, and does hereby agree to, indemnify the Trustee, the Seller, the Depositor, the Certificate Registrar, the Securities Administrator and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)

(i)  No transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator and the Trustee shall have received in the form attached hereto as Exhibit F-2 or Exhibit G, as applicable, either (i) a certification letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator and the Trustee, to the effect that such transferee is not a Plan or a person using the assets of any such Plan, which representation letter shall not be an expense of the Securities Administrator, the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of a Plan or a person acting on behalf of any such Plan, or using such Plan’s assets, an Opinion of Counsel satisfactory to the Securities Administrator and the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Master Servicer, the Securities Administrator or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the Securities Administrator and the Trustee by the transferee’s acceptance of an ERISA-Restricted Certificate, or by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Plan, or a person using a Plan’s assets is attempted without the delivery to the Trustee and the Securities Administrator of the opinion of counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.  Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall be deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Securities Administrator and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

If any Certificate or any interest therein is acquired or held in violation of the provisions of Section this 5.02(c)(i), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Servicer, the Seller, the Trustee, the Certificate Registrar, the Underwriter, the Master Servicer, the Securities Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(i)

No transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Swap Agreement shall be made unless the Securities  Administrator and the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit G, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Trust Certificate on behalf of a Plan without the delivery to the Securities Administrator and Trustee of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Trust Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Trust Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Trust Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, the Securities Administrator, the Master Servicer, the Depositor, the Seller or the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Trust Certificate that is in fact not permitted by this Section 5.02(b)(ii) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

(d)

(i)  Each Person who has or who acquires any Ownership Interest in a Residual Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Securities Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale.  The rights of each Person acquiring any Ownership Interest in a Residual Interest are expressly subject to the following provisions:

(A)

Each Person holding or acquiring any Ownership Interest in a Residual Interest shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B)

In connection with any proposed Transfer, other than the initial Transfer, of any Ownership Interest in a Residual Interest, the Securities Administrator shall require delivery to it and the Trustee and shall not register the Transfer of any Residual Interest until its receipt of an affidavit and agreement (a “Transfer Affidavit and Agreement”), in the form attached hereto as Exhibit F-2 from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

(C)

Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest to such proposed Transferee shall be effected.

(D)

Each Person holding or acquiring any Ownership Interest in a Residual Interest shall agree (x) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit F-2) from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Interest and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Securities Administrator and the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E)

Each Person holding or acquiring an Ownership Interest in a Residual Interest, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator and the Trustee written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest, if it is, or is holding an Ownership Interest in a Residual Interest on behalf of, a “pass-through interest holder.”

(ii)

The Securities Administrator will register the Transfer of any Residual Interest only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration.  In addition, no Transfer of a Residual Interest shall be made unless the Securities Administrator and the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)

(A)  If any purported Transferee shall become a Holder of a Residual Interest in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Interest.  The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Interest that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(A)

If any purported Transferee shall become a holder of a Residual Interest in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Interest as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Interest, to sell such Residual Interest to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose.  Such purported Transferee shall promptly endorse and deliver each Residual Interest in accordance with the instructions of the Securities Administrator.  Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee.  The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Interest as a result of its exercise of such discretion.

(iv)

The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest having as among its record holders at any time any Person which is a Disqualified Organization.  Such information shall be provided by the Securities Administrator upon receipt of written request and reasonable compensation.

(v)

The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator, the Trustee and the Certificate Registrar at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)

written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B)

an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, the Trustee and the Certificate Registrar, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC created hereunder to cease to qualify as a REMIC and will not cause any REMIC created hereunder, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Interest to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Interest to a Person that is not a Permitted Transferee.

(e)

Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 8.12, the Securities Administrator shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f)

At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 8.12.  Whenever any Certificates are so surrendered for exchange the Securities Administrator shall execute and the Certificate Registrar shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(g)

No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h)

All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

(i)

The Securities Administrator will cause the Certificate Registrar (unless the Securities Administrator is acting as Certificate Registrar) to provide notice to the Securities Administrator of each transfer of a Certificate and to provide the Securities Administrator with an updated copy of the Certificate Register on the first Business Day in July of each year, commencing in July 2007.

SECTION 5.03.

Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Securities Administrator or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Securities Administrator and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04.

Persons Deemed Owners.

The Depositor, the Seller, the Servicer, the Master Servicer, the Trustee, the Certificate Registrar, the Securities Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Seller, the Servicer, the Master Servicer, the Trustee, the Certificate Registrar, the Securities Administrator or any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05.

Certain Available Information.

The Securities Administrator shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Securities Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Class C Certificate, a Class P Certificate or a Residual Interest, any related private placement memorandum or other disclosure document relating to such Certificates, if any, in the form most recently provided to the Securities Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Securities Administrator since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers’ Certificates delivered to the Trustee by the Servicer or the Master Servicer since the Closing Date to evidence the Servicer’s or the Master Servicer’s determination, as applicable, that any Advance was, or if made, would be a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers’ Certificates delivered to the Securities Administrator by the Servicer or the Master Servicer since the Closing Date pursuant to Section 4.04(a).  Copies and mailing of any and all of the foregoing items will be available from the Securities Administrator upon request at the expense of the person requesting the same.

ARTICLE VI

THE DEPOSITOR, THE SELLER AND THE MASTER SERVICER

SECTION 6.01.

Liability of the Depositor, the Seller and the Master Servicer.

The Depositor, the Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor, the Seller and the Master Servicer herein.

SECTION 6.02.

Merger or Consolidation of the Depositor, the Seller or the Servicer.

Subject to the following paragraph, the Depositor and the Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation.  Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a national banking association under the laws of the United State of America and its qualification as an approved conventional seller/servicer for Fannie Mae or servicer for Freddie Mac in good standing.  The Depositor, the Seller and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor, the Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Seller or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Seller or the Master Servicer, shall be the successor of the Depositor, the Seller or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be a servicer of Mortgage Loans on behalf of Fannie Mae or Freddie Mac and shall otherwise meet the requirements of a successor servicer set forth in Section 7.02.

SECTION 6.03.

Limitation on Liability of the Depositor, the Seller, the Master Servicer and Others.

None of the Depositor, the Seller, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Seller or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer, the Seller or Depositor pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Seller, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Seller, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any Claim, loss, liability or expense (including attorney’s fees) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) in the case of the Master Servicer, relating to the Master Servicer’s failure to master service any Mortgage Loan in accordance with this Agreement, unless such loss, liability or expense is otherwise reimburseable pursuant to this Agreement, or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Seller and the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Seller and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, unless the Depositor, the Seller or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce or perform their respective rights or obligations under this Agreement or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

ARTICLE VII

DEFAULT

SECTION 7.01.

Servicer Events of Default.

If a Servicer Event of Default shall occur and be continuing, then, and in each and every such case, so long as an Servicer Event of Default shall not have been remedied within the applicable grace period, the Trustee or the Depositor, upon receipt of notice or actual knowledge (the Master Servicer must notify the Trustee and Depositor if it has notice or knowledge of a Servicer Event of Default), may, and at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, shall, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under the Servicing Agreement. Any such notice to the Servicer shall also be given to the Rating Agencies, the Master Servicer, the Depositor, the Securities Administrator and the Seller.  The Trustee or the Depositor, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Servicer of the Servicer Event of Default on any Servicer Remittance Date (after the applicable grace period) on which the Servicer fails to make any deposit or payment required pursuant to the Servicing Agreement (including but not limited to Advances to the extent required pursuant to the Servicing Agreement).  Pursuant to the Servicing Agreement, on or after the receipt by the Servicer (and by the Trustee or the Depositor if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under the Servicing Agreement, with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer and the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise.

SECTION 7.02.

Master Servicer to Act; Appointment of Successor.

On and after the date on which the Servicer receives a notice of termination pursuant to Section 7.01, subject to the terms of this Section 7.02, the Master Servicer shall be the successor in all respects to the Servicer in its capacity as the servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer  (except for any representations or warranties of the Servicer under this Agreement, including but not limited to the representations and warranties in Section 2.05 hereof, the responsibilities, duties and liabilities contained in Section 2.03(b) and its obligation to deposit amounts in respect of losses pursuant to Section 4.08 of the Servicing Agreement) by the terms and provisions hereof including, without limitation, the Servicer’s obligations to make Advances pursuant to Section 4.03, which the Master Servicer shall make beginning with the Distribution Date for which the Servicer has failed to make such Advance; provided, however, that if the Master Servicer is prohibited by law or regulation from obligating itself to make advances regarding Delinquent Mortgage Loans, then the Master Servicer shall not be obligated to make Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by Section 7.01 shall not be considered a default by the Master Servicer as successor to the Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days from the date on which the Servicer receives such notice of termination) before the servicing transfer is fully effected, during which time the terminated Servicer shall continue all servicing (other than making any required Advance, which the Master Servicer shall be required to do, subject to the limitations of this sentence) of the Mortgage Loans.  Notwithstanding the above, subject to the other provisions of this Section 7.02, the Master Servicer shall, if it is unable to so act or if it is prohibited by law from making advances regarding Delinquent Mortgage Loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee or the Depositor, promptly appoint or petition a court of competent jurisdiction to appoint a successor servicer meeting the requirements described below.

As compensation therefor, the Master Servicer shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Servicer prior to its termination or resignation).  All compensation due to the Master Servicer for acting as Servicer shall be in addition to all other compensation it is entitled to as Master Servicer under this Agreement.  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions set forth or provided for herein.

Any successor servicer appointed under this Agreement must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $15,000,000 and (iv) assume all the responsibilities, duties or liabilities of the Servicer (other than liabilities of the Servicer hereunder incurred prior to termination of the Servicer under Section 7.01 herein) under this Agreement as if originally named as a party to this Agreement.  No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer’s responsibilities, duties and liabilities (other than liabilities of the Servicer hereunder incurred prior to termination of the Servicer under Section 7.01 herein) hereunder.

In connection with such appointment and assumption of a successor servicer as described herein, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder.  The Depositor, the Trustee, the Master Servicer, the Securities Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Pending appointment of a successor to the defaulting Servicer under this Agreement and after the transition period, the Master Servicer shall act in such capacity as hereinabove provided.

Upon removal or resignation of the Servicer, the Master Servicer, with the cooperation of the Depositor and the Trustee, (x) shall use commercially reasonable efforts to solicit bids for a successor servicer as described below and (y) pending the appointment of a successor servicer as a result of soliciting such bids, shall serve as Servicer of the Mortgage Loans serviced by such predecessor Servicer after the expiration of the transition period.  The Master Servicer may solicit bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Master Servicer or any Affiliate thereof).  Such successor servicer shall be entitled to the servicing compensation agreed upon among the Master Servicer, the successor servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee.  The Master Servicer upon receipt of any purchase price from the successor servicer in connection with the transfer of the servicing rights shall pay such purchase price to the Servicer being so removed, after deducting from any sum received by the Master Servicer from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder.  After such deductions, the remainder of such sum shall be paid by the Master Servicer to the defaulting Servicer at the time of such sale.

SECTION 7.03.

Notification to Certificateholders.

(a)

Upon any termination of the Servicer pursuant to Section 7.01 above or any appointment of a successor to the Servicer pursuant to Section 7.02 above, the Securities Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

(b)

Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Securities Administrator becomes aware of the occurrence of such an event, the Securities Administrator shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

SECTION 7.04.

Waiver of Servicer Events of Default.

The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicer Event of Default hereunder may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vi) of Section 7.01(a) of the Servicing Agreement may be waived only by all of the Holders of the Regular Certificates.  Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

SECTION 8.01.

Duties of Trustee and the Securities Administrator.

(a)

The Trustee, except during the continuance of an Event of Default, and the Securities Administrator undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee or Securities Administrator, as applicable.  Any permissive right of the Trustee or the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator.  If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee or the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, unless the Trustee is acting as master servicer of the Mortgage Loans, in which case it shall use the same degree of care and skill as a master servicer of the Master Loans hereunder.

(b)

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them subject to the limitations set forth in Section 8.01(l), to determine whether they conform to the form required by this Agreement to the extent specified herein; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any Servicer to the Trustee or the Securities Administrator pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant to this Agreement.  Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Securities Administrator shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Securities Administrator’s satisfaction, the Securities Administrator will provide notice thereof to the Certificateholders, and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.  The Trustee may rely fully upon and shall have no liability with respect to information provided to it by the Securities Administrator.

(c)

Neither the Trustee nor the Securities Administrator shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct.  No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 8.17 hereof;

(ii)

For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

(iii)

For all purposes under this Agreement, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Securities Administrator when required to do so) unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the address provided in Section 13.05, and such notice references the Holders of the Certificates and this Agreement;

(iv)

Neither the Trustee nor the Securities Administrator shall be responsible for any act or omission of the Master Servicer, the Depositor, the Seller, any Servicer or any Custodian;

(v)

The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement; the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement; and

(vi)

The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto.

(d)

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.  The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to a Responsible Officer of or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (i) of the preceding sentence.

(e)

Neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance this Agreement or with the consent or with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any remedy available to the Trustee or the Securities Administrator or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Securities Administrator, as applicable, under this Agreement.

(f)

Neither the Trustee nor the Securities Administrator shall be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial or other liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator, as applicable, to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Custodian or the Securities Administrator or any Servicer under this Agreement, the Custodial Agreement or the Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g)

The Trustee shall not be held liable by reason of any insufficiency in the Distribution Account resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(h)

Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.  Notwithstanding anything in this Agreement to the contrary, the Trustee shall have no responsibility for the duties set forth in (A), (B) or (C) of this Subsection (h).

(i)

Neither the Securities Administrator nor the Trustee shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee or the Securities Administrator, as applicable, unless it shall be proved that the Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts.

(j)

Notwithstanding anything in this Agreement to the contrary, neither the Securities Administrator nor the Trustee shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or the Securities Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)

Neither the Securities Administrator nor the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another, or of any Servicer.

(l)

The Trustee shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trustee.

(m)

The Trustee shall have no responsibility for any act or omission of the Securities Administrator or any Custodian, it being understood and agreed that the Trustee, the Securities Administrator and each Custodian are independent contractors and not agents, partners or joint venturers.

(n)

The Trustee shall execute the Letter of Representations, a form of which is attached hereto as Exhibit I, on behalf of the Depositor.

SECTION 8.02.

Certain Matters Affecting the Trustee and the Securities

Administrator.

Except as otherwise provided in Section 8.01:

(i)

Each of the Trustee and the Securities Administrator may request, and may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

Unless an Event of Default shall have occurred and be continuing, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding with any such action.  The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(v)

Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities Administrator conferred on them by such appointment, provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that neither the Trustee nor the Securities Administrator shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee or the Securities Administrator, as applicable;

(vi)

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder;

(vii)

Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(viii)

The Depositor and the Seller hereby approve of the appointment of JP Morgan Trust to act as initial custodian pursuant to the Custodial Agreement and each further agree that the Trustee appointed JP Morgan Trust to act as custodian with due care.

(ix)

The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act; and

(x)

Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

SECTION 8.03.

Trustee and Securities Administrator Not Liable for

Certificates.

The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement, the Custodial Agreement or of the Certificates (other than, in the case of the Securities Administrator, the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.  The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates.  The Trustee and the Securities Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  Except as otherwise provided herein, the Trustee and the Securities Administrator shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 8.04.

Trustee and the Securities Administrator May Own

Certificates.

The Trustee and the Securities Administrator and any Affiliate or agent of either of them in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee, Securities Administrator or such agent.

SECTION 8.05.

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or any Servicer.  If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.06.

SECTION 8.06.

Resignation and Removal of Trustee and the Securities

Administrator.

(a)

Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor, each Rating Agency and the Master Servicer.  Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or resigning Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer.  If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.  Notwithstanding the foregoing, no resignation of the Trustee from its obligations hereunder shall become effective if, prior to the effective date of such resignation, the Trustee has received written confirmation from a Rating Agency, the Securities Administrator or the Depositor that such resignation will result in a reduction or withdrawal of the then current ratings of the Certificates.  If the Depositor or the Securities Administrators receives written confirmation from a Rating Agency that such resignation will result in a reduction or withdrawal of the then current ratings of the Certificates, such party will promptly forward such notice to the Trustee.

(b)

If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, (iv) the continued use of the Trustee or Securities Administrator would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating or (v) the Securities Administrator has failed to comply with the provisions of Article XII hereof, then the Depositor shall remove the Trustee or the Securities Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, acceptable to the Master Servicer by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed, one copy each to the successor trustee or successor securities Administrator, as applicable, and one copy to the Master Servicer.  A Securities Administrator (i) may not be an Originator, the Depositor or an affiliate of Depositor (in each case, an “Affiliated Entity”) unless the Securities Administrator is an institutional trust department of such Affiliated Entity, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody’s (collectively, the “Affiliated Entity Requirements”).  If a Securities Administrator is an Affiliated Entity and fails to satisfy the Affiliated Entity Requirements, the Depositor or the Trustee may remove the Securities Administrator and the Depositor, with the Trustee’s Approval, may appoint another Securities Administrator.  If the Securities Administrator is removed pursuant to this Section 6.06(b), if no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after Wells Fargo Bank, N.A., as Securities Administrator, ceases to be the securities administrator pursuant to this Section 6.06(b), then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement and shall be entitled to all compensation of the Securities Administrator due hereunder.  The Trustee shall notify the Rating Agencies of any change of Securities Administrator at the expense of the Trust Fund.

(c)

The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee or Securities Administrator, as applicable and one copy to the Master Servicer; the Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section.

(d)

Any resignation or removal of the Trustee or the Securities Administrator, as applicable, and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, as provided in Section 8.07.

SECTION 8.07.

Successor Trustee and Successor Securities Administrator.

(a)

Any successor trustee or successor securities administrator appointed as provided in Section 8.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable, shall become effective and such successor trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein.  The predecessor trustee or predecessor securities administrator, as applicable, shall deliver to the successor trustee (or assign to the Trustee its interest under the Custodial Agreement, to the extent permitted thereunder) or successor securities administrator, as applicable, all trustee mortgage files and documents and statements related to each trustee mortgage file held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed and necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.  In addition, the Depositor and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations.

(b)

No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 8.05.

(c)

Upon acceptance of appointment by a successor trustee or successor securities administrator, as applicable, as provided in this Section, the predecessor trustee or predecessor securities administrator, as applicable, shall mail notice of the succession of such trustee or securities administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency.

SECTION 8.08.

Merger or Consolidation of Trustee or the Securities

Administrator.

Any Person into which the Trustee or Securities Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the business of the Trustee or Securities Administrator, shall be the successor to the Trustee or Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that, in the case of the Trustee, such Person shall be eligible under the provisions of Section 8.05.

SECTION 8.09.

Appointment of Co-Trustee, Separate Trustee or Custodian.

(a)

Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located.  The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.  The obligation of the Master Servicer to make Advances pursuant to Section 4.11 hereof shall not be affected or assigned by the appointment of a co-trustee.

(b)

Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii)

all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)

no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)

the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c)

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

(d)

Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.05 hereunder and no notice to the Certificateholders of the appointment shall be required under Section 8.07 hereof.

(f)

The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g)

The Trust shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section). The Trustee shall not be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

SECTION 8.10.

Indemnification of the Trustee and the Securities

Administrator.

The Trustee and the Securities Administrator and their respective directors, officers, employees and agents shall be entitled to indemnification from the Depositor and the Trust Fund (provided that the Trust Fund’s indemnification under this Section 8.10 is limited by Section 4.01(d) for any loss, liability or expense (including, without limitation, reasonable attorneys’ fees and disbursements) and, in the case of the Trustee, in connection with the Custodial Agreement, including the reasonable compensation and the expenses and disbursements of its agents or counsel), incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i)

with respect to any such claim, the Trustee or the Securities Administrator, as applicable, shall have given the Depositor written notice thereof promptly after the Trustee or the Securities Administrator, as applicable, shall have knowledge thereof; provided, however, that failure to give the Depositor such notice shall not affect the Trustee’s, or the Securities Administrator’s rights to indemnification hereunder, provided there was a good faith effort by the Trustee or the Securities Administrator, as applicable, to provide such written notice, unless (x) a default judgment is entered against the Depositor, (y) the Depositor is foreclosed from asserting a meritorious defense because of the delay or (z) a court of competent jurisdiction determines that the Depositor has been materially adversely affected by such failure.

(ii)

while maintaining control over its own defense, the Trustee or the Securities Administrator, as applicable, shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii)

notwithstanding anything to the contrary in this Section 8.10, the Trust Fund shall not be liable for settlement of any such claim by the Trustee or the Securities Administrator, as applicable, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 8.10 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Securities Administrator, as applicable, and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

SECTION 8.11.

Fees and Expenses of Securities Administrator and the

Trustee.

(a)

Compensation for the services of the Securities Administrator hereunder shall be paid by the Master Servicer.  The Securities Administrator shall be entitled to all disbursements and advancements incurred or made by the Securities Administrator in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses arising from its negligence, bad faith or willful misconduct.

(b)

As compensation for its services hereunder, the Trustee shall be entitled to receive a trustee fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) which shall be paid by the Master Servicer pursuant to a separate agreement between the Trustee and the Master Servicer.  In addition, the Trustee and its officers, directors, employees and agents will be entitled to recover from the Distribution Account prior to distribution to the Certificateholders, and shall be indemnified from the Trust Fund for, Extraordinary Trust Fund Expenses, all reasonable out-of-pocket expenses, disbursements and advances upon any Servicer Event of Default, any breach of this Agreement, the Custodial Agreement or any provision of the related Mortgage Loan Purchase Agreement or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties or the administration of the trusts hereunder or under the Custodial Agreement (including the reasonable compensation, expenses and disbursements of its counsel) in an amount not to exceed $500,000 per year, except (x) any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or (y) any expense that does not constitute an “unanticipated expense” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).  If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans in accordance with Section 4.01(a)(3)(xxv) or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.  Such obligations shall survive the termination of this Agreement and the removal or resignation of the Trustee.

SECTION 8.12.

Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Securities Administrator on behalf of the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Securities Administrator on behalf of the Trustee pursuant to this Agreement.  The Securities Administrator on behalf of the Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

SECTION 8.13.

Events of Default; Trustee To Act; Appointment of

Successor.

(a)

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)

Any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.04 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or the Securities Administrator or to such Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount of each Class of Certificates affected thereby; or

(ii)

Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (viii) and (ix) below) on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

(iii)

A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(iv)

The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v)

The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vi)

The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.05 hereof; or

(vii)

A representation or warranty set forth in Section 10.03 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

(viii)

A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates;

(ix)

After receipt of notice from the Trustee or the Securities Administrator, any failure of the Master Servicer to make any Advances required to be made hereunder; or

(x)

Any failure by the Master Servicer to comply with the provisions of Article XII.

If an Event of Default described in clauses (i) through (ix) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount of each Class of Certificates, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.  If Event of Default set forth in clause (x) occurs, the Depositor, at its sole option, but with the consent of the Trustee, may permit a cure period for the Master Servicer to deliver such Assessment of Compliance or Accountant’s Attestation, but in no event later than March 25th of such year.  The defaulting Master Servicer agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicer of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans.  The Master Servicer being terminated shall bear all reasonable out-of-pocket costs of a master servicing transfer, including but not limited to those of the Trustee or Securities Administrator reasonably allocable to legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement under this Agreement to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Securities Administrator and each Rating Agency of the nature and extent of such Event of Default.  The Trustee (to the extent its has actual knowledge thereof) or the Securities Administrator shall immediately give written notice to the Master Servicer upon the Master Servicer’s failure to make Advances as required under this Agreement.

(b)

On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 10.06, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder.  In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination.  The Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 10.03.  In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer.  As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee.

(c)

Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer.  Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.  The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith.  The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans.  Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.  No successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Trustee to deliver, or any delay in delivering cash, documents or records to it related to such distribution, or (ii) the failure of Trustee to cooperate as required by this Agreement.

SECTION 8.14.

Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.13, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 8.15.

Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of the Certificateholders may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Distribution Account that would result in a failure of the Trustee or Securities Administrator to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 8.16.

Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Securities Administrator and the Certificateholders at their respective addresses appearing on the Certificate Register.  The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof to the Securities Administrator and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

SECTION 8.17.

Directions by Certificateholders and Duties of Trustee

During Event of Default.

Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation the conducting or defending of any administrative action or litigation hereunder or in relation hereto) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

SECTION 8.18.

Action Upon Certain Failures of the Master Servicer and

Upon Event of Default.

In the event that the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer; provided that the Trustee shall be under no duty or obligation to independently ascertain whether any action or inaction of the Master Servicer has occurred.

ARTICLE IX

TERMINATION

SECTION 9.01.

Termination Upon Repurchase or Liquidation of All

Mortgage Loans.

(a)

Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator and the Trustee and, pursuant to the Servicing Agreement, the Servicer under the Servicing Agreement (other than the obligations of the Servicer to the Trustee or the Securities Administrator pursuant to Section 6.01 of the Servicing Agreement and of the Servicer to provide for and the Securities Administrator to make payments in respect of the Regular Interests issued hereby or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Securities Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Servicer (at its option or, if the Servicer does not exercise the option, at the direction and on behalf of either, first, the majority Class C Certificateholders, as long as the majority Class C Certificateholders are not affiliated with the Seller and, second, the NIMS Insurer, if any) of all Mortgage Loans and each REO Property remaining in the Trust Fund, (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (iii) the Distribution Date in July 2039.  The purchase by the Servicer of all of the Mortgage Loans and each REO Property remaining in the Trust Fund shall be at a price (the “Termination Price”) equal to the greater of (A) the sum of (1) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month’s accrued interest thereon at the applicable Mortgage Rate, (2) with respect to any REO Property, the Fair Market Value of any REO Property in the Trust Fund, plus one month’s accrued and unpaid interest thereon at the applicable Mortgage Rate, (3) any unreimbursed Advances, Master Servicing Fees, Servicing Advances, Servicing Fees and other amounts payable to the Servicer, the Securities Administrator, the Master Servicer, the Custodian and the Trustee and (4) any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due because of the exercise of such option and (B) the Fair Market value of all of the property of the Trust Fund.

(b)

Pursuant to the Servicing Agreement, the Servicer shall have the right, but not the obligation, to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that pursuant to the Servicing Agreement the Servicer may elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) above only if the aggregate of the Pool 1 Aggregate Collateral Balance and Pool 2 Aggregate Collateral Balance remaining in the Trust Fund at the time of such election is 10% or less of the aggregate of the Pool 1 Aggregate Collateral Balance and Pool 2 Aggregate Collateral Balance as of the Cut-off Date. If the Servicer fails to exercise such option on the first Distribution Date on which it is entitled to do so the Servicer may be directed to exercise the option, first, by the majority Class C Certificateholders, as long as the majority Class C Certificateholders are not affiliated with the Seller, or second, the NIMS Insurer, if any.  In such event, the majority Class C Certificateholders or the NIMS Insurer, if any, as applicable, shall remit the Termination Price to the Servicer, who shall remit such amount to the Securities Administrator, on the Business Day prior to the Distribution Date for such optional termination by the majority Class C Certificateholders or the NIMS Insurer, if any, as applicable.

(c)

Notice of the liquidation of the Trust Fund shall be given promptly by the Securities Administrator by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the Regular Interests issued hereby and the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of any Regular Interests issued hereby or the Certificates from and after the Interest Accrual Period relating to the final Distribution Date and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator.  The Securities Administrator shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders.  In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund by the Servicer for its own account or on behalf of the majority Class C Certificateholders or the NIMS Insurer, if any, pursuant to the Servicing Agreement the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day preceding the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price for the Mortgage Loans purchased by the Servicer.  The Securities Administrator shall remit to the Servicer from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 4.05 of the Servicing Agreement and (ii) any other amounts otherwise payable by the Securities Administrator to the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 10.01(d) below.  Upon delivery of the Termination Price, the Securities Administrator shall promptly release or cause to be released to the Servicer, the Class C Certificateholders or the NIMS Insurer, if any, as applicable, the related Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(d)

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered.  Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator and credited to the account of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor (upon receipt of written request from the Depositor) all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

SECTION 9.02.

Additional Termination Requirements.

(a)

In the event that the Servicer on its own behalf or on behalf of the majority Class C Certificateholders or the NIMS Insurer, if any, purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)

The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return of each REMIC formed hereby pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Trustee and the Depositor and obtained at the expense of the Servicer;

(ii)

During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell all of the assets of the Trust Fund to the Servicer for cash; and

(iii)

At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Interests all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b)

The Servicer, the Class C Certificateholders or the NIMS Insurer, if any, as applicable, (if the Trust Fund is terminated pursuant to Section 9.01(a)(i)) or the Securities Administrator, as applicable, at the applicable party’s expense, shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC executed hereunder pursuant to this Section 9.02.

(c)

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each REMIC executed hereunder, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER

SECTION 10.01.

Duties of the Master Servicer; Enforcement of Servicer’s

and Master Servicer’s Obligations.

(a)

The Master Servicer, on behalf of the Trustee, the Depositor and the Certificateholders shall monitor the performance of the Servicer under the Servicing Agreement, and shall use its reasonable good faith efforts to enforce the obligations of the Servicer to duly and punctually to perform all its respective duties and obligations thereunder. Upon the occurrence of a default of which an Authorized Officer of the Master Servicer has actual knowledge under the Servicing Agreement, the Master Servicer shall promptly notify the Trustee thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default.  So long as any such default shall be continuing, the Master Servicer may, and shall if it determines such action to be in the best interests of Certificateholders, (i) terminate all of the rights and powers of the Servicer pursuant to the applicable provisions of the Servicing Agreement; (ii) exercise any rights it may have to enforce the Servicing Agreement against the Servicer; and/or (iii) waive any such default under the Servicing Agreement or take any other action with respect to such default as is permitted thereunder.

The Master Servicer shall not permit a successor Servicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Servicer first agrees in writing to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Master Servicer to comply with the provisions hereof.

(b)

Upon any termination by the Master Servicer, of the Servicer’s rights and powers pursuant to the Servicing Agreement, as applicable, the rights and powers of the Servicer with respect to the Mortgage Loans shall vest in the Master Servicer, and the Master Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer with respect to the Mortgage Loans under the Servicing Agreement unless or until the Master Servicer shall have appointed, with the consent of the Trustee and the Rating Agencies, such consent not to be unreasonably withheld, and in accordance with the applicable provisions of the Servicing Agreement a new Fannie Mae- or FHLMC-approved Person to serve as successor to the Servicer; provided, however, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days from the date on which the Servicer receives such notice of termination) before the actual servicing functions can be fully transferred to a successor servicer (including the Master Servicer).  With such consent, the Master Servicer, may elect to continue to serve as successor servicer under the Servicing Agreement.  Upon appointment of a successor servicer, as authorized under this Section 9.01(b), unless the successor servicer shall have assumed the obligations of the terminated Servicer under the Servicing Agreement, the Trustee and such successor servicer shall enter into a servicing agreement in a form substantially similar to the Servicing Agreement. In connection with any such appointment, the Master Servicer  may make such arrangements for the compensation of such successor servicer as it and such successor servicer shall agree, but in no event shall such compensation of any successor servicer (including the Master Servicer) be in excess of that payable to the Servicer under the Servicing Agreement.

The Master Servicer shall pay the costs of such enforcement (including the termination of the Servicer, the appointment of a successor servicer or the transfer and assumption of the servicing by the Master Servicer), as applicable, at its own expense and shall be reimbursed therefor initially (i) by the terminated Servicer, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (iii) from a specific recovery of costs, expenses or attorney’s fees against the party against whom such enforcement is directed, or (iv) to the extent that such amounts described in (i)-(iii) above are insufficient to reimburse the Master Servicer for such costs of enforcement, from the Trust Fund, as provided in Section 10.04.

If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for the errors or omissions of such Servicer.

(c)

Upon any termination of a Servicer’s rights and powers pursuant to the Servicing Agreement, the Master Servicer shall promptly notify the Trustee and the Rating Agencies, specifying in such notice that the Master Servicer or any successor servicer, as the case may be, has succeeded such Servicer under the Servicing Agreement, which notice shall also specify the name and address of any such successor servicer.

(d)

Neither the Depositor nor the Trustee shall consent to the assignment by any Servicer of such Servicer’s rights and obligations under the Servicing Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

(e)

Neither the Master Servicer or the Securities Administrator have any responsibility for verifying consistent payment history or rate changes on Credit Comeback Loans.

SECTION 10.02.

Assumption of Master Servicing by Trustee.

(a)

In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under the Servicing Agreement entered into with respect to the Mortgage Loans or shall appoint a Fannie-Mae or FHLMC-approved servicer as successor servicer acceptable to the Depositor and the Rating Agencies.  The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if the Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under the Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b)

The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to the Servicing Agreement, this Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Servicing Agreement and this Agreement to the assuming party.

SECTION 10.03.

Representations and Warranties of the Master Servicer.

(a)

The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)

it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)

the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)

this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)

the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)

no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)

the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or FHLMC-approved seller/servicer;

(viii)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b)

It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement.  The Master Servicer shall indemnify the Depositor, the Securities Administrator and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.03(a).  It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Securities Administrator and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Securities Administrator and the Trustee, respecting a breach of the foregoing representations and warranties.  Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

SECTION 10.04.

Compensation to the Master Servicer.

The Master Servicer shall be entitled to be paid by the Trust Fund, and either retain or withdraw from the Distribution Account, (i) (a) the Master Servicing Fee and (b) all investment income payable to the Master Servicer pursuant to Section 3.10(b) hereof, (ii) amounts necessary to reimburse itself for any previously unreimbursed Advances, Servicer Advances and Nonrecoverable Advances in accordance with the definition of “Available Distribution Amount” and (iii) amounts representing assumption fees, late payment charges or other ancillary income not included in the definition of “Available Distribution Amount” and which are not required to be remitted by the Servicer to the Securities Administrator or deposited by the Securities Administrator into the Distribution Account.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

In addition, the Master Servicer shall be entitled to reimbursement from the Distribution Account for all reasonable expenses, disbursements and advances incurred or made by the Master Servicer in connection with the performance of its duties hereunder and under the Servicing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), to the extent not otherwise reimbursed pursuant to this Agreement, except any such expense, disbursement or advance as may be attributable to its willful misfeasance, bad faith or negligence.

SECTION 10.05.

Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000.

SECTION 10.06.

Resignation of Master Servicer.

Except as otherwise provided in Sections 10.05 and 10.07 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee.  No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement.  Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

If, at any time, the Master Servicer resigns under this Section 10.06, or transfers or assigns its rights and obligations under Section 10.07, or is removed as Master Servicer pursuant to Section 8.14, then at such time as Wells Fargo Bank, N.A. also shall resign (and shall be entitled to resign) as Securities Administrator, Paying Agent, Authenticating Agent and Certificate Registrar under this Agreement.  In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer appointed by the Trustee (subject to the provisions of Section 10.02(a)).

SECTION 10.07.

Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee and the Depositor (which consent shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrading of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.  Such successor Master Servicer shall also pay the fees of the Trustee and the Securities Administrator, as provided herein.

SECTION 10.08.

Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account.

The Master Servicer shall not be liable for any acts or omissions of the Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicer in this Agreement and the Servicing Agreement.

SECTION 10.09.

Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Securities Administrator and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement and the Servicing Agreement.  The Depositor, the Securities Administrator and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Securities Administrator or the Trustee to indemnification under this Section 10.09, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

ARTICLE XI

REMIC PROVISIONS

SECTION 11.01.

REMIC Administration.

(a)

The Trustee shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interests in each REMIC shall be as designated in Section 1.03 of this Agreement.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation Section 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

The Securities Administrator shall pay out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any REMIC created hereunder that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or negligence.  The Securities Administrator, as agent for the tax matters person for each REMIC formed hereby, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any REMIC created hereunder and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Securities Administrator in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or negligence.  The holder of the largest Percentage Interest of each Class of Residual Interests shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder.  By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Interests hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d)

The Trustee, upon the written direction of the Securities Administrator, shall sign and the Securities Administrator shall prepare and file in a timely manner all of the Tax Returns and elections in respect of each REMIC created hereunder.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement for such expenses.  The Servicer and the Depositor shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this Article.

(e)

The Securities Administrator shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Interest such information as is necessary for the application of any tax relating to the transfer of a Residual Interest to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.  The Servicer shall provide on a timely basis to the Securities Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this subsection.  In addition, the Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f)

The Securities Administrator shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Servicer shall assist the Securities Administrator, to the extent reasonably requested by the Securities Administrator to do specific actions in order to assist in the maintenance of such status).  Neither the Trustee nor the Securities Administrator shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless either the Trustee or the Securities Administrator has received an Opinion of Counsel, addressed to the Securities Administrator and the Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Securities Administrator or the Trustee) to the effect that the contemplated action will not, with respect to any REMIC created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Securities Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel.  In addition, prior to taking any action with respect to any REMIC created hereunder or the respective assets of each, or causing any REMIC created hereunder to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Securities Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and the Servicer shall not take any such action or cause any REMIC created hereunder to take such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing.  The Securities Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Securities Administrator.  At all times as may be required by the Code, the Securities Administrator will ensure that substantially all of the assets of each REMIC created hereunder will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)

In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Securities Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X, (ii) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h)

The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)

Following the Startup Day, the Securities Administrator shall not accept any contributions of assets to any REMIC created hereunder other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)

None of the Trustee, the Securities Administrator nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)

The Securities Administrator shall treat each of the Pool 1 Net WAC Reserve Fund, the Pool 2 Net WAC Reserve Fund and the Supplemental Interest Trust as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class C Certificateholders and that is not an asset of any REMIC. The Securities Administrator shall treat the beneficial owners of the LIBOR and Fixed Rate Certificates as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates.  Pursuant to each such interest rate cap contract, all beneficial owners of Pool 2 Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in Master REMIC corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”).  A Class I Shortfall payable from interest collections shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Interest Accrual Period at the Certificate Interest Rate for a Class, computed by substituting “Pool  2 REMIC II Net WAC Rate” for “Net WAC Rate” in the definition thereof, exceeds the amount of interest accrued for the related Interest Accrual Period based on the Net WAC Rate, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.  In addition, pursuant to such interest rate cap contract, the beneficial owner of the Class C Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the owners of the LIBOR and Fixed Rate Certificates in accordance with the terms of this Agreement.  Any payments to the Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  However, any payment from the Certificates of a Class I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their Interests in the Master REMIC and as having been paid by such beneficial owners to the Supplemental Interest Trust pursuant to the notional principal contract.  Thus, each Certificate (other than a Class P and Residual Interest) shall be treated as representing not only ownership of regular interests in the Master REMIC, but also ownership of an interest in (and obligations with respect to) an interest rate cap contract.  For tax purposes, the interest rate cap contract shall be deemed to have a value in favor of the Certificates entitled to receive Net WAC Rate Carryover Amounts of $10,000 as of the Closing Date.

(l)

 The Securities Administrator shall apply for an Employee Identification Number from the IRS via a Form SS-4 or any other applicable method for all tax entities and will also file a Form 8811.

SECTION 11.02.

Prohibited Transactions and Activities.

None of the Depositor, the Servicer, the Securities Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any REMIC created hereunder (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Securities Administrator upon which each such party may rely (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Securities Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any of any REMIC Regular Interest created hereunder as a REMIC or (b) cause any REMIC Regular Interest created hereunder to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

SECTION 11.03.

Servicer and Securities Administrator Indemnification.

(a)

The Securities Administrator agrees to indemnify, severally and not jointly, the Trust Fund, the Master Servicer, the Depositor, the Trustee and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Trustee or the Servicer, as a result of a breach of its respective covenants set forth in this Article XI.

(b)

The Servicer agrees to indemnify the Trust Fund, the Depositor, the Securities Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, the Securities Administrator or the Trustee, as a result of a breach of the Servicer’s covenants set forth in Article III or this Article XI.

ARTICLE XII

EXCHANGE ACT REPORTING

SECTION 12.01.

Form 10-D Reporting.

Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto.  Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit K hereto, within 5 calendar days after the related Distribution Date of each month that the Trust is subject to the Exchange Act reporting requirements, (i) the parties set forth thereon shall be required to provide to the Securities Administrator and the Depositor, to the extent a Responsible Officer of such party has knowledge, in EDGAR-compatible form, or in such other format as otherwise agreed upon by the Securities Administrator and such party, a notice in the form of Exhibit M hereto (an “Additional Disclosure Notification”) together with, the form and substance of any Additional Form 10-D Disclosure, if applicable to such party and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

After preparing the Form 10-D, but no later than the 12th calendar day after the related Distribution Date, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure) for review.  By the 13th calendar day after the related Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of any receipt of any written changes or approval from the Depositor by the 13th calendar day after the related Distribution Date, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D.  A duly authorized officer of the Master Servicer shall sign the Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 12.04.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator.  Each party to this Agreement acknowledges that the performance by the Securities Administrator and the Master Servicer of its duties under this Section 12.01 related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 12.01.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, timely execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to either question should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

SECTION 12.02.

Form 10-K Reporting.

Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and the Servicing Agreement, (i) the Item 1123 Certification for each Servicer, Servicing Function Participant, the Master Servicer and the Securities Administrator as described under Section 12.05, (ii)(A) the Assessment of Compliance with servicing criteria for each Servicer, the Master Servicer, the Securities Administrator, the Custodian and each Servicing Function Participant, as described under Section 12.06, and (B) if any of the Servicer’s, the Master Servicer’s, the Securities Administrator’s, the Custodian’s or any Servicing Function Participant’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any of the Servicer’s, the Master Servicer’s, the Securities Administrator’s, the Custodian’s or any Servicing Function Participant’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the Accountant’s Attestation for each Servicer, the Master Servicer, the Securities Administrator, the Custodian and each Servicing Function Participant, as described under Section 12.07, and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 12.08 (provided, however, that the Securities Administrator, in its reasonable discretion, may omit from the Form 10-K, any Assessment of Compliance or Accountant’s Attestation that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit K hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties set forth on Exhibit K shall be required to provide to the Securities Administrator and the Depositor, to the extent a Responsible Officer of such party has knowledge,  an Additional Disclosure Notification in the form of Exhibit M hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable to such party, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, but no later than March 23th of each year, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor (provided that such Form 10-K includes any Additional Form 10-K Disclosure) for review.  Within four Business Days before the 10-K Filing Deadline, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of any receipt of any written changes or approval from the Depositor by the close of business on the 4th Business Day prior to the 10-K Filing Deadline, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K.  A senior officer of the Master Servicer shall sign the Form 10-K.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 12.04.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 12.02 related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under Article XII.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it
“(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to either question should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

SECTION 12.03.

Form 8-K Reporting.

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

As set forth on Exhibit K hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit K shall be required to provide to the Securities Administrator and the Depositor, to the extent a Responsible Officer of such party has knowledge, an Additional Disclosure Notification in the form of Exhibit M attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable to such party, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review.  Promptly upon receipt of such copy, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.    In the absence of any receipt of any written changes or approval from the Depositor, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K.   A duly authorized officer of the Master Servicer shall sign each Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 12.04.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator.   The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 12.03 related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 12.03.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 12.04.

Delisting; Amendment; Late Filing of Reports.

On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K , 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement and each Servicer will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any Monthly Report), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment and such parties will cooperate to prepare any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer of the Master Servicer in charge of master servicing, as applicable.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 12.04 related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 12.05.

Annual Statements of Compliance.

The Master Servicer and the Securities Administrator shall deliver or otherwise make available (and the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver or otherwise make available) to the Depositor, the Trustee and the Securities Administrator on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate (an “Item 1123 Certification”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Item 1123 Certification, the Depositor shall review such Item 1123 Certification and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of a Servicing Function Participant, under such other applicable agreement.  The Master Servicer shall include all Item 1123 Certifications received by it from each Servicing Function Participant with its own Item 1123 Certification to be submitted to the Securities Administrator pursuant to this section.

In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide an Item 1123 Certification pursuant to this Section 12.05 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

SECTION 12.06.

Annual Assessments of Compliance.

By March 15 of each year, commencing in March 2007, the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the applicable Relevant Servicing Criteria, (B) a statement that such party used the applicable Relevant Servicing Criteria to assess compliance with the applicable Relevant Servicing Criteria, (C) such party’s assessment of compliance with the applicable Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 12.02, including, if there has been any material instance of noncompliance with the applicable Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the applicable Relevant Servicing Criteria as of and for such period; provided, however, the Custodian and any Servicing Function Participant engaged by it shall only be required to provide an Assessment of Compliance for each calendar year for which a Form 10-K is required to be filed with respect to the Trust Fund.

No later than the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicer  and the Custodian shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person).  When the Master Servicer and the Custodian (or any Servicing Function Participant engaged by them) submit their respective Assessments of Compliance to the Securities Administrator, such parties will also at such time include the Assessments of Compliance (and Accountant’s Attestation) of each Servicing Function Participant engaged by it.

Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator, the Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the Assessments of Compliance, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit J and on any similar exhibit set forth in the Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.  The Master Servicer shall include each such Assessment of Compliance with its own Assessment of Compliance  to be submitted to the Securities Administrator pursuant to this section.

In the event the Master Servicer, the Securities Administrator, the Custodian, the Trustee (to the extent the Trustee has become the “Master Servicer” pursuant to the terms of this Agreement) or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 12.06 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.  The Custodian is not required to be required to provide an Assessment of Compliance pursuant to this Section 12.06 if it is not required by Regulation AB.

SECTION 12.07.

Accountant’s Attestation.

By March 15 of each year, commencing in 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Securities Administrator or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s Assessment of Compliance was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

By March 15 of each calendar year in which a Form 10-K is required to be filed with respect to the Trust Fund, commencing in March 2007, the Custodian shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Custodian), which is a member of the American Institute of Certified Public Accountants, to furnish to the Securities Administrator and the Depositor a report to the effect that such firm that attests to, and reports on, the assessment made by the Custodian pursuant to Section 12.06 above, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

Promptly after receipt of such Accountant’s Attestations from the Master Servicer, the Securities Administrator, the Custodian or any Servicing Function Participant engaged by such parties (i) the Depositor shall review the report and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions.  The Master Servicer shall include each such Accountant’s Attestation with its own Accountant’s Attestation  to be submitted to the Securities Administrator pursuant to this section.

In the event the Master Servicer, the Securities Administrator, the Custodian, the Trustee (to the extent the Trustee has become the “Master Servicer” pursuant to the terms of this Agreement) or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide an Accountant’s Attestation pursuant to this Section 12.07 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.  The Custodian is not required to be required to provide an Assessment of Compliance pursuant to this Section 12.07 if it is not required by Regulation AB.

SECTION 12.08.

Sarbanes-Oxley Certification.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit H, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The Depositor shall serve as the Certifying Person on behalf of the Trust.  In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 12.08 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Servicer, to the extent set forth in the Servicing Agreement to deliver to the Master Servicer a certification similar to the Back-Up Certification within the time frame set forth in, and in such form and substance as may be required pursuant to, the Servicing Agreement.

SECTION 12.09.

Indemnification.

The Master Servicer and the Securities Administrator shall indemnify and hold harmless the Securities Administrator, the Master Servicer and the Depositor and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by the Master Servicer or the Securities Administrator, as applicable, of any if its obligations under this Article XII, (b) any misstatement or omission in any information, data or materials provided by the Master Servicer or the Securities Administrator, as applicable, or (c) the negligence, bad faith or willful misconduct of the Master Servicer or the Securities Administrator, as applicable, in connection with the performance of any if its obligations under this Article XII.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Securities Administrator, the Master Servicer and the Depositor, then each of the Master Servicer and the Securities Administrator agree that it shall contribute to the amount paid or payable by Securities Administrator, the Master Servicer or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by the Securities Administrator, the Master Servicer or the Depositor, as applicable, in such proportion as is appropriate to reflect the relative fault of Securities Administrator, the Master Servicer or the Depositor, as applicable, on the one hand and the Master Servicer or the Securities Administrator, as applicable, on the other.

The Custodian shall indemnify and hold harmless the Master Servicer, the Trustee, the Securities Administrator and the Depositor and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by the Custodian of its obligations under Sections 12.06 to deliver the Assessment of Compliance or (b) any material misstatement or omission in the Assessment of Compliance provided by the Custodian.  Notwithstanding the foregoing, in no event shall the Custodian be liable for any special, indirect or consequential damages incurred by the Master Servicer, the Securities Administrator, the Trustee, the Depositor or any of their directors, officers, employees, agents or affiliates.  If the indemnification provided for in this paragraph is unavailable or insufficient to hold harmless the Depositor, the Trustee, the Securities Administrator or the Master Servicer, then the Custodian agrees that it shall contribute to the amount paid or payable by Depositor, the Trustee, the Securities Administrator or the Master Servicer, as applicable, as a result of any claims, losses, damages or liabilities incurred by Depositor, the Trustee, the Securities Administrator or the Master Servicer, as applicable, in such proportion as is appropriate to reflect the relative fault of Depositor, the Trustee, the Securities Administrator or the Master Servicer, as applicable, on the one hand and the Custodian on the other.

The Depositor shall indemnify and hold harmless the Securities Administrator, the Trustee and the Master Servicer and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by the Depositor of any if its obligations under this Article XII, (b) any misstatement or omission in any information, data or materials provided by the Depositor or (c) the negligence, bad faith or willful misconduct of the Depositor in connection with the performance of any if its obligations under this Article XII.  If the indemnification provided for in this paragraph is unavailable or insufficient to hold harmless the Securities Administrator, the Trustee or the Master Servicer, then the Depositor agrees that it shall contribute to the amount paid or payable by Securities Administrator, the Trustee or the Master Servicer, as applicable, as a result of any claims, losses, damages or liabilities incurred by Securities Administrator, the Trustee or the Master Servicer, as applicable, in such proportion as is appropriate to reflect the relative fault of Securities Administrator, the Trustee or the Master Servicer, as applicable, on the one hand and the Depositor on the other.

The indemnification provided for in this section shall survive the termination of this Agreement or the termination of any party to this Agreement.

SECTION 12.10.

Additional Information.

Each of the parties to this Agreement agrees to provide to the Securities Administrator and the Master Servicer such additional information related to such party as Securities Administrator and the Master Servicer may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

SECTION 12.11.

Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Article XII of this Agreement is to facilitate compliance by the Securities Administrator, the Master Servicer and the Depositor with the provisions of Regulation AB promulgated by the SEC under the 1934 Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply (to the extent practical from a timing and information systems perspective) with requests made by the Securities Administrator, the Master Servicer or the Depositor for delivery of additional or different information as the Securities Administrator, the Master Servicer or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

SECTION 12.12.

Notice under Article XII.

Any notice or notification required to be delivered by the Securities Administrator to the Depositor pursuant to this Article XII may be delivered via facsimile to Christine Kolber via email to kolber_christine@jpmorgan.com or telephonically by calling at (201) 595-5733.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

SECTION 13.01.

Amendment.

This Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the Swap Provider and the NIMS Insurer, if any, as provided in the second following paragraph, and if necessary, without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Servicer have received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interest of any Certificateholder, or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that (i) such action shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an Opinion of Counsel delivered to the Securities Administrator and the Trustee or (ii) the Securities Administrator shall receive a letter from each Rating Agency confirming the then-current ratings of the Offered Certificates.  No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.  In addition, this Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Master Servicer, the Securities Administrator and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

This Agreement may also be amended from time to time by the Depositor, the Seller, the Servicer, the Trustee, the Securities Administrator, the Master Servicer and the Holders of Certificates entitled to at least 66% of the Voting Rights, with the consent of the Swap Provider and the NIMS Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; and subject, in the case of any amendment or modification to Section 4.01(a)(1)(i) hereof, to the consent of JP Morgan Trust, as Custodian; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or (ii) modify the consents required by the immediately preceding clause (i) without the consent of the Holders of all affected Certificates then outstanding.  Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 13.01, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

In addition to the provisions of this Section 13.01 and as long as the Swap Provider remains the Swap Provider under the Swap Agreement or is owed any amounts under this Agreement, the consent of the Swap Provider shall be necessary for the adoption of any proposed amendment of this Agreement that, as determined in the Swap Provider’s sole discretion, materially affects the Swap Provider’s rights under this Agreement, including, but not limited to, the right to receive any Net Swap Payment or Swap Termination Payment due and owing it under this agreement provided that any such consent of the Swap Provider shall not be unreasonably withheld.

Notwithstanding any contrary provision of this Agreement, the Securities Administrator and the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any federal income tax on any REMIC created hereunder pursuant to the REMIC Provisions or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any such amendment the Securities Administrator shall furnish a copy of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

In executing or accepting the additional trusts created by any amendment to this Agreement permitted by this section or the modifications thereby of the trusts created by this Agreement, the Trustee shall receive, and shall be fully protected in relying in good faith upon an Opinion of Counsel, provided by and at the expense of the party requesting such amendment, stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been complied with.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 13.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

Each of the Trustee and the Securities Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Notwithstanding anything to the contrary in this Section 13.01, the Trustee, the Custodian, the Master Servicer, the Securities Administrator and the Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply (to the extent practicable from a timing and information systems perspective and to the extent that the requesting party will pay for any increased costs of the Trustee caused by such request) with Regulation AB and any interpretation thereof by the Commission.

SECTION 13.02.

Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 13.03.

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 13.04.

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 13.05.

Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or facsimile transmission or delivered in any other manner specified herein, to (i) in the case of the Depositor, J.P. Morgan Acceptance Corporation I, 270 Park Avenue, New York, New York 10017, or such other address as may be hereafter furnished to the other parties hereto by the Depositor in writing; (ii) in the case of the Seller, J.P. Morgan Mortgage Acquisition Corp., 270 Park Avenue, New York, New York 10017, or such other address as may be hereafter furnished to the other parties hereto by the Seller in writing; (iii) in the case of the Servicer, J.P. Morgan Chase Bank, National Association, 194 Wood Avenue South, Iselin, New Jersey 08830, or such other address as may be hereafter furnished to the other parties hereto by the Servicer in writing; (iv) in the case of the Trustee, at its Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (v) in the case of the Master Servicer or the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) such other address as the Master Servicer or the Securities Administrator may hereafter furnish to the other parties hereto; and (vi) in the case of the Custodian, J.P. Morgan Trust Company, N.A., 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, or such other address as may be hereafter furnished to the other parties hereto by the Custodian in writing.  Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

SECTION 13.06.

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 13.07.

Notice to Rating Agencies and the Swap Provider.

The Securities Administrator shall use its best efforts promptly to provide notice to the Rating Agencies and the Swap Provider with respect to each of the following of which it has actual knowledge:

(1)

With respect to the Rating Agencies, any amendment to this Agreement;

(2)

The occurrence of a Servicer Event of Default that has not been cured or waived;

(3)

The resignation or termination of the Servicer, the Custodian, the Securities Administrator or the Trustee;

(4)

The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

(5)

The final payment to the Holders of any Class of Certificates;

(6)

Any change in the location of the Collection Account or the Distribution Account;

(7)

The Securities Administrator, were it to succeed as the Servicer, is unable to make advances regarding Delinquent Mortgage Loans; and

(8)

The filing of any claim under the Servicer’s blanket bond and errors and omissions insurance policy required by the Servicing Agreement or the cancellation or material modification of coverage under any such instrument.

In addition, the Securities Administrator shall make available to each Rating Agency and the Swap Provider copies of each report to Certificateholders described in Section 4.02 and the Servicer, as required pursuant to the Servicing Agreement, shall make available to each Rating Agency copies of the following:

(1)

Each Item 1123 Certification as described in Section 12.05; and

(2)

Each annual Accountant’s Attestation as described in Section 12.07.

Any such notice pursuant to this Section 13.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by facsimile transmission or express delivery service to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, to Fitch Ratings, One State Street Plaza, New York, NY 10004, Attention: JPMAC – 2006-CW2, and to Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. at 55 Water Street, 41st Floor, New York, NY 10041, Attention: Structured Finance Surveillance Group, or such other addresses as the Rating Agencies or the Swap Provider may designate in writing to the parties hereto.

SECTION 13.08.

Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 13.09.

Third Party Rights.

The Swap Provider shall be a third-party beneficiary of this Agreement.

SECTION 13.10.

Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence.  Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

SECTION 13.11.

Protection of Assets.

Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

(1)

borrow money or issue debt;

(2)

merge with another entity, reorganize, liquidate or sell assets; or

(3)

engage in any business or activities.

Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition or initiate any other form of insolvency proceeding against the Trust Fund until one year and one day after the Certificates have been paid in full.

SECTION 13.12.

Non-Solicitation

From and after the date of this Agreement, each of the Depositor, the Seller, the Servicer and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party’s behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part; provided however, that the Trustee shall not be held responsible for actions of the Custodian in violation of the foregoing.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Depositor, the Seller, the Servicer or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, radio and television advertisements shall not constitute solicitation under this Section 13.12, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans.  None of the Depositor, the Seller, the Servicer or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

SECTION 13.13.

Accounting Treatment.

The Depositor hereby authorizes and directs the Securities Administrator to adopt, on behalf of the Trust, Statement of Financial Accounting Standard No. 155, Accounting for Certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140 and to reflect those assets meeting the requirements of this standard at fair value for purposes of reporting financial information in accordance with U.S. Generally Accepted Accounting Principles and the Securities Administrator hereby so agrees to take the above actions; provided, however, that such actions shall not increase the obligations of the Securities Administrator under this Agreement.

IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

J.P. MORGAN ACCEPTANCE CORPORATION I,

as Depositor

By:  _/s/ Thomas Roh_________________

Name: Thomas Roh

Title: Vice President

J.P. MORGAN MORTGAGE ACQUISITION CORP.,

as Seller

By:  _/s/ Thomas Roh_________________

Name: Thomas Roh

Title: Vice President

WELLS FARGO BANK, N.A.,

as Securities Administrator

By:  _/s/ Darron C. Woodus____

Name: Darron C. Woodus

Title: Assistant Vice President

WELLS FARGO BANK, N.A.,

as Master Servicer

By:  _/s/ Darron C. Woodus____

Name: Darron C. Woodus

Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:  _/s/ Patricia M. Child_______

Name: Patricia M. Child

Title: Vice President

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

On the 4 day of August 2006, before me, a notary public in and for said State, personally appeared Tom Roh, known to me to be a Vice President of J.P. Morgan Acceptance Corporation I, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  __/s/ Sherry Ann D. Ferary_

Notary Public

[Notarial Seal]

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

On the 4 day of July 2006, before me, a notary public in and for said State, personally appeared Tom Roh, known to me to be a Vice President of J.P. Morgan Mortgage Acquisition Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

   _/s/ Sherry Ann D. Ferary___

Notary Public

[Notarial Seal]

STATE OF MARYLAND

)

) ss.:

COUNTY OF HOWARD

)

On the 8th day of August 2006, before me, a notary public in and for said State, personally appeared Darron C. Woodus, known to me to be an Assistant Vice President of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

   _/s/ Graham M. Oglesby___

Notary Public

[Notarial Seal]

STATE OF ILLINOIS

)

) ss.:

COUNTY OF COOK

)

On the 8th day of August 2006, before me, a notary public in and for said State, personally appeared Patricia M. Child, known to me to be a Vice President of U.S. Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_/s/ Phyllis Cloud_____

       Notary Public

[Notarial Seal]